Filed Pursuant to Rule 424(b)(8)
File No. 333-158200 and 333-158200-03

CALCULATION OF REGISTRATION FEE

			Maximum
Title of Each Class of	Amount to be	Maximum Offering	Aggregate	Amount of
Securities to be Registered	Registered	Price Per Unit	Offering Price	Registration Fee(1)
Equity Units	19,550,000	$50.00	$977,500,000.00	$113,487.75

(1)	Calculated in accordance with Rule 457(r) and 457(o) under the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 25, 2009)

17,000,000 Equity Units

(Initially Consisting of 17,000,000 Corporate Units)
PPL Corporation

This is an offering of Equity Units by PPL Corporation. Each Equity Unit will have a stated amount of $50 and will initially be in the form of Corporate Units, each of which consists of a purchase contract issued by us and, initially, a 1/20, or 5.0%, undivided beneficial ownership interest in $1,000 principal amount of PPL Capital Funding, Inc.’s 4.32% junior subordinated notes due 2019, which we refer to as the notes. The notes will be fully and unconditionally guaranteed by PPL Corporation pursuant to subordinated guarantees of PPL Corporation.

•	The purchase contract will obligate you to purchase from us, no later than May 1, 2014, for a price of $50 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

•	if the applicable market value, which is the average volume weighted average price, or VWAP, of our common stock over the 20-trading day period ending on the third scheduled trading day prior to May 1, 2014, equals or exceeds approximately $30.99, 1.6133 shares of our common stock;

•	if the applicable market value is less than approximately $30.99 but greater than $25.30, a number of shares of our common stock having a value, based on the applicable market value, equal to $50; and

•	if the applicable market value is less than or equal to $25.30, 1.9763 shares of our common stock.

•	The notes will initially bear interest at a rate of 4.32% per year, payable quarterly on February 1, May 1, August 1 and November 1 of each year (except where such date is not a business day, in which case interest will be payable as of the next subsequent business day, without adjustment), commencing on August 1, 2011. The notes will be subordinated to all of PPL Capital Funding Inc.’s existing and future “Senior Indebtedness” (as defined under “Description of the Notes — Subordination”). In addition, the notes will be effectively subordinated to all liabilities of our subsidiaries (other than those of PPL Capital Funding, Inc.). Prior to May 1, 2016, PPL Capital Funding, Inc. will have the right to defer interest payments on the notes one or more times for one or more consecutive interest periods without giving rise to an event of default. The notes will be remarketed in two tranches and will be the subordinated, unsecured obligations of PPL Capital Funding as described in this prospectus supplement. We may elect to remarket the notes as fixed-rate notes and/or as floating-rate notes and to modify certain other terms of the notes in connection with the remarketing. If the remarketing is successful, the interest rate on the notes will be reset and thereafter, if any of the remarketed notes are fixed-rate notes, interest on such notes will be payable semi-annually.

•	We will also pay you quarterly contract adjustment payments at a rate of 4.43% per year of the stated amount of $50 per Equity Unit, or $2.215 per year, subject to our right to defer contract adjustment payments, as described in this prospectus supplement.

•	Other than during a blackout period (as defined herein) or after a successful remarketing, you can create Treasury Units from Corporate Units by substituting Treasury securities for your undivided beneficial ownership interest in the notes comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting your undivided beneficial ownership interest in the notes for the Treasury securities comprising a part of the Treasury Units.

•	Your ownership interest in the notes (or after a successful optional remarketing, the applicable ownership interest in the Treasury portfolio) or the Treasury securities, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

•	If there is a successful optional remarketing of the notes as described in this prospectus supplement, and you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract.

• If there is a successful final remarketing of the notes as described in this prospectus supplement, and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract, unless you have elected to settle with separate cash.

Concurrently with this offering of Equity Units, we are offering, by means of a separate prospectus supplement, 80,000,000 shares of our common stock (or 92,000,000 shares of our common stock if the underwriters of that offering exercise in full their over-allotment option). This offering of Equity Units is not contingent on the offering of common stock and the offering of common stock is not contingent upon this offering of Equity Units. See “Concurrent Common Stock Offering” in this prospectus supplement.

We expect trading of the Corporate Units on the New York Stock Exchange to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “PPL PR W”. Prior to this offering, there has been no public market for the Corporate Units.

Our common stock is listed on the New York Stock Exchange under the symbol “PPL”. The closing price of our common stock on April 11, 2011 was $25.69 per share.

Investing in the Equity Units involves certain risks. See “Risk Factors” beginning on page S-24 of this prospectus supplement, page 3 of the accompanying prospectus and in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2010.

	Per Corporate Unit	Total
Public offering price	$50.00	$850,000,000.00
Underwriting discounts and commissions	$1.50	$25,500,000.00
Proceeds, before expenses, to us	$48.50	$824,500,000.00

We have granted the underwriters an option to purchase from us on a pro rata basis up to 2,550,000 additional Corporate Units within 13 days of the closing date of this offering solely to cover over-allotments, if any.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Corporate Units to purchasers in book-entry form only through The Depository Trust Company on or about April 15, 2011.

Joint Book-Running Managers

Credit Suisse	BofA Merrill Lynch

Citi	J.P. Morgan	UBS Investment Bank

Co-Managers

Barclays Capital	BBVA	BNP PARIBAS	BNY Mellon Capital Markets, LLC
Credit Agricole CIB	Deutsche Bank Securities	Goldman, Sachs & Co.	KeyBanc Capital Markets
Mitsubishi UFJ Securities	Mizuho Securities	Morgan Stanley	PNC Capital Markets LLC
RBC Capital Markets	RBS	Santander	Scotia Capital
SunTrust Robinson Humphrey	US Bancorp	Wells Fargo Securities	The Williams Capital Group, L.P.

The date of this prospectus supplement is April 11, 2011.

We have authorized only the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus and you should not assume we have verified any such information and we take no responsibility for it to be delivered to you. Neither we nor the underwriters have authorized anyone to provide you with different or additional information and you should not assume we have verified any such information and we take no responsibility for it. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date after the date of this prospectus supplement.

As used in this prospectus supplement, the terms “we,” “our,” “us,” “the Company” and “PPL” refer to PPL Corporation and the term “PPL Capital Funding” refers to PPL Capital Funding, Inc.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that PPL Corporation and PPL Capital Funding have filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we are offering to sell the Equity Units, using this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus and the information incorporated by reference therein describe our business and give more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. You should read this prospectus supplement together with the accompanying prospectus before making a decision to invest in the Equity Units. If the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

Certain affiliates of PPL Corporation, specifically PPL Capital Funding Inc., PPL Energy Supply, LLC and PPL Electric Utilities Corporation, have also registered their securities on the “shelf” registration statement referred to above. However, the notes are solely obligations of PPL Capital Funding, Inc. and, to the extent of the guarantees, PPL Corporation, and not of any of PPL Corporation’s other subsidiaries. Similarly, the purchase contracts are obligations solely of PPL Corporation, and not any of its subsidiaries. None of PPL Energy Supply, LLC or PPL Electric Utilities Corporation or any of PPL Corporation’s other subsidiaries will guarantee or provide any credit support for the notes or the purchase contracts.

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WHERE YOU CAN FIND MORE INFORMATION

Available Information

PPL Corporation files reports and other information with the SEC. You may obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

PPL Corporation maintains an Internet Web site at www.pplweb.com. On the Investor Center page of that Web site, PPL Corporation provides access to its SEC filings free of charge, as soon as reasonably practicable after filing with the SEC. The information on PPL Corporation’s Web site is not incorporated in this prospectus supplement by reference, and you should not consider it a part of this prospectus supplement. PPL Corporation’s filings are also available at the SEC’s Web site (www.sec.gov).

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

PPL Corporation Common Stock is listed on the New York Stock Exchange (“NYSE”) (symbol: PPL), and reports, proxy statements and other information concerning PPL Corporation can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. In addition, proxy statements, reports and other information concerning PPL Corporation can be inspected at its offices at Two North Ninth Street, Allentown, Pennsylvania 18101-1179.

Incorporation by Reference

PPL Corporation will “incorporate by reference” information into this prospectus supplement by disclosing important information to you by referring you to another document that it files separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede that information. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about PPL Corporation.

SEC Filings	Period/Date

Annual Report on Form 10-K (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2011)
Year ended December 31, 2010 filed with the SEC on February 28, 2011
Current Reports on Form 8-K	Filed with the SEC on June 21, 2010; November 5, 2010 (Form 8-K/A); January 6, 2011; January 14, 2011 (Form 8-K/A); January 31, 2011; February 28, 2011; March 2, 2011 (second filing, SEC film no. 11657315), March 10, 2011; March 29, 2011; April 1, 2011; April 8, 2011 and April 11, 2011.

Additional documents that PPL Corporation files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus supplement and the termination of this offering of Equity Units are also incorporated herein by reference. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we have furnished or may from time to time furnish with the SEC is or will be incorporated by reference into, or otherwise included in, this prospectus supplement.

S-iii

PPL Corporation will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, a copy of any and all of its filings with the SEC. You may request a copy of these filings by writing or telephoning PPL Corporation at:

Two North Ninth Street
Allentown, Pennsylvania 18101-1179
Attention: Investor Services Department
Telephone: 1-800-345-3085

We have not included or incorporated by reference any separate financial statements of PPL Capital Funding herein. We do not consider those financial statements to be material to holders of the notes because (1) PPL Capital Funding is a wholly-owned subsidiary that was formed for the primary purpose of providing financing for PPL Corporation and its subsidiaries, (2) PPL Capital Funding does not currently engage in any independent operations and (3) PPL Capital Funding does not currently plan to engage, in the future, in more than minimal independent operations. See “PPL Capital Funding” in the accompanying prospectus. PPL Capital Funding has received a “no action” letter from the Staff of the SEC stating that the Staff would not raise any objection if PPL Capital Funding does not file periodic reports under Section 13 and 15(d) of the Exchange Act. Accordingly, we do not expect PPL Capital Funding to file those reports.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

In this prospectus supplement: (i) £, sterling, or pound sterling refer to the lawful currency of the United Kingdom and (ii) $ or U.S. dollar refer to the lawful currency of the United States. In this prospectus supplement certain pound sterling amounts have been converted into U.S. dollar amounts at a rate of $1.6030 per £1, which was the rate as of 4 p.m. Greenwich Mean Time on March 31, 2011. Our inclusion of the exchange rate is not meant to suggest that the pound sterling amounts actually represent such U.S. dollar amounts or that such amounts could have been converted into U.S. dollars at any particular rate, if at all.

S-iv

FORWARD-LOOKING INFORMATION

Statements contained in or incorporated by reference into this prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical fact are “forward-looking statements” within the meaning of the federal securities laws. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, and actual results may differ materially from the results discussed in forward-looking statements. In addition to the specific factors discussed in “Risk Factors” set forth below and in the accompanying prospectus, in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, the following are among the important factors that could cause actual results to differ materially from the forward-looking statements.

•	fuel supply cost and availability;

•	continuing ability to recover fuel and natural gas supply costs in a timely manner at Louisville Gas and Electric Company and Kentucky Utilities Company;

•	weather conditions affecting generation, customer energy use and operating costs;

•	operation, availability and operating costs of existing generation facilities;

•	transmission and distribution system conditions and operating costs;

•	potential expansion of alternative sources of electricity generation;

•	potential laws or regulations to reduce emissions of “greenhouse” gases or the physical effects of climate change;

•	collective labor bargaining negotiations;

•	the outcome of litigation against PPL and its subsidiaries;

•	potential effects of threatened or actual terrorism, war or other hostilities, or natural disasters;

•	the commitments and liabilities of PPL and its subsidiaries;

•	market demand and prices for energy, capacity, emission allowances and delivered fuel;

•	competition in retail and wholesale power markets;

•	liquidity of wholesale power markets;

•	defaults by counterparties under energy, fuel or other power product contracts;

•	market prices of commodity inputs for ongoing capital expenditures;

•	capital market conditions, including the availability of capital or credit, changes in interest rates, and decisions regarding capital structure;

•	stock price performance of PPL;

•	the fair value of debt and equity securities and the impact on defined benefit costs and resultant cash funding requirements for defined benefit plans;

•	interest rates and their effect on pension, retiree medical and nuclear decommissioning liabilities;

•	volatility in or the impact of other changes in financial or commodity markets and economic conditions;

•	the profitability and liquidity, including access to capital markets and credit facilities, of PPL and its subsidiaries;

•	new accounting requirements or new interpretations or applications of existing requirements;

•	changes in securities and credit ratings;

S-v

•	foreign currency exchange rates;

•	current and future environmental conditions, laws, regulations and other requirements and the related costs or liabilities, including environmental capital expenditures, emission allowance costs and other expenses;

•	political, regulatory or economic conditions in states, regions or countries where PPL or its subsidiaries conduct business;

•	receipt of necessary governmental permits, approvals and rate relief;

•	new state, federal or foreign legislation, including new tax, environmental, healthcare or pension-related legislation;

•	state, federal and foreign regulatory developments;

•	the outcome of any rate cases by PPL Electric Utilities Corporation at the Pennsylvania Public Utility Commission, by Louisville Gas and Electric Company or Kentucky Utilities Company at the Kentucky Public Service Commission, Virginia State Corporation Commission or the Tennessee Regulatory Authority, or by Western Power Distribution (South West) plc, Western Power Distribution (South Wales) plc, Western Power Distribution (East Midlands) plc and Western Power Distribution (West Midlands) plc at the Office of Gas and Electricity Markets in the United Kingdom;

•	the impact of any state, federal or foreign investigations applicable to PPL and its subsidiaries and the energy industry;

•	the effect of any business or industry restructuring;

•	development of new projects, markets and technologies;

•	performance of new ventures; and

•	business or asset acquisitions and dispositions, including PPL’s acquisition of Central Networks East plc and Central Networks Limited and its subsidiary, Central Networks West plc, from E.ON AG and our ability to successfully operate such acquired businesses and realize expected synergies and benefits.

Any such forward-looking statements should be considered in light of such important factors and in conjunction with other documents of PPL on file with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for PPL to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and PPL undertakes no obligation to update the information contained in such statement to reflect subsequent developments or information.

S-vi

SUMMARY

The following summary contains information about the offering of the Equity Units. It does not contain all of the information that may be important to you in making a decision to purchase the Equity Units. For a more complete understanding of PPL Capital Funding, PPL Corporation and the offering of the Equity Units and the related guarantees, we urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the “Risk Factors” sections and our financial statements and the notes to those financial statements.

PPL Corporation

PPL Corporation, headquartered in Allentown, PA, is an energy and utility holding company that was incorporated in 1994. Through its subsidiaries, PPL owns or controls nearly 19,000 megawatts (“MW”) of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity and natural gas to approximately 10 million customers in the United States and the United Kingdom.

PPL Capital Funding

PPL Capital Funding is a Delaware corporation and a wholly-owned subsidiary of PPL Corporation. PPL Capital Funding’s primary business is to provide PPL Corporation with financing for its operations.

Acquisition of Central Networks

On April 1, 2011, we, through our indirect wholly owned subsidiary, acquired from E.ON AG, a German corporation, all of the issued and outstanding ordinary share capital of Central Networks East plc and Central Networks Limited, together with certain other assets transferred by or on behalf of E.ON AG, collectively representing the electricity distribution businesses of Central Networks East plc and Central Networks West plc (collectively, “Central Networks”), located in the Midlands region of England (the “Acquisition”). The approximately £4.1 billion ($6.6 billion) purchase price was paid at closing by the assumption of approximately £500 million of indebtedness and the payment in cash of approximately £3.6 billion, comprised of approximately £2.6 billion representing the equity purchase price, and approximately £1.0 billion representing repayment of certain intercompany indebtedness owed by Central Networks to E.ON AG and its affiliates. Upon the completion of the Acquisition, the name of Central Networks East was changed to Western Power Distribution (East Midlands) plc (“East Midlands”) and the name of Central Networks West was changed to Western Power Distribution (West Midlands) plc (“West Midlands” and together with East Midlands, “WPD Midlands”).

WPD Midlands is the second largest provider of regulated electricity distribution services in the United Kingdom, serving approximately 5.1 million customers and operating approximately 84,000 miles of lines in an area comprising central England, including the cities of Birmingham and Nottingham. We also provide regulated distribution services to 2.6 million customers in England and Wales through Western Power Distribution (South West) plc (“WPD South West”) and Western Power Distribution (South Wales) plc (“WPD South Wales” and together with WPD South West, “WPD”). WPD operates about 52,000 miles of lines in South West England and South Wales, including the cities of Bristol and Cardiff. The WPD and WPD Midlands service territories are contiguous and, upon completion of the Acquisition, PPL became the owner and operator of the largest network of electricity delivery companies in the United Kingdom in terms of regulated asset value, at a combined value of approximately £4.9 billion ($7.8 billion).

Concurrently with the Acquisition, we borrowed £3.6 billion under a 364-day unsecured bridge facility (the “Bridge Facility”) to fund the Acquisition and pay certain fees and expenses incurred in connection with the Acquisition. We expect that borrowings under the Bridge Facility will be repaid with the proceeds of certain alternative forms of financing, including proceeds from this offering, the concurrent common stock offering described below and subsequent issuances of debt by one or more of the WPD Midlands companies and their affiliates.

Acquisition Rationale

We believe the Acquisition will provide us with significant benefits:

Acquiring an attractive business

We believe the regulatory framework under which U.K. electricity network utilities operate is attractive. Under the U.K. regulatory framework, revenues are based on a regulator-approved five-year forward looking operating and capital plan. In our view, the U.K. regulatory framework (which permits higher revenue for greater efficiency) compares favorably in certain respects to the ratemaking framework that is common for U.S. electricity distribution utilities, which requires periodic rate cases that are based on the recovery of historical costs. Additionally, under the U.K. regulatory framework, returns are not subject to volumetric risk or inflation risk, as revenues are adjusted annually for both changes in load and inflation. The U.K. regulator also provides additional incentives for operational efficiency and high quality service, which we believe have the potential to be significant.

Leveraging PPL’s existing U.K. management team and providing potential for increased returns

WPD’s best-in-class management team has consistently performed at a high level relative to its peers, both in capital cost efficiency and customer service. Under the U.K. regulatory framework, outperformance in each of these categories has the potential to earn incentive rewards. WPD has an established track record of outperformance and, as a result, earning significant bonus revenue. During the 2005–2009 rate cycle, WPD earned more bonus revenue, as a percentage of price controlled revenue, than any other network operator in the United Kingdom. The lower historical performance of WPD Midlands as compared to WPD creates a significant opportunity for our management team to improve the performance of WPD Midlands and potentially earn additional bonus revenue. As evidenced by WPD’s integration of WPD South Wales, which was acquired in 2000, the WPD management team has demonstrated its ability to rapidly and successfully integrate a significant U.K. electric distribution network. The WPD and WPD Midlands service territories are contiguous, providing the opportunity for significant synergies from the combined operations. We expect to realize immediate synergy benefits resulting from the combined operations in the form of operating and capital expenditure savings, which we aim to grow to approximately $100 million per year by 2013 and be approximately evenly split between operating and capital expenditures. As permitted under the U.K. regulatory framework, we believe we can retain substantially all of these synergies through the current price control review period ending in March 2015 and approximately 47% in the next review period, which is expected to end in March 2023. Pro forma for the Acquisition, PPL will have the largest electric delivery business in the United Kingdom with an expected regulated asset value of approximately £4.9 billion as of March 31, 2011.

Accretive to earnings

We expect the Acquisition to be accretive to earnings in part due to the expected retention of synergies described above. In addition, the WPD management team has an opportunity to earn incentive rewards during the U.K. regulator’s fifth distribution price control review.

Achieves a more regulated business mix in attractive regulatory environments

The Acquisition further increases our regulated business mix by adding a regulatory asset base in an attractive regulatory environment. Pro forma for the Acquisition, we expect that approximately two-thirds of our consolidated regulated capital expenditures will be subject to minimal or no regulatory review periods, which we believe will help enable us to earn attractive returns at our regulated businesses.

With the addition of WPD Midlands, we expect to nearly triple our regulatory asset base in the United Kingdom, growing from $2.8 billion in 2010 to $8.1 billion in 2011, creating a more diversified enterprise while providing additional opportunities for regulated business growth and an opportunity to leverage WPD’s management capabilities.

Combined Business

The Acquisition creates a diversified utility holding company with pro forma 2010 revenues of over $11.8 billion. PPL now serves approximately 10 million electricity customers across its service areas in the United States and the United Kingdom, and owns a competitive generation business with a total capacity of over 11,000 MW. We believe we will benefit from a more highly regulated business mix with significant scale, positioned in attractive regulated and competitive markets, with visible growth opportunities while preserving the value of our well-positioned competitive generation fleet. Our principal subsidiaries (giving effect to the Acquisition) are shown below:

Regulated Operations

PPL Electric Utilities

PPL Electric Utilities Corporation, or PPL Electric, serves approximately 1.4 million customers in Pennsylvania and enjoys attractive rate base investment opportunities to support its infrastructure and maintain reliability. PPL Electric’s rate base is expected to grow by approximately $1.7 billion between 2011 and 2015, with an estimated compound annual growth rate of approximately 7% in its distribution rate base and approximately 22% in its transmission rate base. PPL Electric’s transmission development projects include the construction of the 150-mile, 500 kV Susquehanna-Roseland transmission line that is part of Pennsylvania-New Jersey-Maryland’s (“PJM”) Regional Transmission Expansion Program. PPL Electric’s portion of the line is expected to cost $500 million. The FERC tariff for this project includes an approved 12.93% return on equity (“ROE”).

LG&E and KU

Louisville Gas and Electric Company (“LG&E”) and Kentucky Utilities Company (“KU”) are vertically integrated utility companies. LG&E delivers electricity and gas to approximately 715,000 customers in Kentucky and KU delivers electricity to approximately 544,000 customers in Kentucky and Virginia. We believe the companies operate in a constructive and fair regulatory environment that is generally viewed as balancing the interests of consumers and investors, generally providing timely recovery of approved environmental investments, as well as timely recovery for fuel costs and gas supply. These regulatory mechanisms, together with periodic rate case filings, provide the utilities the opportunity to earn their allowed ROEs. LG&E and KU also have strong customer service records as demonstrated by their first place J.D. Power regional awards for customer service in seven of the last ten years. The utilities have among the lowest operating costs in the United States and overall rates that are among the lowest rates in the nation, with 2010 electric retail rates 31% below the Midwest average and 31% below the overall U.S. average, according to the Edison Electric Institute. LG&E and KU’s rate base is expected to grow by approximately $3.3 billion between 2011 and 2015, with an estimated compound annual growth rate of approximately 10.5%.

PPL Global, LLC

PPL Global, LLC, an indirect wholly owned subsidiary of PPL, engages in the operation of international electricity distribution businesses in the United Kingdom principally through its four operating subsidiaries, WPD South West, WPD South Wales, East Midlands and West Midlands (each a “Distribution Network Operator,” or “DNO”).

Each DNO is licensed by the U.K. government to provide electricity distribution services within its concession areas and service territories, subject to certain conditions and obligations. For instance, each DNO is subject to governmental regulation of the prices it can charge and the quality of service it must provide, and each DNO can be fined or have its licenses revoked if it does not meet the mandated standard of service.

Each DNO operates under distribution licenses and price controls regulated by the U.K. regulator, the Office of Gas and Electricity Markets (“Ofgem”). The price control formula that governs each DNO’s allowed revenue is normally determined every five years. Ofgem completed its most recent distribution price control review in December 2009 for the five-year period from April 1, 2010 through March 31, 2015.

WPD

WPD South West and WPD South Wales are each indirect subsidiaries of PPL Global, LCC, and together deliver electricity to approximately 2.6 million end users in the United Kingdom. Each of WPD South West and WPD South Wales is regulated by Ofgem. WPD’s regulatory asset base is expected to increase from $2.8 billion to $3.5 billion between 2011 and 2015. WPD is allowed an average annual increase in total revenues, before inflationary adjustments, of 6.9% for the five year period from April 1, 2010 through March 31, 2015 based on the outcome of the most recent five-year review of WPD’s cost structure by Ofgem. The utility has earned the U.K. government’s Customer Service Excellence Standard for 19 consecutive years.

East Midlands

East Midlands (formerly known as Central Networks East), an indirect wholly owned subsidiary of PPL Global, LLC, is the regulated distributor of electricity in the East Midlands area of England. East Midlands was incorporated as a public limited company on April 1, 1989. East Midlands’ principal activity is the distribution of electricity to industrial, commercial and domestic customers within its regulated area. East Midlands is regulated by Ofgem.

East Midlands’ distribution license authorizes it to distribute electricity in Great Britain with additional obligations in the East Midlands over an area covering approximately 6,293 square miles, extending from the Lincolnshire coast to the outskirts of Coventry, and from Milton Keynes in the south to the Derbyshire Peak District in the north. As a result, it serves a diverse customer base including rural communities and the large metropolitan areas on the M1 motorway corridor such as Nottingham, Derby, Northampton and Rugby. East Midlands’ network, which consists of approximately 30,634 miles of underground cables and 13,857 miles of overhead lines (as of March 31, 2010), distributed 28,300 gigawatt hours of electricity in the year ended March 31, 2010 to approximately 2.6 million end customers.

West Midlands

West Midlands (formerly known as Central Networks West), an indirect wholly owned subsidiary of PPL Global, LLC, is the regulated distributor of electricity in the West Midlands area of England. West Midlands was incorporated as a public limited company on July 20, 1998. West Midlands’ principal activity is the distribution of electricity to industrial, commercial and domestic customers. West Midlands is regulated by Ofgem.

West Midlands’ distribution license authorizes it to distribute electricity in Great Britain with additional obligations in the West Midlands over an area covering approximately 5,174 square miles, extending from the outskirts of Bristol in the South to Staffordshire in the North and from approximately the M6 motorway to the Welsh boundary. As a result, it serves a diverse customer base including rural communities and England’s second largest city, Birmingham. West Midlands’ network, which consists of approximately 24,296 miles of underground cables and 15,037 miles of overhead lines (as of March 31, 2010), distributed 24,700 gigawatt hours of electricity in the year ended March 31, 2010 to approximately 2.5 million end customers.

Competitive Electricity Generation Operations

PPL Energy Supply

PPL Energy Supply owns a highly attractive baseload-oriented competitive generation portfolio, with competitively positioned gas, nuclear, hydro and efficient coal assets. Our coal and nuclear fleet accounted for a total of 55% of 2010 installed capacity and 79% of 2010 generation, and we expect our coal and nuclear fleet to account for a greater proportion of our competitive generation portfolio following the March 2011 sale of 969 MW of non-core hydro and gas assets. Our nuclear and hydro uprate / expansion projects are expected to add an additional 214 MW by 2013. Approximately 40% of our current generation output emits low or no carbon dioxide and, as a result, PPL Energy Supply could be a potential net beneficiary of certain potential carbon emission regulation. The underlying value of PPL Energy Supply is strongly and positively correlated to a recovery in natural gas prices because gas-fired generation generally establishes the marginal clearing price for electricity in the PJM Regional Transmission Interconnection Area where PPL Energy Supply has significant generation capacity. PPL Energy Supply’s disciplined multi-year hedging program is designed to mitigate against further weakness in energy prices in the near term. As of December 31, 2010, expected baseload volumes are hedged 99% for 2011, 68% for 2012 and 15% for 2013.

Concurrent Common Stock Offering

Concurrently with this offering of Equity Units, we are offering, by means of a separate prospectus supplement, 80,000,000 shares of our common stock (or 92,000,000 shares of our common stock if the underwriters of that offering exercise in full their over-allotment option). This offering of Equity Units is not contingent on the offering of common stock and the offering of common stock is not contingent upon this offering of Equity Units. See “Concurrent Common Stock Offering”.

THE OFFERING

What are Equity Units?

Equity Units may be either Corporate Units or Treasury Units, as described below. The Equity Units will initially consist of 17,000,000 Corporate Units (or 19,550,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50. You can create Treasury Units from Corporate Units in the manner described below under “How can I create Treasury Units from Corporate Units?”

What are the components of a Corporate Unit?

Each Corporate Unit initially consists of a purchase contract and a 1/20, or 5.0%, undivided beneficial ownership interest in $1,000 principal amount of PPL Capital Funding’s 4.32% junior subordinated notes due 2019. The undivided beneficial ownership interest in the notes corresponds to $50 principal amount of PPL Capital Funding’s notes. The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, except in certain limited circumstances. Your undivided beneficial ownership interest in the notes comprising part of each Corporate Unit is owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract. Upon a successful optional remarketing (as defined under “What is an optional remarketing?”), the notes comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under “What is the Treasury Portfolio?” and the applicable ownership interest in the Treasury portfolio will then be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

Each purchase contract that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on May 1, 2014 (which we refer to as the “purchase contract settlement date”), for $50 in cash, a number of shares of our common stock equal to the “settlement rate.” The settlement rate will be calculated, subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts — Anti-dilution Adjustments” and “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” as follows:

•	if the applicable market value (as defined below) of our common stock is equal to or greater than the “threshold appreciation price” of approximately $30.99, the settlement rate will be 1.6133 shares of our common stock (we refer to such settlement rate as the “minimum settlement rate”);

•	if the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $25.30, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•	if the applicable market value of our common stock is less than or equal to the reference price of $25.30, the settlement rate will be 1.9763 shares of our common stock (we refer to such settlement rate as the “maximum settlement rate”).

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to this fraction multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date.

“Applicable market value” means the average VWAP of our common stock on each of the 20 consecutive trading days ending on the third scheduled trading day immediately preceding the purchase contract settlement date. The terms “trading day” and “VWAP” and “closing price” of our common stock are defined under “Description of the Purchase Contracts — Purchase of Common Stock.” The reference price is the public offering price of our common stock in the concurrent common stock offering. The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is approximately $30.99 and represents appreciation of approximately 22.5% over the reference price.

You may satisfy your obligation to purchase our common stock pursuant to the purchase contracts as described under “How can I satisfy my obligation under the purchase contracts?” below.

Can I settle the purchase contract early?

You can settle a purchase contract at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than, in the case of the Corporate Units, (i) from 5:00 p.m., New York City time, on the second business day immediately following the date on which we give our notice of an optional remarketing until the settlement date of such remarketing or the date we announce that such remarketing was unsuccessful and (ii) after 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period (as defined under “What is a final remarketing?”) (we refer to each such period as a “blackout period”), by paying $50 in cash, in which case 1.6133 shares of our common stock will be issued to you pursuant to the purchase contract (subject to adjustment as described below under “Description of the Purchase Contracts — Anti-Dilution Adjustments” and “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”). You may only elect early settlement in integral multiples of 20 Corporate Units and 20 Treasury Units; provided that if the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 50,000 Corporate Units. See “Description of the Purchase Contracts — Early Settlement.”

Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required by U.S. federal securities laws, we will use our commercially reasonable efforts to have a registration statement in effect and to provide a prospectus covering those shares of common stock or other securities to be delivered in respect of the purchase contracts being settled, subject to certain exceptions.

What is a Treasury Unit?

A Treasury Unit is a unit created from a Corporate Unit and consists of a purchase contract and a 1/20, or 5.0%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount at maturity of $1,000 that matures on or prior to April 30, 2014 (CUSIP No. 912820TM9), which we refer to as a “Treasury security.” The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

Each holder of Corporate Units will have the right, at any time other than during a blackout period or after a successful remarketing, to substitute for the related undivided beneficial ownership interest in notes held by the collateral agent, Treasury securities with a total principal amount at maturity equal to the aggregate principal amount of the notes underlying the undivided beneficial ownership interests in notes for which substitution is being made. Because Treasury securities and the notes are issued in minimum denominations of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 20 Corporate Units. Each of these substitutions will create Treasury Units, and the notes underlying the undivided beneficial ownership interest in notes will be released to the holder and such notes will be separately tradable from the Treasury Units. After a successful remarketing, holders of Corporate Units may not create Treasury Units.

How can I recreate Corporate Units from Treasury Units?

Each holder of Treasury Units will have the right, at any time other than during a blackout period or after a successful remarketing, to substitute for the related Treasury securities held by the collateral agent, notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made. Because Treasury securities and the notes are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be separately tradable from the Corporate Units. If the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing, holders of Treasury Units may not recreate Corporate Units by substituting the applicable ownership interests in the Treasury portfolio for Treasury securities.

What payments am I entitled to as a holder of Corporate Units?

Subject to any deferral as described in “Do we or does PPL Capital Funding have the option to defer current payments?” below, holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of their pro rata share of interest payments on the notes, equivalent to the rate of 4.32% per year, on the undivided beneficial ownership interest in notes (or distributions on the applicable ownership interests in the Treasury portfolio if the notes have been replaced by the Treasury portfolio) and quarterly contract adjustment payments payable by us at the rate of 4.43% per year on the stated amount of $50 per Corporate Unit until the earliest of the purchase contract settlement date, the early settlement date (in the case of early settlement upon a fundamental change) and the most recent quarterly payment date on or before any early settlement of the related purchase contracts (in the case of early settlement other than upon a fundamental change). Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Senior Indebtedness (as defined under “Description of the Notes — Subordination”).

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

Subject to any deferral as described in “Do we or does PPL Capital Funding have the option to defer current payments?” below, holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of 4.43% per year on the stated amount of $50 per Treasury Unit. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units, but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the notes that were released to them when they created the Treasury Units as long as they continue to hold such notes, subject to PPL Capital Funding’s right to defer such payments.

Do we or does PPL Capital Funding have the option to defer current payments?

We have the right to defer the payment of contract adjustment payments until the purchase contract settlement date; provided that in the event of an early settlement upon a fundamental change or an early settlement other than upon a fundamental change, each as described in this prospectus supplement, we will pay deferred contract adjustment payments to, but excluding, the early settlement date or to, but excluding, the quarterly payment date immediately preceding the early settlement of the purchase contracts, respectively. Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 8.75% per year until paid, compounded quarterly, to, but excluding, the payment date. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date.

If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock, subject to the exceptions set forth under “Description of the Purchase Contracts — Contract Adjustment Payments.”

In addition, PPL Capital Funding may elect at one or more times to defer payment of interest on the notes for one or more consecutive interest periods; provided that each deferred interest payment may only be deferred until the earlier of (x) the third anniversary of the interest payment date on which the interest payment was originally scheduled to be paid and (y) May 1, 2016. We or PPL Capital Funding may pay any such deferred interest on any scheduled interest payment date occurring on or prior to May 1, 2016. Deferred interest on the notes will bear interest at the interest rate applicable to the notes, compounded on each interest payment date, subject to applicable law. In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the notes (whether or not such notes were remarketed in such remarketing) on the purchase contract settlement date in cash.

PPL Capital Funding will not be permitted to defer the interest payable on the purchase contract settlement date with respect to any notes that are successfully remarketed during the final remarketing period.

In the event that PPL Capital Funding exercises the option to defer the payment of interest, then until the deferred interest payments (including compounded interest thereon) have been paid, among other things, we generally will not (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock or (ii) make a payment on any of our indebtedness or on a guarantee that in each case ranks pari passu with, or junior to, the guarantees, subject to certain exceptions. See “Description of the Notes — Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances.”

For the avoidance of doubt, in all cases, including in the event of a failed remarketing, we will have no right to defer the payment of interest on the notes beyond May 1, 2016. In connection with a successful remarketing, PPL Capital Funding will remove the interest deferral provisions of the notes.

What are the payment dates for the Corporate Units and Treasury Units?

Subject to any deferral as described in “Do we or does PPL Capital Funding have the option to defer current payments?” above, the payments described above in respect of the Equity Units will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except where such date is not a business day, in which case interest and contract adjustment payments will be payable on the next subsequent business day, without adjustment), commencing August 1, 2011. We will make these payments to the person in whose name the Equity Unit is registered at the close of business on the fifteenth day of the month preceding the month in which the payment date falls.

What is a remarketing?

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing,” whereby the notes that are a part of Corporate Units and any separate notes whose holders have decided to participate in the remarketing will be remarketed in two tranches, as described below under “What is an optional remarketing?” or, if no optional remarketing has occurred or is successful, in a final remarketing as described below under “What is a final remarketing?”

The notes to be remarketed will be divided into two tranches, such that neither tranche will have an aggregate principal amount of less than the lesser of $250 million and 50% of the aggregate principal amount of the notes to be remarketed. One tranche will mature on or about the third anniversary of the settlement date of the remarketing and the other will mature on or about the fifth anniversary of such settlement date. The interest deferral provisions of the notes will not apply to the notes remarketed in an optional remarketing or a final remarketing. The remarketed notes will be the subordinated, unsecured obligations of PPL Capital Funding and will continue to be fully and unconditionally guaranteed by PPL Corporation on a subordinated basis. We will allocate the notes whose holders elect not to participate in any remarketing, without any requirement for the consent of such holders, into these two tranches, such that neither tranche immediately after the settlement date of the remarketing will have an aggregate principal amount of less than the lesser of $250 million and 50% of the aggregate principal amount of the notes then outstanding.

In order to remarket each tranche of notes, the remarketing agent may reset the interest rate on the notes of such tranche (either upward or downward) in order to produce the required price in the remarketing. In connection with any successful remarketing, PPL Capital Funding, in consultation with the remarketing agent and without the consent of any holders of notes, may, with respect to each tranche, elect to:

•	extend the earliest redemption date on which PPL Capital Funding may call the notes of such tranche for redemption from May 1, 2016 to a later date or to eliminate the redemption provisions of the notes of such tranche altogether; and /or

•	calculate interest on the notes of such tranche on a fixed or floating rate basis.

During the applicable blackout period:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We have agreed to enter into a remarketing agreement with one or more nationally recognized investment banking firms (as the remarketing agent(s)) and the purchase contract agent no later than 30 days prior to the first day of the optional remarketing period. We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

What is an optional remarketing?

We may elect, at our option, to remarket the notes in two tranches over a period of one or more dates selected by us that fall during the period from and including January 30, 2014 (the second business day immediately preceding the interest payment date prior to the purchase contract settlement date) and ending on April 15, 2014 (the third business day prior to the first day of the final remarketing period), whereby the aggregate principal amount of the notes that are a part of Corporate Units and any separate notes whose holders have decided to participate in the optional remarketing will be remarketed. We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date we price the notes offered in an optional remarketing as the “optional remarketing date.” If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable efforts to obtain a price for each tranche of notes to be remarketed that results in proceeds of at least 100% of the relevant fraction (as defined below) of the aggregate of the purchase price for the Treasury portfolio described below under “What is the Treasury portfolio?” and the separate notes purchase price described under “Description of the Notes — Remarketing of Notes That Are Not Included in Corporate Units.” The “relevant fraction” for a tranche of notes is a fraction the numerator of which is the aggregate principal amount of the notes in such tranche that are being remarketed and the denominator of which is the aggregate principal amount of the notes to be remarketed. If we elect to remarket the notes in the optional remarketing period, the optional remarketing date will be the same for both tranches and the settlements of both tranches will be conditioned on each other. We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes of our election to conduct an optional remarketing no later than 15 days prior to the date we begin the optional remarketing. On the business day following the optional remarketing date, we will notify holders of separate notes who decided not to participate in the optional remarketing how we will allocate their notes between the two tranches.

Notwithstanding anything to the contrary, we may only elect to conduct an optional remarketing if PPL Capital Funding is not then deferring interest on the notes.

Following a successful optional remarketing of the notes, the remarketing agent will purchase the Treasury portfolio at the Treasury portfolio purchase price (as defined herein), and deduct such price from the proceeds of the optional remarketing. Any remaining proceeds will be remitted by the remarketing agent to the purchase contract agent for the benefit of the holders whose notes were remarketed.

The Corporate Unit holder’s applicable ownership interest in the Treasury portfolio will be substituted for the holder’s applicable ownership interest in the notes as a component of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holder’s obligation under the related purchase contract. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to $50 will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been attributable to the applicable ownership interests in notes on the purchase contract settlement date will be paid to the Corporate Unit holders.

If we elect to conduct an optional remarketing and such remarketing is successful:

•	settlement of the remarketed notes will occur on the third business day following the optional remarketing date (we refer to such third business day as the “optional remarketing settlement date”);

•	the interest rate on each tranche of remarketed notes will be reset on the optional remarketing settlement date, if applicable;

•	your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio, as described above; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing during the optional remarketing period, or no optional remarketing succeeds for any reason, the notes will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its reasonable efforts to remarket the notes during the final remarketing period, as described below.

What is a final remarketing?

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing, we will remarket the notes, in two tranches, during the 7 business day period ending on April 28, 2014 (the third business day immediately preceding the purchase contract settlement date), whereby the aggregate principal amount of the notes that are a part of Corporate Units and any separate notes whose holders have decided to participate in the remarketing will be remarketed. We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date we price the notes offered in the final marketing as the “final remarketing date.” The remarketing agent will use its reasonable efforts to obtain a price for each tranche of notes to be remarketed that results in proceeds of at least 100% of the aggregate principal amount of such tranche of notes. We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes of the final remarketing no later than the third business day prior to the first day of the final remarketing period. On the business day following the final remarketing date, we will notify holders of separate notes who decided not to participate in the final remarketing how we will allocate their notes between the two tranches. We have the right to postpone the final remarketing in our absolute discretion on any day prior to the last five business days of the final remarketing period. The final remarketing date will be the same for both tranches of notes and settlements of both tranches will be conditioned on each other.

Following a successful remarketing during the final remarketing period, the remarketing agent will remit the proceeds of the remarketing directly to the purchase contract agent, and the portion of the proceeds equal to the total principal amount of the notes underlying the Corporate Units will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. Any excess proceeds will be remitted by the remarketing agent to the purchase contract agent for the benefit of the holders whose notes were remarketed.

Upon a successful final remarketing, settlement of the remarketed notes will occur on the purchase contract settlement date and, if applicable, the interest rate on each tranche of the notes will be reset on such date.

What happens if the notes are not successfully remarketed?

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing, if (1) despite using its reasonable efforts, the remarketing agent cannot remarket the notes during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of notes remarketed, or (2) the final remarketing has not occurred because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a “failed remarketing,” holders of all notes will have the right to put their notes to us for an amount equal to the principal amount of their notes, plus accrued and unpaid interest (including deferred interest and compounded interest thereon), on the purchase contract settlement date. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the notes underlying such Corporate Units unless, prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent $50 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. Unless a holder of

Corporate Units has settled the related purchase contracts with separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the notes against such holder’s obligations to us under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts.

Do I have to participate in the remarketing?

You may elect not to participate in any remarketing and to retain the notes underlying the undivided beneficial ownership interests in notes comprising part of your Corporate Units by (1) creating Treasury Units at any time other than during a blackout period, (2) settling the related purchase contracts early at any time other than during a blackout period or (3) in the case of a final remarketing, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts prior to 5:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period, and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to 5:00 p.m., New York City time, on the business day immediately prior to the first day of the final remarketing period. You can only elect to satisfy your obligation in cash in increments of 20 Corporate Units. See “Description of the Purchase Contracts — Notice to Settle with Cash.”

Which provisions will govern the notes following the remarketing?

The remarketed notes will continue to be subordinated and to be governed by the indenture and the supplemental indenture under which they were issued; however, we may modify some of the terms of the notes without the consent of any holders of notes in connection with the remarketing. See “Description of the Notes — Remarketing.”

If I am holding a note as a separate security from the Corporate Units, can I still participate in a remarketing of the notes?

If you hold notes separately, you may elect, in the manner described in this prospectus supplement, to have your notes remarketed by the remarketing agent along with the notes underlying the Corporate Units. See “Description of the Notes — Remarketing of Notes That Are Not Included in Corporate Units.” You may also participate in any remarketing by recreating Corporate Units from your Treasury Units at any time prior to such remarketing, other than during a blackout period.

How can I satisfy my obligation under the purchase contracts?

You may satisfy your obligations under the purchase contracts as follows:

•	in the case of the Corporate Units, through the automatic application of the portion of the proceeds of the remarketing equal to the principal amount of the notes underlying the Corporate Units, as described under “What is a final remarketing?” above;

•	through early settlement as described under “Can I settle the purchase contract early?” and under “What happens if there is early settlement upon a fundamental change?” below;

•	in the case of Corporate Units, through cash settlement as described under “Do I have to participate in the remarketing?” above;

•	through the automatic application of the proceeds of the Treasury securities, in the case of the Treasury Units;

•	in the case of Corporate Units, through the automatic application of the portion of the proceeds from the Treasury portfolio equal to the principal amount of the notes if the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing; or

•	in the case of Corporate Units, through exercise of the put right as described under “What happens if the notes are not successfully remarketed?” above.

In addition, the purchase contract and pledge agreement that governs the Corporate Units and Treasury Units provides that your obligations under the purchase contracts will be terminated without any further action upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

If you settle a purchase contract early (other than pursuant to your fundamental change early settlement right) you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the quarterly payment date immediately preceding the early settlement date. If your purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, you will have no right to receive any accrued but unpaid contract adjustment payments (including deferred contract adjustment payments and compounded contract adjustment payments thereon). See “Description of the Purchase Contracts — Early Settlement” and “Description of the Purchase Contracts — Termination.”

What interest payments will I receive on the notes or on the undivided beneficial ownership interests in the notes?

Subject to any deferral as described in “Do we or does PPL Capital Funding have the option to defer current payments?” above, the notes will bear interest at the rate of 4.32% per year from the original issuance date to the purchase contract settlement date or, if earlier, the optional remarketing settlement date, initially payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2011 (except where such date is not a business day, interest will be payable as of the next subsequent business day, without adjustment). On and after the purchase contract settlement date or, if earlier, the optional remarketing settlement date, interest on each note will be payable at the relevant reset interest rate or, if the interest rate has not been reset, at the initial interest rate of 4.32% per year. Interest will be payable to the person in whose name the note is registered at the close of business on the fifteenth day of the month preceding the month in which the interest payment date falls. In addition, if any of the remarketed notes are fixed-rate notes, following a successful remarketing, interest on such notes will be payable on a semi-annual basis.

When will the interest rate on the notes be reset and what is the reset rate?

The interest rate on each tranche of notes may be reset in connection with a successful remarketing as described above under “What is an optional remarketing?” and “What is a final remarketing?,” respectively. The reset rate will be the interest rate determined by the remarketing agent as the rate the notes of such tranche should bear in order for the aggregate principal amount of such tranche of notes to have an aggregate market value on the optional remarketing date of at least 100% of the relevant fraction of the aggregate of the Treasury portfolio purchase price plus the separate notes purchase price, if any, in the case of an optional remarketing, or at least 100% of the aggregate principal amount of the notes of such tranche being remarketed, in the case of a final remarketing. In any case, a reset rate may be higher or lower than the initial interest rate of the notes depending on the results of the remarketing and market conditions at that time. The interest rate on the notes will not be reset if there is not a successful remarketing and the notes will continue to bear interest at the initial interest rate. The reset rate may not exceed the maximum rate, if any, permitted by applicable law.

When may the notes be redeemed?

The notes may not be redeemed by PPL Capital Funding until May 1, 2016. The notes will be redeemable thereafter, at PPL Capital Funding’s option, in whole but not in part, at any time or from time to time, at a redemption price equal to the principal amount thereof and any accrued and unpaid interest to the date of redemption. PPL Capital Funding may at any time irrevocably waive its right to redeem the notes for any specified period (including the remaining term of the notes).

What happens if there is early settlement upon a fundamental change?

Prior to the purchase contract settlement date, if we are involved in a transaction that constitutes a fundamental change, as such term is defined under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” you will have the right, subject to certain exceptions and conditions described in this prospectus supplement, to accelerate and settle a purchase contract early at the settlement rate described under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”); provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled. We refer to this right as the “fundamental change early settlement right.”

We will provide each of the holders with a notice of the completion of a fundamental change within five business days thereof. The notice will specify a date, which shall be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of such notice and two business days prior to the commencement of the optional remarketing period, or, if we do not elect to conduct an optional remarketing or the optional remarketing is not successful, the commencement of the final remarketing period or, if the final remarketing is not successful, the purchase contract settlement date, by which each holder’s fundamental change early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent, no later than 4:00 p.m., New York City time, on the third business day before the early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds less the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the early settlement date.

If you exercise the fundamental change early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the fundamental change at the settlement rate described above, plus the make-whole shares. You will also receive the notes, applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a fundamental change. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right shall be void unless and until such a registration statement shall be effective and we will have no further obligation with respect to any such registration statement if, notwithstanding using our commercially reasonable efforts, no registration statement is then effective.

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of           Corporate Units.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

The number of make-whole shares applicable to a fundamental change early settlement will be determined by reference to the table set forth under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change.”

What is the Treasury portfolio?

Upon a successful optional remarketing, the notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the principal amount of the notes underlying the applicable ownership interests in the notes included in the Corporate Units; and

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date, in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on the purchase contract settlement date on the principal amount of the notes underlying the applicable ownership interests in the notes included in the Corporate Units.

What is the ranking of the notes?

The notes will be subordinated to all of PPL Capital Funding’s existing and future Senior Indebtedness. PPL Capital Funding’s obligations under the notes are also effectively subordinated to all our subsidiaries’ obligations (other than those of PPL Capital Funding).

See “Description of the Notes — Subordination.”

What are the guarantees?

The notes will be fully and unconditionally guaranteed by PPL Corporation as to payment of principal and interest pursuant to “subordinated guarantees” of PPL Corporation. The subordinated guarantees will be PPL Corporation’s unsecured obligations and will be subordinated to all of PPL Corporation’s Senior Indebtedness. The subordinated guarantees will rank equally in right of payment with PPL Corporation’s other unsecured and subordinated indebtedness. As PPL Corporation is a holding company, its obligations under the subordinated guarantees will be effectively subordinated to all existing or future preferred stock and indebtedness, guarantees and other liabilities of its subsidiaries, including trade payables, and effectively subordinated to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness. Since PPL Corporation conducts many of its operations through its subsidiaries, its right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your rights under the subordinated guarantees will also be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will be recognized behind these creditors.

What are the U.S. federal income tax consequences related to the Equity Units and notes?

The U.S. federal income tax treatment of an investment in Equity Units is not entirely clear. An owner of Equity Units will be treated for U.S. federal income tax purposes as owning the purchase contract and the applicable ownership interests in the notes, Treasury portfolio or Treasury securities constituting the Equity Unit, as applicable. You must allocate the purchase price of the Equity Units between the notes and the purchase contract in proportion to their respective fair market values, which will establish your initial tax basis in the notes and the purchase contract. With respect to each Corporate Unit purchased in the offering, we expect to treat the fair market value (as of the issue date) of each undivided interest in each note as $50 and the fair market value (as of the issue date) of the purchase contract as $0. This position generally will be binding on each beneficial owner of Equity Units but not on the Internal Revenue Service (“IRS”).

For U.S. federal income tax purposes, you will be required to take into account interest payments on the notes at the time they are paid or accrued in accordance with your regular method of accounting for tax purposes. If the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing, an owner of Corporate Units will generally be required to include in gross income its allocable share of acquisition discount (as described under “Certain United States Federal Income and Estate Tax Consequences”) on applicable ownership interest in the Treasury portfolio.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined in “Certain United States Federal Income and Estate Tax Consequences”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined in “Certain United States Federal Income and Estate Tax Consequences”) as amounts generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax.

Although the IRS has issued a published ruling discussing certain aspects of instruments similar to the Equity Units, the Equity Units are complex financial instruments and there is no statutory, judicial or administrative authority directly addressing the tax treatment of securities with the terms of the Equity Units. Please consult your own tax advisors concerning the tax consequences of an investment in the Equity Units. For a more extensive discussion of the U.S. federal income tax consequences of an investment in the Equity Units, see “Certain United States Federal Income and Estate Tax Consequences.”

What are the uses of proceeds from the offering?

We estimate that the net proceeds from the sale of the Equity Units in this offering will be approximately $824 million (approximately $947 million if the underwriters exercise their over-allotment option in full), after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us. In addition, we expect to receive net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, of approximately $2.0 billion from our concurrent common stock offering (or approximately $2.3 billion if the underwriters of that offering exercise in full their option to purchase additional shares).

We will use the net proceeds from this offering and the concurrent common stock offering to reduce our obligations under the Bridge Facility, the proceeds of which were used to fund the consideration for the Acquisition and pay certain fees and expenses relating to the Acquisition.

We currently intend to use the proceeds from the settlement of the purchase contracts to repay debt as soon as practicable following such settlement, and we have agreed not to use such proceeds to repurchase shares of our common stock.

What are the risks relating to the Equity Units?

See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Equity Units.

Conflicts of Interest

Affiliates of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are lenders under the Bridge Facility and will receive more than five percent of the net proceeds of this offering. See “Use of Proceeds.” Thus, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated have a “conflict of interest” as defined under the applicable provisions of Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc., or FINRA. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121 of the Conduct Rules, which requires that a “qualified independent underwriter” participate in the preparation of the prospectus supplement and exercise the usual standards of due diligence in respect thereto. Citigroup Global Markets Inc. is acting as the qualified independent underwriter. See “Conflicts of Interest.”

The Offering — Explanatory Diagrams

The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in notes, Corporate Units and Treasury Units.

The following diagrams assume that the notes are successfully remarketed and priced during the final remarketing period and the interest rate on each tranche of notes is reset on the purchase contract settlement date.

Purchase Contract

Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, these purchase contracts require us to make contract adjustment payments as shown in the diagrams on the following pages.

Applicable Market Value(6)	Applicable Market Value(6)

Notes:

(1)	If the applicable market value of our common stock is less than or equal to the reference price of $25.30, 1.9763 shares of our common stock (subject to adjustment).

(2)	If the applicable market value of our common stock is between the reference price and the threshold appreciation price of approximately $30.99, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value, rounded to the nearest ten thousandth of a share (subject to adjustment).

(3)	If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be 1.6133 shares (subject to adjustment).

(4)	The “reference price” is the public offering price of our common stock in the concurrent common stock offerings.

(5)	The “threshold appreciation price” is equal to $50 divided by the minimum settlement rate, which is approximately $30.99 and represents appreciation of approximately 22.5% over the reference price.

(6)	Expressed as a percentage of the reference price. The “applicable market value” means the average VWAP of our common stock on each of the 20 consecutive trading days ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment).

Corporate Units

A Corporate Unit consists of two components as described below:

Notes:

(1)	Each owner of an undivided beneficial ownership interest in notes will be entitled to 1/20, or 5.0%, of each interest payment paid in respect of a $1,000 principal amount note.

(2)	Interest payments may be deferred as described in this prospectus supplement. In connection with a successful remarketing, the optional deferral provisions of the notes will cease to apply.

(3)	Contract adjustment payments may be deferred as described in this prospectus supplement.

(4)	Notes will be issued in minimum denominations of $1,000, except in limited circumstances. Each undivided beneficial ownership interest in notes represents a 1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal amount note.

The holder of a Corporate Unit owns the 1/20 undivided beneficial ownership interest in notes that forms a part of the Corporate Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

If the Treasury portfolio has replaced the notes as a result of a successful optional remarketing prior to the final remarketing period, the applicable ownership interests in the Treasury portfolio will replace the notes as a component of the Corporate Unit. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, the proceeds from the applicable ownership interest in the Treasury portfolio will be used to satisfy the holder’s obligation under the related purchase contract.

Treasury Units

A Treasury Unit consists of two components as described below: (1)

The holder of a Treasury Unit owns the 1/20 undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the proceeds from the Treasury security will be used to satisfy the holder’s obligation under the related purchase contract.

Notes:

(1)	Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, Treasury Units may only be created with integral multiples of 20 Corporate Units. As a result, the creation of 20 Treasury Units will release $1,000 principal amount of the notes held by the collateral agent.

(2)	Contract adjustment payments may be deferred as described in this prospectus supplement.

The Notes

The notes have the terms described below:

Notes:

(1)	Interest payments may be deferred as described in this prospectus supplement. In connection with a successful remarketing, the interest deferral provisions of the notes will cease to apply.

Transforming Corporate Units into Treasury Units and Notes

•	Because the notes and the Treasury securities are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 20 Corporate Units.

•	To create 20 Treasury Units, a holder separates 20 Corporate Units into their two components — 20 purchase contracts and a note — and then combines the purchase contracts with a Treasury security that matures on or prior to April 30, 2014.

•	The note, which is no longer a component of Corporate Units and has a principal amount of $1,000, is released to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

•	The Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.

•	Following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

•	Unless there has been a successful remarketing, the holder can also transform 20 Treasury Units and a $1,000 principal note into 20 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released to the holder and will be tradable as a separate security.

Notes:

(1)	Each holder will own a 1/20, or 5.0%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a $1,000 principal amount note.

(2)	Notes will be issued in minimum denominations of $1,000 and integral multiples thereof, except in limited circumstances.

(3)	Contract adjustment payments may be deferred as described in this prospectus supplement.

(4)	Interest payments may be deferred as described in this prospectus supplement. In connection with a successful remarketing, the interest deferral provisions of the notes will cease to apply.

Illustrative Remarketing Timeline

The following timeline is for illustrative purposes only. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the form of remarketing agreement that will be an exhibit to the purchase contract and pledge agreement. These dates are subject to change based on changes in the number of business and/or trading days for the relevant periods. This timeline assumes that we are remarketing the aggregate principal amount of notes that are components of the Corporate Units and any separate notes whose holders have decided to participate in the remarketing on the first day of the optional remarketing period, and that we will attempt to remarket such notes during the optional remarketing period and final remarketing period.

Date	Event

No later than January 15, 2014 (15 days prior to the first day of the optional remarketing period)	We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes if we elect to conduct an optional remarketing between January 30, 2014 and April 15, 2014. If we elect to conduct an optional remarketing, we will give notice to holders of Corporate Units, Treasury Units and separate notes as to the date or dates of and procedures to be followed in the optional remarketing.
January 17, 2014 (two business days following the date on which we give notice of an optional remarketing)
•   Last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful);

•   Last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to early settle if the optional remarketing is not successful); and

• Last day for holders of separate notes to give notice of their election to participate in the optional remarketing.
January 30, 2014 to April 15, 2014	Optional remarketing period:
• if the optional remarketing is not successful, we will issue a press release; or

•   if the optional remarketing is successful, the remarketing agent will purchase the Treasury portfolio. If the optional remarketing is successful, settlement of the remarketed notes will occur on the third business day following the optional remarketing date.

No later than April 15, 2014 (third business day prior to the first day of the final remarketing period)	We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes of the final remarketing between April 18, 2014 and April 28, 2014. We will give notice to holders of Corporate Units, Treasury Units and separate notes of the procedures to be followed in the final remarketing.
April 16, 2014 (two business days prior to the first day of the final remarketing period)	• Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units;
• Last day for holders of Corporate Units to give notice of desire to settle the related purchase contracts with separate cash; and
• Last day for holders of separate notes to give notice of their election to participate in the remarketing.

Date	Event

April 17, 2014 (one business day prior to the first day of the final remarketing period)	• Last day for holders of Corporate Units or Treasury Units to settle the related purchase contracts early;
• Last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash to pay the purchase price; and
• Last day for holders of separate notes to give notice of their withdrawal from participating in the remarketing.
April 18, 2014 to April 28, 2014 (final remarketing period)	We will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than one of the last five business days of the final remarketing period.
April 29, 2014 (two business days prior to the purchase contract settlement date)	If there has not been a successful final remarketing, last day for holders of Corporate Units to elect to settle the related purchase contracts with separate cash.
April 30, 2014 (one business day prior to the purchase contract settlement date)	If there has not been a successful final remarketing, last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash to pay the purchase price.
May 1, 2014	Purchase contract settlement date and settlement date for any successful final remarketing of the notes.

RISK FACTORS

Investing in the Equity Units involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to us and the Equity Units before making an investment in the Equity Units offered hereby. In addition to the risk factors set forth below, please read the information included or incorporated by reference under “Risk Factors” in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2010. If any of the following risks or those incorporated by reference actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the trading price of the Equity Units and our common stock. As a result, you may lose all or part of your original investment.

The Corporate Units consist of a purchase contract to acquire our common stock and notes issued by us. When considering an investment in our Corporate Units, you are making an investment decision with respect to our common stock and the notes as well as the Corporate Units. You can create Treasury Units from Corporate Units by substituting Treasury securities for the notes. You should carefully review the information in this prospectus supplement and the accompanying prospectus about these securities. As used in this section, “we,” “our,” “us,” “PPL” and the “Company” refer to PPL Corporation and not to any of its subsidiaries.

Risks Relating to the Equity Units

You assume the risk that the market value of our common stock may decline.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average VWAP of our common stock on each of the 20 consecutive trading days ending on the third scheduled trading day immediately preceding the purchase contract settlement date, which we refer to as the applicable market value. There can be no assurance that the market value of common stock received by you on the purchase contract settlement date will be equal to or greater than the effective price per share paid by you for our common stock on the date of issuance of the Equity Units. If the applicable market value of the common stock is less than the reference price of $25.30, the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for the common stock. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial.

The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will only exceed the effective price per share paid by you for our common stock if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately 22.5% over the reference price). If the applicable market value of our common stock exceeds the reference price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately 81.6% of the value of the shares of common stock you could have purchased with $50 at the closing price of our common stock on the date of the pricing of the Equity Units.

The trading prices for the Corporate Units and Treasury Units will be directly affected by the trading prices of our common stock.

The trading prices of Corporate Units and Treasury Units in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales or other issuances of substantial amounts of common stock (or securities convertible into, or that may otherwise be settled in, shares of common stock) by us in the market after the offering of the Equity Units, or the perception that such sales or other issuances could occur, could affect the price of our common stock. The price of our common stock could also be affected by possible sales of our common stock by investors who view the Equity Units as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our common stock. This trading activity could, in turn, affect the trading price of the Corporate Units or the Treasury Units.

Concurrently with this offering of Equity Units, we are offering, by means of a separate prospectus supplement, 80,000,000 shares of our common stock (or 92,000,000 shares of our common stock if the underwriters of that offering exercise in full their over-allotment option).

Fluctuations in interest rates may give rise to arbitrage opportunities, which would affect the trading price of the Corporate Units, Treasury Units, the notes and our common stock.

Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the stock purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, the notes, and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or as a result of early settlement, as the case may be, and if the applicable record date, if any, for the exercise of such rights occurs on or after that date. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the delivery date of our common stock under the stock purchase contracts, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate you.

If a fundamental change (as defined below under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”) occurs and you exercise your fundamental change early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the stock price, as defined below, is in excess of $100.00, subject to adjustment. A description of how the make-whole shares will be determined is set forth under “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change — Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the fundamental change, this feature may not adequately compensate you for such loss. In addition, if the effective date of the fundamental change occurs after May 1, 2014, or if the stock price is greater than $100.00 per share (subject to adjustment), the fundamental change provisions in the purchase contract will not compensate you for any additional loss suffered in connection with a fundamental change.

You may suffer dilution of our common stock issuable upon settlement of your purchase contract.

The number of shares of our common stock issuable upon settlement of your purchase contract is subject to adjustment only for stock splits and combinations, stock dividends and specified other transactions that significantly modify our capital structure. See “Description of the Purchase Contracts — Anti-dilution Adjustments.” The number of shares of our common stock issuable upon settlement of each purchase contract is not subject to adjustment for other events, such as certain employee stock option grants or offerings of common stock for cash, or in connection with acquisitions or other transactions that may adversely affect the price of our common stock. There can be no assurance that an event that adversely affects the value of the Equity Units, but does not result in an adjustment to the settlement rate, will not occur. The terms of the Equity Units do not restrict our ability to offer common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the Equity Units in engaging in any such offering or transaction. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading price of the Equity Units.

The secondary market for the Corporate Units, Treasury Units or notes may be illiquid.

It is not possible to predict how Corporate Units, Treasury Units or notes will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for our Corporate Units, Treasury Units or notes. We expect trading of the Corporate Units on the New York Stock Exchange under the symbol “PPL PR W” to commence within 30 days of the date of initial issuance of the Corporate Units. If the Treasury Units or the notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the Treasury Units or the notes on the same exchange as the Corporate Units. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the notes, your ability to sell these securities or whether a trading market, if it develops, will continue. In addition, in the event a sufficient number of holders of Equity Units were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units will not be de-listed from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of your election to create Treasury Units by substituting collateral, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest and may be affected by a bankruptcy proceeding.

Although you will be the beneficial owner of the applicable ownership interests in notes, Treasury securities or applicable ownership interests in the Treasury portfolio, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code or by exercise of the bankruptcy court’s power under Section 105(a) of the Bankruptcy Code and claims arising out of the notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

Upon a successful remarketing of the notes, the terms of your notes may be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the notes, the remarketing agent will agree to use its reasonable efforts to sell the notes included in the remarketing. In connection with the remarketing, we and the remarketing agent will remarket the notes into two tranches of debt securities maturing 3 years and 5 years, respectively from the settlement date of the remarketing, and we and the remarketing agent may change the terms of the notes, including the interest rate on the notes, the method of calculating interest payments on the notes and the optional redemption terms. If the remarketing is successful, the modified terms will apply to all the notes, even if they were not included in the remarketing. However, holders of the notes must elect to participate in the remarketing before knowing what the modified terms of the notes will be. Whenever we remarket the notes, we will notify holders of Corporate Units, Treasury Units and separate notes of such remarketing. On the business day following the optional remarketing date or the final remarketing date, as applicable, we will notify holders of separate notes who decided not to participate in the remarketing how we will allocate their notes between the two tranches. You may determine that the revised terms are not as favorable to you as you would deem appropriate.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, or the Trust Indenture Act, and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The notes constituting a part of the Corporate Units will be issued pursuant to an indenture, as amended and supplemented, which is qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the applicable ownership interests in notes included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The trading price of the Corporate Units or any separate notes may not fully reflect the value of their accrued but unpaid interest.

The Corporate Units and any separate notes may trade at a price that does not fully reflect the value of accrued but unpaid interest on the notes. If you dispose of Corporate Units or separate notes between record dates for interest payments, you will be required to include in gross income the interest accrued through the date of disposition as ordinary income (to the extent not previously included in income), which will have the effect of reducing the gain or increasing the loss that you would otherwise recognize on the disposition of the notes. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss. A holder’s ability to deduct capital losses may be limited.

You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock deliverable upon early settlement of a purchase contract.

The early settlement rights under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. Although we have agreed to use our commercially reasonable efforts to have such a registration statement in effect and to provide a prospectus if so required under the U.S. federal securities laws, any failure or inability to maintain an effective registration statement or to have available a prospectus covering the common stock, including as a result of pending corporate events or announcements that prevent the delivery of a current prospectus, may prevent or delay an early settlement.

The subordinated guarantee of the notes and the contract adjustment payments are subordinated to our existing and future Senior Indebtedness and are effectively subordinated to any existing or future preferred stock and indebtedness, guarantees and other liabilities of our subsidiaries. The notes are subordinated to PPL Capital Funding’s existing and future Senior Indebtedness.

The subordinated guarantee of the notes and the contract adjustment payments are subordinated to our existing and future Senior Indebtedness and will be effectively subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The notes are subordinated to PPL Capital Funding’s existing and future Senior Indebtedness. The indenture governing the notes and the subordinated guarantee will not restrict us or our subsidiaries from incurring substantial additional unsecured indebtedness in the future.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries (other than PPL Capital Funding with respect to the notes) have no obligation to pay any amounts due on the notes, the subordinated guarantee of the notes or the purchase contracts or to provide us or PPL Capital Funding with funds to meet our respective payment obligations on the notes, the subordinated guarantee of the notes or purchase contracts, as applicable, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes or purchase contracts to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Recent developments in the equity-linked and convertible securities markets may adversely affect the market value of the Equity Units.

Governmental actions that interfere with the ability of equity-linked and convertible securities investors to effect short sales of the underlying shares of common stock could significantly affect the market value of the Equity Units. Such government actions could make the convertible arbitrage strategy that many equity-linked and convertible securities investors employ difficult to execute for outstanding equity-linked or convertible securities of any company whose shares of common stock are subject to such actions. This could, in turn, adversely affect the trading price and liquidity of the Equity Units and/or separate purchase contracts.

At an open meeting on February 24, 2010, the SEC adopted a new short sale price test through an amendment to Rule 201 of Regulation SHO. The amendments to Rule 201 became effective on May 10, 2010 and restrict short selling when the price of a “covered security” has triggered a “circuit breaker” by falling at least 10% in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. Compliance with the amendments to Rule 201 was required by November 10, 2010. Because our common stock is a “covered security,” the new restrictions may interfere with the ability of investors in, and potential purchasers of, the Equity Units, to effect short sales in our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Equity Units.

In addition, on June 10, 2010, the SEC approved a six-month pilot (the “circuit breaker pilot”) pursuant to which several national securities exchanges and the Financial Industry Regulatory Authority, Inc. (“FINRA”) adopted rules to halt trading in securities included in the S&P 500 Index if the price of any such security moves 10% or more from a sale in a five-minute period. On September 10, 2010, the SEC approved an expansion of the circuit breaker pilot to include component securities of the Russell 1000 Index and over 300 exchange traded funds. Because our common stock is included in both S&P 500 Index and the Russell 1000 Index, it is subject to the circuit breaker pilot. A four-month extension of the expanded circuit breaker pilot was approved by the SEC on December 9, 2010 pursuant to which the circuit breaker pilot is currently scheduled to expire on April 11, 2011. The circuit breaker pilot may decrease or prevent an increase in the market price and/or liquidity of our common stock and/or interfere with the ability of investors in, and potential purchasers of, the Equity Units, to effect hedging transactions in or relating to our common stock and conduct the convertible arbitrage strategy that we believe they will employ, or will seek to employ, with respect to the Equity Units and/or separate purchase contracts.

Although the direction and magnitude of the effect that the amendments to Regulation SHO, the circuit breaker pilot and any additional regulations may have on the trading price and the liquidity of the Equity Units will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, in September 2008, the SEC issued emergency orders generally prohibiting short sales in the common stock of a variety of financial services companies while Congress worked to provide a comprehensive legislative plan to stabilize the credit and capital markets. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible notes issued by many of the financial services companies subject to the prohibition. Any governmental actions that restrict the ability of investors in, or potential purchasers of, the Equity Units to effect short sales in our common stock or to implement hedging strategies, including the recently adopted amendments to Regulation SHO, could similarly adversely affect the trading price and the liquidity of the Equity Units and/or separate purchase contracts.

We may defer contract adjustment payments under the purchase contracts, and this may have an adverse effect on the trading prices of the Equity Units.

We may at our option defer the payment of all or part of the contract adjustment payments under the purchase contracts. If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Equity Units may be more volatile than the market prices of other securities that are not subject to these optional deferrals. Furthermore, you will be subject to the risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. In addition, if we make such a deferral, and you use the accrual method of accounting for tax purposes you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash distributions.

If PPL Capital Funding exercises its right to defer interest payments on the notes, the market price of the Corporate Units is likely to be adversely affected.

Prior to May 1, 2016 PPL Capital Funding may at its option defer interest payments on the notes for one or more consecutive interest periods. During any such “deferral period” (as defined below under “Description of the Notes — Option to Defer Interest Payments”), holders of the notes will receive limited or no current payments and, so long as we and PPL Capital Funding are otherwise in compliance with our obligations, such holders will have no remedies against us or PPL Capital Funding for nonpayment unless we or PPL Capital Funding fail to pay all previously deferred interest (including compounded interest thereon) in cash within 30 days of the date due. If PPL Capital Funding exercises its right to defer interest, the market price of the Corporate Units is likely to be adversely affected. As a result of the existence of PPL Capital Funding’s deferral rights, the market price of the Corporate Units may be more volatile than the market prices of other securities that are not subject to optional interest deferrals. We and PPL Capital Funding may not be able to pay such deferred interest (including compounded interest thereon) in the future.

The U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear.

Although the IRS has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes, and no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the notes as indebtedness for U.S. federal income tax purposes. You should consult with your own tax advisors regarding the tax consequences of an investment in the Equity Units. See “Certain United States Federal Income and Estate Tax Consequences.”

You may have to pay taxes with respect to distributions on common stock that you do not receive.

You may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. Thus, under certain circumstances, an increase in (or a failure to decrease) the fixed settlement rates might give rise to a taxable dividend to you even though you will not receive any cash in connection with the increase in (or failure to decrease) the fixed settlement rates. If you are a non-U.S. holder (as defined in “Certain United States Federal Income and Estate Tax Consequences”), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See “Certain United States Federal Income and Estate Tax Consequences — U.S. Holders — Purchase Contracts — Constructive Distributions and Dividends” and “— Non-U.S. Holders — U.S. Federal Withholding Tax.”

We will report contract adjustment payments as ordinary income and we will withhold tax on payments made to non-U.S. holders.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined in “Certain United States Federal Income and Estate Tax Consequences”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined in “Certain United States Federal Income and Estate Tax Consequences”) as amounts generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax and the holder satisfies the relevant certification requirements. However, contract adjustment payments that are effectively connected with the conduct of a trade or business by a non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided that the holder satisfies the relevant certification requirements, but instead are generally subject to U.S. federal income tax on a net income basis. See “Certain United States Federal Income and Estate Tax Consequences.” Persons considering the purchase of Equity Units should consult their own tax advisors concerning the possible alternative characterization and tax treatment of Equity Units and the contract adjustment payments.

You may have to include interest in your taxable income before you receive cash.

If PPL Capital Funding defers interest payments on the notes, you will be required to accrue income, in the form of original issue discount, for U.S. federal income tax purposes in respect of your notes, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive from PPL Capital Funding the cash payment of any accrued and unpaid interest if you sell your interest in the notes before the record date for any such payment, even if you held the interest in such notes on the date that the payments would normally have been paid. See “Certain United States Federal Income and Estate Tax Consequences — U.S. Holders — Notes — Interest Income and Original Issue Discount.”

Risk Factors Relating to Our Common Stock

We have issued securities that contain provisions that could restrict our payment of dividends.

We and our subsidiaries currently have outstanding $1,630,000,000 principal amount of junior subordinated notes, and pursuant to this offering expect to issue an additional $850,000,000 principal amount of our junior subordinated notes (or $977,500,000 principal amount if the underwriters exercise in full their over-allotment option), and we and our subsidiaries may in the future issue additional junior subordinated notes or similar securities, that in certain circumstances, including the failure to pay current interest, would limit our ability to pay dividends on our common stock. While we currently do not anticipate that any of these circumstances will occur, no assurance can be given that these circumstances will not occur in the future.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The market price of our common stock could decline as a result of sales of shares of our common stock or sales of such other securities made after this offering or the perception that such sales could occur.

The price of our common stock may fluctuate significantly.

The price of our common stock on the NYSE constantly changes. We expect that the market price of our common stock will continue to fluctuate.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	periodic variations in our operating results or the quality of our assets;

•	operating results that vary from the expectations of securities analysts and investors;

•	changes in expectations as to our future financial performance;

•	announcements of innovations, new products, strategic developments, significant contracts, acquisitions, divestitures and other material events by us or our competitors;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	future sales of our equity or equity-related securities; and

•	changes in U.S. and global financial markets and economies and general market conditions, such as interest or foreign exchange rates, stock, commodity or real estate valuations or volatility.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price regardless of our operating results.

Risks Relating to the Acquisition

The Acquisition may not achieve its intended results, including anticipated synergies and cost savings.

Although we completed the Acquisition with the expectation that it will result in various benefits, including a significant amount of synergies, cost savings and other financial and operational benefits, there can be no assurance regarding when or the extent to which we will be able to realize these synergies, cost-savings or other benefits. Achieving the anticipated benefits, including synergies and cost savings, is subject to a number of uncertainties, including whether the businesses acquired can be operated in the manner we intend and whether our costs to finance the Acquisition will be consistent with our expectations. Events outside of our control, including but not limited to regulatory changes or developments in the United Kingdom, could also adversely affect our ability to realize the anticipated benefits from the Acquisition. Thus the integration may be unpredictable, subject to delays or changed circumstances, and we can give no assurance that the acquired businesses will perform in accordance with our expectations or that our expectations with respect to integration, synergies or cost savings as a result of the Acquisition will materialize. In addition, we expect to incur additional costs and charges in connection with integrating the acquired Central Networks businesses, including severance payments and other restructuring and transitional charges. Additional unanticipated costs may also arise during the integration process. In addition, we continue to integrate parts of our acquisition of LG&E and KU, which we acquired in November 2010. The integration of the WPD Midlands businesses may place an additional burden on our management and internal resources, and the diversion of management’s attention during the integration and restructuring process could have an adverse effect on our business, financial condition and expected operating results.

The Acquisition exposes us to additional risks and uncertainties with respect to the acquired businesses and their operations.

We expect that the Acquisition will rebalance our business mix to a greater percentage of regulated operations. While we believe this should help mitigate our exposure to downturns in the wholesale power markets, it will increase our dependence on rate-of-return regulation. Although we are already exposed to risks relating to rate-of-return regulation, the Acquisition will increase these risks.

The acquired businesses will generally be subject to risks similar to those that we are subject to in our existing U.K. businesses. In addition, they will be subject to the following risks:

•	Under current regulation by Ofgem, our U.K. regulated businesses’ allowed revenue is determined by the distribution price controls set out under the terms of their respective distribution licenses, and is typically set by Ofgem every five years. The current price control period runs from April 1, 2010 to March 31, 2015. Furthermore, our ability to earn additional revenue under Ofgem regulations is highly dependent on our ability to achieve certain operational efficiency, customer service and other incentives, and we can provide no assurance that we will be able to achieve such incentives.

•	There are various changes being contemplated by Ofgem to the current electricity distribution, gas transmission and gas distribution regulatory frameworks in the United Kingdom and there can be no assurance as to the effects such changes will have on our U.K. regulated businesses in the future, including the acquired businesses. In particular, in October 2010, Ofgem announced a new regulatory framework that is expected to become effective in April 2015 for the electricity distribution sector in the United Kingdom. The framework, known as RIIO (Revenues = Incentives + Innovation + Outputs), focuses on sustainability, environmental-focused output measures, promotion of low carbon energy networks and financing of new investments. The new regulatory framework is expected to have a wide-ranging effect on electricity distribution companies operating in the United Kingdom, including changes to price controls and price review periods. Our U.K. regulated businesses’ compliance with this new regulatory framework may result in significant additional capital expenditures, increases in operating and compliance costs and adjustments to our pricing models.

•	Ofgem has formal powers to propose modifications to each distribution license. We are not currently aware of any planned modification to any of our U.K. regulated businesses distribution licenses that would result in a material adverse effect to the U.K. regulated businesses and PPL. There can, however, be no assurance that a restrictive modification will not be introduced in the future, which could have an adverse effect on the operations and financial condition of the U.K. regulated businesses and PPL.

•	A failure to operate the WPD Midlands’ network properly could lead to compensation payments or penalties or a failure to make capital expenditures in line with agreed investment programs could lead to deterioration of the network. While our U.K. regulated businesses’ investment programs are targeted to maintain asset conditions over a five year period and reduce customer interruptions and customer minutes lost over the period, no assurance can be provided that these regulatory requirements will be met.

•	A failure by any of our U.K. regulated businesses to comply with the terms of a distribution license may lead to the issuance of an enforcement order by Ofgem that could have an adverse impact on PPL. Ofgem has powers to levy fines of up to 10 percent of revenue for any breach of a distribution license or, in certain circumstances such as insolvency, the distribution license itself may be revoked. Unless terminated in the circumstances mentioned above, a distribution license continues indefinitely until revoked by Ofgem following no less than 25 years’ written notice. Our U.K. regulated businesses have in place policies, systems and processes to help ensure compliance with their distribution licenses and relevant legislation. While none of our U.K. regulated businesses are currently subject to any formal or informal investigation by Ofgem in relation to enforcement matters and we are not aware of any area of material non-compliance, there can be no guarantee that our regulated U.K. businesses will not be subject to investigation or enforcement action in the future.

•	We will be subject to increased foreign currency exchange rate risks because a greater portion of our cash flows and reported earnings will be generated by our U.K. business operations. These risks relate primarily to changes in the relative value of the pound sterling and the U.S. dollar between the time we initially invest U.S. dollars in our U.K. businesses and the time that cash is repatriated to the United States from the United Kingdom, including cash flows from our U.K. businesses that may be distributed as future dividends to our shareholders. In addition, our consolidated reported earnings on a U.S. GAAP basis may be subject to increased earnings translation risk, which is the result of the conversion of earnings as reported in our U.K. businesses on a pound sterling basis to a U.S. dollar basis in accordance with U.S. GAAP requirements.

•	Environmental costs and liabilities associated with aspects of the acquired businesses may differ from those of our existing business, including with respect to our electricity distribution, gas transmission and certain former operations, as well as with governmental and other third party proceedings.

We will incur significant transaction and Acquisition-related costs in connection with financing the Acquisition.

We expect to incur significant non-recurring costs associated with financing the Acquisition, including costs associated with borrowings under the Bridge Facility. Concurrently with the Acquisition, we borrowed the full amount available under the Bridge Facility to fund the Acquisition purchase price and pay certain fees and expenses incurred in connection with the Acquisition. While we expect that borrowings under the Bridge Facility will be repaid with the proceeds of certain alternative forms of financing, including proceeds from this offering and the concurrent common stock offering, as well as subsequent issuances of debt by one or more of the WPD Midlands companies and their affiliates, the costs of continued borrowing under the Bridge Facility are likely to be significant. In addition, we will be subject to numerous market risks in connection with our plan to raise alternative financing to repay our obligations under the Bridge Facility, including risks related to general economic conditions, changes in the costs of capital and of the demand for securities of the types we will seek to offer to raise the alternative financing, including the securities being offered hereunder.

USE OF PROCEEDS

We expect that net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $824 million (approximately $947 million if the underwriters’ over-allotment option is exercised in full).

In addition, we expect to receive net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, of approximately $2.0 billion from our concurrent common stock offering ($2.3 billion if the underwriters’ over-allotment option is exercised in full). The common stock offering is not contingent on the completion of this offering and this offering is not contingent on the completion of the common stock offering.

We will use the net proceeds from this offering and the concurrent common stock offering to reduce our April 1, 2011 borrowings under the Bridge Facility, the proceeds of which were used to fund the consideration for the Acquisition and pay certain fees and expenses relating to the Acquisition. The Bridge Facility was entered into on March 25, 2011 and is a 364-day unsecured credit facility (with an option to extend the maturity date for up to six months). The initial rate of interest payable under the Bridge Facility is 2.61875%. The rate of interest payable under the Bridge Facility is the aggregate per annum of an adjusted LIBOR rate plus the applicable interest margin. The applicable interest margin may vary from 1.25% to 3.25% depending on the passage of time and the occurrence of certain events.

We currently intend to use the proceeds from the settlement of the purchase contracts to repay debt as soon as practicable following such settlement, and we have agreed not to use such proceeds to repurchase shares of our common stock.

CAPITALIZATION

The following table sets forth the historical consolidated cash and cash equivalents and capitalization of PPL Corporation and its consolidated subsidiaries as of December 31, 2010:

•	on an actual (unaudited) basis; and

•	on an as-adjusted (unaudited) basis, after giving effect to:

•	the Acquisition and borrowings under the Bridge Facility used to fund the consideration for the Acquisition and pay certain related fees and expenses.

•	the issuance and sale of the Equity Units, including the notes, offered hereby (assuming no exercise of the underwriters’ over-allotment option);

•	the issuance and sale of the common stock offered in the concurrent common stock offering (assuming no exercise of the underwriters’ over-allotment option for the concurrent common stock offering); and

•	the repayment of amounts borrowed under the Bridge Facility with the net proceeds of this offering and the concurrent common stock offering (assuming no exercise of the underwriters’ over-allotment option for this offering or the concurrent common stock offering) as described under “Use of Proceeds.”

This table should be read in conjunction with the section of this prospectus supplement entitled “Use of Proceeds”; the consolidated financial statements of PPL Corporation and its consolidated subsidiaries and the notes related thereto; and the financial and operating data incorporated by reference in this prospectus supplement and the accompanying prospectus, including our current report on Form 8-K filed April 11, 2011 for the unaudited historical consolidated financial data of Central Networks and unaudited pro forma combined financial data and accompanying disclosures.

	As of December 31, 2010
	Actual	As Adjusted
		(In millions)

Cash and cash equivalents	$925	$816

Short-term debt(1):
Bridge Facility	$—	$2,983(2)
Other short-term debt	694	698

Total short-term debt	694	3,681

Long-term debt, including current portion	12,663	13,491
4.32% Junior subordinated notes due 2019(3)	—	850

Total long-term debt	12,663	14,341

Noncontrolling interests	268	268
Shareowners’ common equity	8,210	9,953	(4)

Total equity	8,478	10,221

Total capitalization	$21,141	$24,562

(1)	The total short-term debt and Bridge Facility as adjusted amounts reflect the application of net proceeds of approximately $824 million from this offering and net proceeds of approximately $2.0 billion from the concurrent common stock offering as described under “Use of Proceeds.” The common stock offering is not contingent on the completion of this offering and this offering is not contingent on the completion of the common stock offering.

(2)	Reflects the repayment of approximately $2.8 billion of borrowings under the Bridge Facility with the net proceeds of this offering and the concurrent common stock offering (assuming no exercise of the underwriters’ over-allotment option for this offering or the concurrent common stock offering). On April 1, 2011, we borrowed £3.6 billion (approximately $5.7 billion) under the Bridge Facility to fund the Acquisition and pay certain fees and expenses incurred in connection with the Acquisition. See “Summary — Acquisition of Central Networks.”

(3)	The 4.32% junior subordinated notes due 2019 are a component of the Equity Units offered hereby. The as adjusted amount will increase to approximately $978 million if the underwriters exercise their over-allotment option in full.

(4)	Reflects an adjustment of approximately $105 million representing the estimated present value of the contract adjustments payable in connection with the Equity Units.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed on the NYSE under the symbol “PPL”. The following table sets forth on a per share basis the high and low sales prices for consolidated trading in our common stock as reported on the NYSE and dividends for the quarters indicated. The closing price of our common stock on April 11, 2011 was $25.69

	Price Range of Common Stock		Dividend Paid
	High	Low	per Share

Fiscal Year 2008
First Quarter	$55.23	$44.72	$0.305
Second Quarter	$54.00	$46.04	$0.335
Third Quarter	$53.78	$34.95	$0.335
Fourth Quarter	$37.88	$26.84	$0.335
Fiscal Year 2009
First Quarter	$33.54	$24.25	$0.335
Second Quarter	$34.42	$27.40	$0.345
Third Quarter	$34.21	$28.27	$0.345
Fourth Quarter	$33.05	$28.82	$0.345
Fiscal Year 2010
First Quarter	$32.77	$27.47	$0.345
Second Quarter	$28.80	$23.75	$0.350
Third Quarter	$28.00	$24.83	$0.350
Fourth Quarter	$28.14	$25.13	$0.350
Fiscal year 2011
First Quarter	$26.98	$24.10	$0.350
Second Quarter (through April 11, 2011)	$25.99	$25.23	$0.350

The number of registered shareholders of our common stock at March 31, 2011, was 69,883. We expect to continue our policy of paying regular cash dividends, although there is no assurance as to future dividends because they are dependent on future earnings, capital requirements, financial condition and any contractual restriction or restrictions that may be imposed by our existing or future debt instruments.

CONCURRENT COMMON STOCK OFFERING

Concurrently with this offering, under a separate prospectus supplement dated the date hereof, we are offering 80,000,000 shares (92,000,000 shares if the underwriters’ over-allotment option is exercised in full) of our common stock in an underwritten public offering. The common stock offering is not contingent on the completion of this offering and this offering is not contingent upon the completion of the common stock offering. We plan to use the proceeds from the common stock offering and the proceeds of this offering to reduce our obligations under the Bridge Facility, the proceeds of which were used to fund the consideration for the Acquisition and pay certain fees and expenses relating to the Acquisition. See “Use of Proceeds”.

The foregoing description and other information regarding the common stock offering is included herein solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of our common stock included in the common stock offering.

ACCOUNTING TREATMENT

The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the notes in our financial statements based on the underlying fair value of each instrument at the time of issuance taking into consideration the contract adjustment payments. The fair value of the purchase contract is expected to approximate the present value of the Corporate Units contract adjustment payments and will be initially recorded as a reduction to shareowners’ common equity (common stock and capital in excess of par value), with an offsetting credit to liabilities. This liability is accreted over three years by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments will reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 pursuant to that purchase contract and will issue the requisite number of shares of our common stock. The $50 we receive will be credited to shareowners’ common equity (common stock and capital in excess of par value).

Before the issuance of shares of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, based on the settlement formula applied at the end of each reporting period, is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts less the number of shares that could be purchased by us in the market, at the average market price during the period, using the proceeds receivable upon settlement. Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the threshold appreciation price of approximately $30.99.

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Corporate Units. It is possible that our accounting for the purchase contracts and the notes could be affected by any new accounting rules that might be issued by these groups or other accounting standard setting groups or in the event of any other change in any law or regulation of any accounting rule, pronouncement or interpretation.

DESCRIPTION OF THE EQUITY UNITS

The following is a summary of some of the terms of the Equity Units. This summary, together with the summary of the terms of the purchase contracts, the purchase contract and pledge agreement and the notes set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes” in this prospectus supplement, contain a description of all of the material terms of the Equity Units, but are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the indenture, the supplemental indenture, the notes and the form of remarketing agreement, including the definitions of certain terms used therein, which has been attached as an exhibit to the purchase contract and pledge agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

We will issue the Equity Units under the purchase contract and pledge agreement among us and The Bank of New York Mellon, as purchase contract agent (the “purchase contract agent”), and The Bank of New York Mellon, as collateral agent, custodial agent and securities intermediary (the “collateral agent”). The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 17,000,000 Corporate Units (up to 19,550,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50.

Each Corporate Unit offered will consist of:

•	a purchase contract under which

•	the holder will agree to purchase from us, and we will agree to sell to the holder, no later than on May 1, 2014, which we refer to as the “purchase contract settlement date,” or upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts — Purchase of Common Stock,” “Description of the Purchase Contracts — Early Settlement” or “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change,” as the case may be; and

•	we will pay the holder quarterly contract adjustment payments at the rate of 4.43% per year on the stated amount of $50, or $2.215 per year, subject to our right to defer such contract adjustment payments, and either:

•	a 1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal amount 4.32% junior subordinated note due 2019 issued by PPL Capital Funding, and under which PPL Capital Funding will pay to the holder 1/20, or 5.0%, of the interest payment on a $1,000 principal amount note at the initial rate of 4.32%, or $43.20 per year per $1,000 principal amount of notes, subject to PPL Capital Funding’s right to defer such interest payments; or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

(1) a 1/20, or 5.0%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to April 30, 2014; and

(2) for the scheduled interest payment date occurring on the purchase contract settlement date, a 0.054% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date.

The fair value of the Corporate Units we issue will be recorded in our financial statements based on an allocation between the purchase contracts and the notes in proportion to their respective fair market values.

So long as the units are in the form of Corporate Units, the related undivided beneficial ownership interest in the note or the applicable ownership interest in the Treasury portfolio, as the case may be, will be pledged to us through the collateral agent to secure the holders’ obligations to purchase our common stock under the related purchase contracts.

Creating Treasury Units by Substituting a Treasury Security for a Note

Each holder of 20 Corporate Units may create, at any time other than during the period (i) from 5:00 p.m., New York City time, on the second business day immediately following the date on which we give our notice of an optional remarketing until the settlement date of such remarketing or the date we announce that such remarketing was unsuccessful and (ii) after 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period (we refer to each such period as a “blackout period”) and other than after a successful remarketing, 20 Treasury Units by substituting for a note a zero-coupon U.S. Treasury security (CUSIP No. 912820TM9) with a principal amount at maturity equal to $1,000 and maturing on or prior to April 30, 2014, which we refer to as a “Treasury security.” This substitution would create 20 Treasury Units and the note would be released to the holder and would be separately tradable from the Treasury Units. Because Treasury securities and notes are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 20 Corporate Units. After a successful remarketing, holders may not create Treasury Units from Corporate Units.

Each Treasury Unit will consist of:

•	a purchase contract under which

•	the holder will agree to purchase from us, and we will agree to sell to the holder, not later than on the purchase contract settlement date, or upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate; and

•	we will pay the holder quarterly contract adjustment payments at the rate of 4.43% per year on the stated amount of $50, or $2.215 per year, subject to our right to defer such contract adjustment payments, and

•	a 1/20, or 5.0%, undivided beneficial ownership interest in a Treasury security.

The term “business day” means any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts.

To create 20 Treasury Units, a holder is required to:

•	deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder (unless otherwise owned by the holder); and

•	transfer to the purchase contract agent 20 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related note.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related note from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Corporate Units;

•	transfer the related note to the holder; and

•	deliver 20 Treasury Units to the holder.

The Treasury security will be substituted for the note and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The note thereafter will trade separately from the Treasury Units.

Holders who create Treasury Units or recreate Corporate Units, as discussed below, will be responsible for any fees or expenses payable to the collateral agent in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contract and Pledge Agreement — Miscellaneous.”

Recreating Corporate Units

Each holder of 20 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing, to substitute for the related Treasury security held by the collateral agent a note having an aggregate principal amount equal to $1,000. This substitution would recreate 20 Corporate Units and the applicable Treasury security would be released to the holder and would be separately tradable from the Corporate Units. Because Treasury securities and notes are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 20 Treasury Units. After a successful remarketing, holders may not recreate Corporate Units from Treasury Units.

To recreate 20 Corporate Units, a holder is required to:

•	deposit with the collateral agent a $1,000 principal amount note, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•	transfer to the purchase contract agent 20 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a $1,000 principal amount note with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.

Upon receiving instructions from the purchase contract agent and receipt of the $1,000 principal amount note, the collateral agent will release the related Treasury security from the pledge and deliver it to the purchase contract agent, on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 20 Corporate Units to the holder.

The $1,000 principal amount note will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade separately from the Corporate Units.

Payments on the Equity Units

Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of 4.43% per year on the stated amount of $50 per Equity Unit until the earliest of the purchase contract settlement date, the early settlement date (in the case of a fundamental change early settlement, as described in “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”) and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts (in the case of an early settlement as described in “Description of the Purchase Contracts — Early Settlement”). In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the notes attributable to the undivided beneficial ownership interest in the notes (or distributions on the applicable ownership interest in the Treasury portfolio if the notes have been replaced by the Treasury portfolio), equivalent to the rate of 4.32% per year. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units, but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the notes that were released to them when the Treasury Units were created for as long as they hold the notes. We will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except where such date is not a business day, in which case contract adjustment payments will be payable as of the next subsequent business day, without adjustment), commencing August 1, 2011.

We have the right to defer payment of quarterly contract adjustment payments as described under “Description of the Purchase Contracts — Contract Adjustment Payments.” PPL Capital Funding has the right to defer payment of interest on the notes as described under “Description of the Notes — Option to Defer Interest Payments.”

Listing

We expect trading of the Corporate Units on the New York Stock Exchange to commence within 30 days of the initial issuance of the corporate units under the symbol “PPL PR W.” Unless and until substitution has been made as described in “— Creating Treasury Units by Substituting a Treasury Security for a Note” or “— Recreating Corporate Units,” neither the note or applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The note or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we will endeavor to cause the Treasury Units or notes to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

Ranking

The notes will be junior subordinated obligations of PPL Capital Funding, subordinated to PPL Capital Funding’s existing and future Senior Indebtedness (as described under “Description of the Notes — Subordination”). The notes will be issued under a subordinated indenture among PPL Capital Funding, us, as guarantor, and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “trustee”) dated as of March 1, 2007 (the “subordinated indenture”), as amended and supplemented by a supplemental indenture among PPL Capital Funding, us and the trustee dated April 15, 2011 (the “supplemental indenture” and, together with the subordinated indenture, the “indenture”).

PPL Corporation will fully and unconditionally guarantee the payment of principal of and any interest on the notes, when due and payable pursuant to a subordinated guarantee. The subordinated guarantee will remain in effect until the entire principal of and interest on the notes has been paid in full or otherwise discharged in accordance with the provisions of the indenture (including any supplements thereto). The subordinated guarantee will be PPL Corporation’s unsecured obligation and will be subordinated to all of PPL Corporation’s Senior Indebtedness (as defined in Description of Notes — Subordination”). It will rank equally in right of payment with PPL Corporation’s other unsecured and subordinated indebtedness. The subordinated guarantee will be effectively subordinated to all existing or future preferred stock and indebtedness, guarantees and other liabilities of our subsidiaries, including trade payables. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your right as a holder of the notes will also be subject to the prior claims of these creditors if a subsidiary (other than PPL Capital Funding) liquidates or reorganizes or otherwise winds up its business. Unless we or PPL Capital Funding are considered a creditor of the relevant subsidiary, your claims will be recognized behind these creditors.

As of December 31, 2010, PPL Capital Funding had approximately $1.7 billion of outstanding indebtedness, all of which was guaranteed by PPL Corporation and $99 million of which was Senior Indebtedness, and our subsidiaries (other than PPL Capital Funding) had approximately $11.6 billion of aggregate outstanding debt, including short-term borrowings and excluding fair value adjustments (none of which is guaranteed by us).

Voting and Certain Other Rights

Holders of purchase contracts forming part of the Corporate Units or Treasury Units, in their capacities as such holders, will have no voting or other rights in respect of our common stock.

Agreed Tax Treatment

Each beneficial owner of an Equity Unit, by acceptance of the beneficial interest therein, will be deemed to have agreed (unless otherwise required by any taxing authority) (1) to treat itself as the owner of the related note, applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, for U.S. federal, state and local income tax purposes, (2) to treat the note as indebtedness for all tax purposes, and (3) to allocate, as of the issue date, 100% of the purchase price paid for the Equity Units to its ownership interest in the notes and 0% to each purchase contract, which will establish its initial tax basis in each purchase contract as $0 and its initial tax basis in its ownership interest in the notes as $50. This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS. See “Certain United States Federal Income and Estate Tax Consequences.”

Repurchase of the Equity Units

We may purchase from time to time any of the Equity Units offered by this prospectus supplement that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law.

DESCRIPTION OF THE PURCHASE CONTRACTS

The following description is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. The description of the purchase contracts and the purchase contract and pledge agreement in this prospectus supplement contains a summary of their material terms but does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the indenture, the first supplemental indenture, the notes and the form of remarketing agreement, including the definitions of certain terms used therein.

Purchase of Common Stock

Each purchase contract that is a part of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to sell, on May 1, 2014 (the “purchase contract settlement date”), a number of shares of our common stock equal to the settlement rate, for $50 in cash (unless the purchase contract terminates prior to that date or is settled early at the holder’s option). The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “— Anti-dilution Adjustments” and “— Early Settlement Upon a Fundamental Change” below:

(1) If the applicable market value of our common stock is equal to or greater than the “threshold appreciation price” of approximately $30.99, the settlement rate will be 1.6133 shares of our common stock (we refer to such settlement rate as the “minimum settlement rate”).

Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2) If the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $25.30, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share.

Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the market price does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(3) If the applicable market value of our common stock is less than or equal to the reference price of $25.30, the settlement rate will be 1.9763 shares of our common stock, which is equal to the stated amount divided by the reference price (we refer to such settlement rate as the “maximum settlement rate”).

Accordingly, if the market price for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the market price is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

The reference price is the public offering price of our common stock in the concurrent common stock offering. The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is approximately $30.99 and represents appreciation of approximately 22.5% over the reference price.

If you elect to settle your purchase contract early in the manner described under “— Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be 1.6133, the minimum settlement rate, subject to adjustment as described under “— Anti-dilution Adjustments.” We refer to the minimum settlement rate and the maximum settlement rate as the “fixed settlement rates.”

The “applicable market value” means the average volume-weighted average price, or VWAP, of our common stock on each of the 20 consecutive trading days ending on the third scheduled trading day immediately preceding the purchase contract settlement date, subject to adjustment under the circumstances set forth in “— Anti-dilution Adjustments.” The “VWAP” of our common stock means, for the relevant trading day, the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page PPL <EQUITY> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such volume-weighted average price is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means, for purposes of determining a VWAP or closing price, a business day on which the relevant exchange or quotation system is scheduled to be open for business and a day on which there has not occurred or does not exist a market disruption event. A “market disruption event” is defined as any of the following events that has occurred:

•	any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during the one-hour period prior to the close of trading for the regular trading session on the exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock or in futures or option contracts relating to our common stock on the relevant exchange or quotation system;

•	any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the exchange or quotation system (or for purposes of determining VWAP any period or periods aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, our common stock on the relevant exchange or quotation system or futures or options contracts relating to our common stock on any relevant exchange or quotation system; or

•	the failure to open of the exchange or quotation system on which futures or options contracts relating to our common stock are traded or the closure of such, exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such, exchange or quotation system for execution at the actual closing time on such day.

If a market disruption event occurs during a day that would otherwise constitute one of the 20 trading days for determining the applicable market value, we will notify investors on the calendar day on which such event occurs.

If 20 trading days for our common stock have not occurred prior to the third scheduled trading day immediately prior to the purchase contract settlement date, all remaining trading days will be deemed to occur on that third business day and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on such third business day or, if such day is not a trading day, the closing price as determined in its reasonable discretion by a nationally recognized independent investment banking firm retained by us for this purpose.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to such fraction multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date. If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

The “closing price” of our common stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the New York Stock Exchange on that date. If our common stock is not listed for trading on the New York Stock Exchange on any date of determination, the closing price of our common stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which our common stock is listed, or if our common stock is not so listed on a U.S. securities exchange, the last quoted bid price for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if that bid price is not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

Unless:

•	a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “— Early Settlement” or “— Early Settlement Upon a Fundamental Change”;

•	a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “— Notice to Settle with Cash”; or

•	an event described under “— Termination” has occurred,

then, on the purchase contract settlement date,

•	in the case of Corporate Units where there has not been a successful optional or final remarketing, unless holders of Corporate Units elect not to exercise their put right by delivering cash to settle their purchase contracts (see “— Remarketing”), such holders will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the notes to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•	in the case of Corporate Units where the Treasury portfolio has replaced the notes as a component of the Corporate Units, the portion of the proceeds of the appropriate applicable ownership interests in the Treasury portfolio when paid at maturity equal to the stated amount of $50 per Corporate Unit will automatically be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•	in the case of Corporate Units where the notes have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder’s obligation to purchase our common stock under the related purchase contracts will automatically be applied to satisfy in full the holder’s obligation and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•	in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts.

The common stock will then be issued and delivered to the holder or the holder’s designee, upon presentation and surrender of the certificate evidencing the Corporate Units or Treasury Units, if in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

•	irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder; and

•	agreed to be bound by the terms and provisions of the Corporate Units and Treasury Units and perform its obligations under the related purchase contract and the purchase contract and pledge agreement.

Remarketing

We have agreed to enter into a remarketing agreement with one or more nationally recognized investment banking firms (as the remarketing agent(s)) and the purchase contract agent (as attorney-in-fact of the holders) no later than 30 days prior to the first day of the optional remarketing period. Pursuant to the remarketing agreement, unless a termination event has occurred, remarketing of the notes underlying the Corporate Units will be attempted as described below.

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing,” whereby the notes that are a part of Corporate Units and any separate notes whose holders have decided to participate in the remarketing, as described under “— Optional Remarketing of the Notes That Are Not Included in Corporate Units,” will be remarketed in two tranches, as described below.

The notes to be remarketed will be divided into two tranches, such that neither tranche will have an aggregate principal amount of less than the lesser of $250 million and 50% of the aggregate principal amount of the notes to be remarketed. One tranche will mature on or about the third anniversary of the settlement date of the remarketing and the other will mature on or about the fifth anniversary of such settlement date. The interest deferral provisions of the notes will not apply to the notes remarketed in an optional remarketing or a final remarketing. We will allocate the notes whose holders elect not to participate in any remarketing, without any requirement for the consent of such holders, into these two tranches, such that neither tranche immediately after the settlement date of the remarketing will have an aggregate principal amount of less than the lesser of $250 million and 50% of the aggregate principal amount of the notes then outstanding.

In connection with the remarketing, PPL Capital Funding may elect, by irrevocable notice to the depositary at any time at least 15 days prior to the date on which we propose to remarket the notes:

•	to extend the earliest redemption date on which PPL Capital Funding may call the notes of a tranche for redemption from May 1, 2016 to a later date or to eliminate the redemption provisions of the notes of such tranche altogether; and /or

•	to calculate interest on the notes of a tranche on a fixed or floating rate basis.

These modifications will become effective if the remarketing is successful, without the consent of the holders, upon the earlier of the optional remarketing settlement date and the purchase contract settlement date. See “Description of the Notes — Remarketing.”

During the applicable blackout period:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We will use commercially reasonable efforts to ensure that a registration statement with regard to the full amount of the notes to be remarketed will be effective in a form that may be used by the remarketing agent in connection with the remarketing process (unless such registration statement is not required under the applicable laws and regulations that are in effect at that time) or unless we conduct any remarketing in accordance with an exemption under the securities laws.

We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Optional Remarketing

Unless a termination event has occurred, we may elect, at our option, to remarket the notes in two tranches over a period of one or more dates selected by us that fall during the period from and including January 30, 2014 (the second business day immediately preceding the interest payment date prior to the purchase contract settlement date) and ending on April 15, 2014 (the third business day prior to the first day of the final remarketing period), whereby the aggregate principal amount of the notes that are a part of Corporate Units and any separate notes whose holders have decided to participate in the optional remarketing, as described under “— Optional Remarketing of the Notes That Are Not Included in Corporate Units,” will be remarketed. We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date we price the notes offered in an optional remarketing as the “optional remarketing date.” If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable efforts to obtain a price for each tranche of notes to be remarketed that results in proceeds of at least 100% of the relevant fraction (as defined below) of the aggregate of the purchase price for the Treasury portfolio described below and the separate notes purchase price. To obtain that price, the remarketing agent may, among other things, reset the interest rate on the notes, as described under “Description of the Notes — Interest Rate Reset.” The “relevant fraction” for a tranche of notes is a fraction the numerator of which is the aggregate principal amount of the notes in such tranche that are being remarketed and the denominator of which is the aggregate principal amount of the notes to be remarketed. If we elect to remarket the notes in the optional remarketing period, the optional remarketing date will be the same for both tranches and the settlements of both tranches will be conditioned on each other. We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes of our election to conduct an optional remarketing no later than 15 days prior to the date we begin the optional remarketing. On the business day following the optional remarketing date, we will notify holders of separate notes who decided not to participate in the optional remarketing how we will allocate their notes between the two tranches.

Notwithstanding anything to the contrary, we may only elect to conduct an optional remarketing if PPL Capital Funding is not then deferring interest on the notes.

Following a successful optional remarketing of the notes, the remarketing agent will purchase the Treasury portfolio at the Treasury portfolio purchase price (as defined below), and deduct such price from the proceeds of the optional remarketing. Any remaining proceeds will be remitted by the remarketing agent for the benefit of the holders whose notes were remarketed.

If we elect to conduct an optional remarketing and such remarketing is successful:

•	settlement of the remarketed notes will occur on the third business day following the optional remarketing date (we refer to such third business day as the “optional remarketing settlement date”);

•	the interest rate on each tranche of remarketed notes will be reset on the optional remarketing settlement date, if applicable;

•	your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio, as described above; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing during the optional remarketing period, or no optional remarketing succeeds for any reason, the notes will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its reasonable efforts to remarket the notes during the final remarketing period.

For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date.

Following a successful optional remarketing, the remarketing agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the principal amount of the notes underlying the applicable ownership interests in notes included in the Corporate Units on the optional remarketing date; and

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the notes underlying the applicable ownership interests in notes included in the Corporate Units on the optional remarketing date.

The remarketing agent will deduct the Treasury portfolio purchase price from the proceeds of the optional remarketing. Any remaining proceeds of the optional remarketing will be remitted by the remarketing agent to the purchase contract agent for the benefit of the holders of Corporate Units whose notes were remarketed and will be paid promptly after the optional remarketing settlement date.

The applicable ownership interests in the Treasury portfolio will be substituted for the applicable ownership interests in notes that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the aggregate principal amount of the notes underlying the aggregate applicable ownership interests in notes that are components of the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase common stock under the purchase contracts. In addition, proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been attributable to the notes that were components of the Corporate Units at the time of remarketing will be paid on the purchase contract settlement date to the holders of the Corporate Units.

If we elect to remarket the notes during the optional remarketing period and a successful remarketing has not occurred on or prior to April 15, 2014 (the last day of the optional remarketing period), we will cause a notice of the failed remarketing of the notes to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

Final Remarketing

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing, we will remarket the notes, in two tranches, during the 7 business day period ending on April 28, 2014 (the third business day immediately preceding the purchase contract settlement date), whereby the aggregate principal amount of the notes that are a part of Corporate Units and any separate notes whose holders have decided to participate in the remarketing, as described under “— Optional Remarketing of the Notes That Are Not Included in Corporate Units,” will be remarketed. We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date we price the notes offered in the final marketing as the “final remarketing date.” The remarketing agent will use its reasonable efforts to obtain a price for each tranche of notes to be remarketed that results in proceeds of at least 100% of the principal amount of such tranche of notes. To obtain that price, the remarketing agent may, among other things, reset the interest rate on each tranche of remarketed notes, as described under “Description of the Notes — Interest Rate Reset.” The final remarketing date will be the same for both tranches of notes and the settlements of both tranches will be conditioned on each other. We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes of the remarketing no later than the third business day prior to the first day of the final remarketing period. In such notice, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate notes to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a separate note holder in the case of a failed remarketing if a separate note holder wishes to exercise its right to put its notes to us as described in this prospectus supplement. On the business day following the final remarketing date, we will notify holders of separate notes who decided not to participate in the final remarketing how we will allocate their notes between the two tranches.

We have the right to postpone the final remarketing in our absolute discretion on any day prior to the last five business days of the final remarketing period.

If the final remarketing is successful:

•	settlement of the remarketed notes will occur on the purchase contract settlement date;

•	the interest rate on each tranche of remarketed notes will be reset on the reset effective date, which will be the purchase contract settlement date, as described below under “Description of the Notes — Interest”; and

•	the remarketing agent will remit the proceeds of the remarketing of the notes underlying the Corporate Units directly to the purchase contract agent, and the portion of the proceeds equal to the total principal amount of the notes underlying the Corporate Units will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. Any excess proceeds will be remitted by the remarketing agent to the purchase contract agent for the benefit of the holders of the Corporate Units whose notes were remarketed.

Corporate Unit holders have the option to notify the purchase contract agent at any time prior to 5:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of their intention to settle the related purchase contracts with separate cash and provide such cash on or prior to the business day immediately prior to the first day of the final remarketing period. The notes of any holder of Corporate Units who has failed to give this notice and deliver such cash will be remarketed during the final remarketing period. In addition, holders of notes that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Notes — Remarketing of Notes That Are Not Included in Corporate Units.”

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing, if (1) despite using its reasonable efforts, the remarketing agent cannot remarket the related notes on or prior to April 28, 2014 (the last day of the final remarketing period), at a price equal to or greater than 100% of the aggregate principal amount of the notes to be remarketed or (2) the final remarketing has not occurred on or prior to April 28, 2014 because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed remarketing, holders of all notes will have the right to put their notes to us for an amount equal to the principal amount of their notes, plus accrued and unpaid interest (including deferred interest and compounded interest thereon), on the purchase contract settlement date. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the notes underlying such Corporate Units unless such holder has decided to settle the purchase contract with separate cash as described below under “— Notice to Settle with Cash” and prior to 5:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, such holder provides a written notice of an intention to settle the related purchase contract with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent $50 in cash per Corporate Unit. Such settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. If a holder of Corporate Units so elects to settle with separate cash, upon receipt of the required cash payment, the related notes underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash will be invested promptly in permitted investments, as defined in the purchase contract and pledge agreement, and paid to us on the purchase contract settlement date. Any funds received by the collateral agent in respect of the investment earnings from such investments will be distributed to the purchase contract agent for payment to the holders who settled with separate cash. Unless a holder of Corporate Units has settled the related purchase contracts with separate cash on or prior to the business day immediately preceding the purchase contract settlement date, such holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the notes against such holder’s obligations to purchase our common stock under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to such holder our common stock pursuant to the related purchase contracts. Any amount of the put price remaining following satisfaction of the related purchase contracts will be paid to the Corporate Unit holder through the purchase contract agent.

If a successful remarketing has not occurred on or prior to April 28, 2014 (the last day of the final remarketing period), we will cause a notice of the failed remarketing of the notes to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period in the case of Corporate Units. Such early settlement may only be made in integral multiples of 20 purchase contracts. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may settle early only in integral multiples of 50,000 Corporate Units prior to 5:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$50 times the number of purchase contracts being settled; plus

•	if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contracts being settled, unless we have elected to defer the contract adjustment payments payable on such date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).

Upon early settlement, except as described below in “Early Settlement Upon a Fundamental Change,” we will sell, and the holder will be entitled to buy, the minimum settlement rate of 1.6133 shares of our common stock for each purchase contract being settled (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under “— Anti-dilution Adjustments” below. We will cause (1) the shares of our common stock to be issued and (2) the related notes or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement, and delivered within three business days following the early settlement date, in each case to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the quarterly payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will terminate, and no adjustment will be made to or for the holder on account of any amounts accrued in respect of contract adjustment payments since the most recent quarterly payment date.

If the purchase contract agent receives a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and payment of $50 for each purchase contract being settled prior to 5:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.

Early Settlement Upon a Fundamental Change

If a “fundamental change” occurs (as defined below) prior to the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract will have the right to accelerate and settle such contract early at the settlement rate determined as if the applicable market value equaled the stock price (as defined below), plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”

We will provide each of the holders with a notice of the completion of a fundamental change within five business days thereof. The notice will specify an early settlement date, which shall be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of such notice and two business days prior to the first day of the commencement of the optional remarketing period, or, if we do not elect to conduct an optional remarketing or the optional remarketing is not successful, the commencement of the final remarketing period or, if the final remarketing is not successful, the purchase contract settlement date, by which each holder’s fundamental change early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent, no later than 4:00 p.m., New York City time, on the third business day before the early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds less the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the early settlement date.

A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or a series of related transactions pursuant to which our common stock will be converted into cash, securities or other property or we sell, lease or transfer in one transaction or series of related transactions all or substantially all of the property and assets of us and our subsidiaries;

(3) our common stock (or any other security to be delivered upon settlement of the purchase contracts following a reorganization event, as defined below under “— Reorganization Events”) ceases to be listed or quoted on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market; or

(4) our shareholders vote for our liquidation, dissolution or termination.

provided, however, that a fundamental change will not be deemed to have occurred if at least 90% of the consideration received by holders of our common stock in the transaction or transactions consist of shares of common stock that are listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market.

If you exercise the fundamental change early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the fundamental change and received shares of our common stock at the settlement rate described above, plus the additional make-whole shares. You will also receive the notes, applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a fundamental change. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right shall be void unless and until such a registration statement shall be effective and we will have no further obligation with respect to any such registration statement if, notwithstanding using our commercially reasonable efforts, no registration statement is then effective.

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of           Corporate Units.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

Calculation of Make-Whole Shares.  The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•	in the case of a fundamental change described in clause (2) above and the holders of our common stock receive only cash in the fundamental change, the stock price shall be the cash amount paid per share;

•	otherwise, the stock price shall be the average of the closing prices of our common stock over the 20 trading-day period ending on the trading day preceding the effective date of the fundamental change.

	Stock Price on Effective Date
Effective Date	$8.00	$16.00	$20.00	$25.30	$27.50	$30.99	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00

April 15, 2011	0.5101	0.2386	0.1493	0.0000	0.1160	0.2469	0.1863	0.1406	0.1002	0.0816	0.0687	0.0588	0.0510	0.0447
May 1, 2012	0.3566	0.1680	0.1013	0.0000	0.0769	0.2040	0.1424	0.1008	0.0704	0.0572	0.0480	0.0410	0.0356	0.0312
May 1, 2013	0.1861	0.0894	0.0533	0.0000	0.0324	0.1457	0.0822	0.0515	0.0366	0.0298	0.0250	0.0213	0.0185	0.0163
May 1, 2014	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The stock prices set forth in the second row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates.

Each of the make-whole share amounts in the table will be subject to adjustment in the same manner as the fixed settlement rates as set forth under “— Anti-dilution Adjustments.”

The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

•	if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $100.00 per share (subject to adjustment as described above), then the make-whole share amount will be zero; and

•	if the stock price is less than $8.00 per share (subject to adjustment as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two dates on the table.

Notice to Settle with Cash

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, at the offices of the purchase contract agent with the completed “Notice to Settle with Cash” form prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period or, if there has been a failed remarketing, on the second business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash-settle purchase contracts in integral multiples of 20 purchase contracts.

The holder must also deliver to the collateral agent the required cash payment in immediately available funds. Such payment must be delivered prior to 5:00 p.m., New York City time, on the first business day immediately preceding the first day of the final remarketing period or, if there has been a failed remarketing, on the first business day immediately preceding the purchase contract settlement date.

Upon receipt of the cash payment, the related note will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.

If a holder of Corporate Units that has given notice of its intention to settle with cash fails to deliver the cash by the applicable time and date specified above, the notes underlying such holder’s Corporate Units will automatically be remarketed, or if there is a failed remarketing such notes will be put to us, as described under “— Remarketing” above.

Any cash received by the collateral agent upon cash settlement will be invested promptly in permitted investments, as defined in the purchase contract and pledge agreement, and paid to us on the purchase contract settlement date. Any funds received by the collateral agent in respect of the investment earnings from such investments will be distributed to the purchase contract agent for payment to the holders who settled with cash.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of 4.43% of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2011.

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be on the 15th day of the month preceding the month in which the relevant payment date falls (whether or not a business day). These distributions will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “Certain Provisions of the Purchase Contract and Pledge Agreement — Book-Entry System.”

If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Senior Indebtedness.

We may, at our option and upon prior written notice to the holders of the Equity Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts forming a part of the Equity Units until the purchase contract settlement date; provided, however, that in (x) an early settlement upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the early settlement date and (y) an early settlement other than upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the quarterly payment date immediately preceding the early settlement date.

Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 8.75% per year until paid, compounded quarterly, which is equal to the rate of total distributions on the Corporate Units (compounding on each succeeding payment date), to, but excluding, the payment date. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.

If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not declare or pay any dividends or make any distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock.

The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or (2) a dividend reinvestment or stockholder purchase plan;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock;

•	any exchange, redemption or conversion of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; and

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Anti-dilution Adjustments

Each fixed settlement rate will be subject to the following adjustments:

(1) Stock Dividends.  If we pay or make a dividend or other distribution on our common stock in common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which shall be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

(2) Stock Purchase Rights.  If we issue to all holders of our common stock rights, options or warrants, entitling them to subscribe for or purchase shares of our common stock for a period expiring within 45 days from the date of issuance of such rights, options or warrants at a price per share of our common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment, share purchase or similar plan), each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which shall be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock which the aggregate consideration expected to be received by us upon the exercise of such rights, options or warrants would purchase at such current market price and the denominator of which shall be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock so offered for subscription or purchase, either directly or indirectly.

(3) Stock Splits; Reverse Splits; and Combinations.  If outstanding shares of our common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of our common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

(4) Debt, Asset or Security Distributions.  If we, by dividend or otherwise, distribute to all holders of our common stock evidences of our indebtedness, assets or securities (but excluding any rights, options or warrants referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below and any dividend, shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of a spin-off referred to below, or dividend or distribution referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which shall be the current market price on the date fixed for such determination less the then fair market value (as determined in good faith by our board of directors, whose good faith determination will be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of our common stock and the denominator of which shall be such current market price.

In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours, which we refer to as a “spin-off,” the fixed settlement rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which is the current market price of our common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to the fixed settlement rate under the preceding paragraph will occur on:

•	the 10th trading day from and including the effective date of the spin-off; or

•	if the spin-off is effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the issue date of the securities being offered in such initial public offering.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock over the first 10 trading days following the effective date of the spin-off.

If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

(5) Cash Distributions.  If we, by dividend or otherwise, make distributions to all holders of our common stock exclusively in cash during any quarterly period (excluding any cash that is distributed in a reorganization event to which the provisions described below under “— Reorganization Events” apply or as part of a distribution referred to in paragraph (4) above) in an amount that exceeds $0.35 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “reference dividend”), immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate shall be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which shall be equal to the current market price on the date fixed for such determination less the amount, if any, by which the per share amount of the distribution exceeds the reference dividend and the denominator of which shall be equal to such current market price.

The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (5). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend amount that is not a regular quarterly dividend.

(6) Tender and Exchange Offers.  In the case that a tender offer or exchange offer made by us or any subsidiary for all or any portion of our common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of our common stock that exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which we refer to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate shall be increased by dividing:

•	each fixed settlement rate immediately prior to the close of business on the date of the expiration time by

•	a fraction (A) the numerator of which shall be equal to (x) the product of (i) the current market price on the date of the expiration time and (ii) the number of shares of common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (y) the amount of cash plus the fair market value of the aggregate consideration payable to stockholders pursuant to the tender offer or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender offer or exchange offer, of purchased shares), and (B) the denominator of which shall be equal to the product of (x) the current market price on the date of the expiration time and (y) the result of (i) the number of shares of our common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (ii) the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the expiration time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “purchased shares”).

The “current market price” per share of our common stock or any other security on any day means the average VWAP of our common stock or such other security for the 10 consecutive trading days preceding the earlier of the day preceding the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

We currently do not have a rights plan with respect to any common stock. To the extent that we have a rights plan in effect upon settlement of a purchase contract, you will receive, in addition to the common stock, the rights under the rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above.

Holders have the right to settle their obligations under the Equity Units early in the event of certain fundamental changes as described above under “— Early Settlement Upon a Fundamental Change.”

You may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. Thus, under certain circumstances, an increase in (or a failure to decrease) the fixed settlement rates might give rise to a taxable dividend to you even though you will not receive any cash in connection with the increase in (or failure to decrease) the settlement rate. In addition, non-U.S. holders (as defined in “Certain United States Federal Income and Estate Tax Consequences”) may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See “Certain United States Federal Income and Estate Tax Consequences — U.S. Holders — Purchase Contracts — Constructive Distributions and Dividends” and “— Non-U.S. Holders — U.S. Federal Withholding Tax.”

In addition, we may increase the fixed settlement rates if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

Adjustments to the fixed settlement rates will be calculated to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment, provided that effect shall be given to all anti-dilution adjustments not later than the close of business on the business day immediately preceding the first trading day in the 20 consecutive trading day period during which the settlement rate or fundamental change early settlement rate is determined.

No adjustment to the fixed settlement rates need be made if holders may participate in the transaction that would otherwise give rise to an adjustment, so long as the distributed assets or securities the holders would receive upon settlement of the Equity Units, if convertible, exchangeable, or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following settlement of the Equity Units.

The fixed settlement rates will not be adjusted (subject to our right to adjust them if our board of directors deems it advisable as described above):

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid dividends.

We will be required, as soon as practicable after the fixed settlement rate is adjusted, to provide written notice of the adjustment to the holders of Equity Units.

If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.

Reorganization Events

The following events are defined as “reorganization events”:

•	any consolidation or merger of PPL Corporation with or into another person or of another person with or into PPL Corporation; or

•	any sale, transfer, lease or conveyance to another person of the property of PPL Corporation as an entirety or substantially as an entirety; or

•	any statutory share exchange of PPL Corporation with another person (other than in connection with a merger or acquisition); or

•	any liquidation, dissolution or termination of PPL Corporation (other than as a result of or after the occurrence of a termination event described below under “— Termination”).

Upon a reorganization event, each Equity Unit shall thereafter, in lieu of a variable number of shares of our common stock, be settled by delivery of exchange property units. An “exchange property unit” represents the right to receive the kind and amount of common stock, other securities, other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person to the extent such reorganization event provides for different treatment of common stock held by our affiliates and non-affiliates. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election.

In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires our assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under “— Anti-dilution Adjustments” above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid (including deferred) contract adjustment payments) will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to PPL Corporation.

Upon any termination, the collateral agent will release the related interests in the notes, applicable ownership interests in the Treasury portfolio, or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the notes, applicable ownership interests in the Treasury portfolio, or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any Treasury security upon termination of the purchase contract, the purchase contract agent will dispose of the security for cash and pay the cash to the holder. Upon any termination, however, such release and distribution may be subject to a delay. In the event that PPL Corporation becomes the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. We expect any such delay to be limited. Moreover, claims arising out of the notes will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, although we do not believe such an argument would prevail, following the termination of the purchase contracts, a party in interest in the bankruptcy proceeding might argue that the holders of notes should be treated as equity holders, rather than creditors, in the bankruptcy proceeding.

Pledged Securities and Pledge

The undivided beneficial ownership interests in the notes, or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to such pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

•	in the case of Corporate Units, to substitute a Treasury security for the related note, as provided under “Description of the Equity Units — Creating Treasury Units by Substituting a Treasury Security for a Note”;

•	in the case of Treasury Units, to substitute a note for the related Treasury security, as provided under “Description of the Equity Units — Recreating Corporate Units”; and

•	upon early settlement, cash settlement or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related notes (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the notes as a component of the Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement — General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date preceding the date of such distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

This summary summarizes some of the other provisions of the purchase contract and pledge agreement. This summary should be read together with the purchase contract and pledge agreement, a form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

Except as described under “— Book-Entry System” below, payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled and transfers of the Corporate Units and Treasury Units will be registrable at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units or Treasury Units do not remain in book-entry form, we have the option to make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code; see “Description of the Purchase Contracts — Termination”) at the office of the purchase contract agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.

If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

We intend to use the proceeds from the settlement of the purchase contracts to repay debt as soon as practicable following such settlement. We have agreed not to use such proceeds to repurchase shares of our common stock.

Modification

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under the agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events; and

•	to cure any ambiguity, to correct or supplement any provisions that may be inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units; provided that any amendment made solely to conform the provisions of the purchase contract and pledge agreement to the description of the Equity Units and the purchase contracts contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders.

The purchase contract and pledge agreement will contain provisions preventing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, from modifying the terms of the purchase contracts and the purchase contract and pledge agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	impair the right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments;

•	except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner adverse to the holders or otherwise adversely affect the holder’s rights under the purchase contract and pledge agreement or remarketing agreement in any material respect;

•	change the amount or type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement, impair the right of the holder of any purchase contract to receive distributions on such collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•	reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•	reduce the above stated percentage of outstanding purchase contracts whose holders’ consent is required for the modification or amendment of the provisions of the purchase contracts and the purchase contract and pledge agreement, provided that if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected voting group of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such voting group or, if referred to in the six bullets above, each holder affected thereby.

No Consent to Assumption

Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us, our receiver, liquidator or trustee in the event that PPL Corporation becomes the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety

We will covenant in the purchase contract and pledge agreement that we will not merge or consolidate with or convert into any entity or sell, convey, transfer, assign or otherwise dispose of all or substantially all of our assets unless:

•	the resulting or acquiring entity, if other than us, is a corporation or limited liability company organized and existing under the laws of a United States jurisdiction and expressly assumes all of our responsibilities and liabilities under the purchase contracts, the purchase contract and pledge agreement, the remarketing agreement and the indenture (including any supplement thereto), including the payment of all amounts due on the notes and the subordinated guarantee and performance of the covenants in the indenture (including any supplement thereto), by one or more supplemental agreements in form reasonably satisfactory to the purchase contract agent and the collateral agent; and

•	immediately after the transaction, and giving effect to the transaction, no event of default or event which, after notice or lapse of time or both, would become an event of default under the indenture (including any supplement thereto) exists and we are not, or such successor entity is not, in default of payment obligations under the purchase contracts, the purchase contract and pledge agreement or the remarketing agreement or in material default in the performance of any other obligations thereunder.

In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer, assignment or other disposition, and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contract and pledge agreement as us and we shall be relieved of any further obligation under the purchase contract and pledge agreement and under the Corporate Units and Treasury Units.

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any fundamental change early settlement date, the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following any of these dates, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

The Bank of New York Mellon will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Information Concerning the Collateral Agent

The Bank of New York Mellon will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Miscellaneous

The purchase contract and pledge agreement will provide that we will pay all fees and expenses related to (1) the retention of the collateral agent and (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses.

Book-Entry System

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the “depositary,” will act as securities depositary for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants (“direct participants”) deposit with the depositary. The depositary also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include U.S. and Non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

We will issue the Corporate Units and Treasury Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days of our receipt of such notice or our becoming aware of such cessation. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate Units or Treasury Units upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Corporate Units or Treasury Units. If we determine at any time that the Corporate Units or Treasury Units shall no longer be represented by global security certificates, we will inform the depositary of such determination. The depositary will, in turn, notify direct participants of their right to withdraw this beneficial interest from the global security certificates. If such direct participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Corporate Unit or Treasury Unit, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit or Treasury Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units and Treasury Units represented by the global security certificates and all transfers and deliveries of related notes, Treasury securities and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date, or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE NOTES

The following summary description sets forth certain terms and provisions of the 4.32% junior subordinated notes due 2019 (the “notes”), and to the extent inconsistent therewith replaces the description of the general terms and provisions of the notes set forth in the accompanying prospectus, to which we refer you. Because this description is a summary, it does not describe every aspect of the notes and should be read together with the subordinated indenture dated as of March 1, 2007 (the “subordinated indenture”) among us, PPL Capital Funding, Inc. (“PPL Capital Funding”) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “trustee”) under which the notes will be issued, as supplemented by a supplemental indenture (the “supplemental indenture”) establishing the terms of the notes. The form of supplemental indenture is filed, and incorporated by reference, as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. In this summary, we refer to the subordinated indenture and the supplemental indenture, together, as the “indenture”.

The indenture and its associated documents contain the full legal text of the matters described in this section. This summary is subject to and qualified in its entirety by reference to all of the provisions of the notes and the indenture, including definitions of certain terms used in the indenture. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus supplement, such sections or defined terms are incorporated by reference herein. The indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for provisions that apply to the notes. For the purposes of this summary, the terms “we,” “our” and “us” refer to PPL Corporation, Inc. and, unless otherwise expressly stated or the context otherwise requires, not any of our subsidiaries.

General

PPL Capital Funding will issue the notes as a series of debt securities under the indenture. PPL Capital Funding may issue an unlimited amount of other securities under the indenture. The notes and all other debt securities issued previously or hereafter under the indenture are collectively referred to herein as the “indenture securities.”

The notes will be unsecured and subordinated obligations of PPL Capital Funding and will be subordinated to all of its Senior Indebtedness (as defined under “— Subordination”). PPL Capital Funding may issue additional series of subordinated notes that rank pari passu with the notes. The notes will be fully and unconditionally guaranteed by PPL Corporation as to payment of principal and interest pursuant to subordinated guarantees of PPL Corporation. The subordinated guarantees will be PPL Corporation’s unsecured and subordinated obligations and will be subordinated to all of PPL Corporation’s Senior Indebtedness.

The notes will be issued in fully registered form only, without coupons. Any notes that are issued as separate securities as a result of the creation of Treasury Units or in connection with an early settlement, early settlement upon a fundamental change, a remarketing, a termination or a settlement with separate cash will be initially represented by one or more fully registered global securities (the “global securities”) deposited with the trustee, as custodian for DTC, as depositary, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under “— Book-Entry Only Issuance — The Depository Trust Company.” The authorized denominations of the notes will be $1,000 and any larger amount that is an integral multiple of $1,000; provided, however, that upon release by the collateral agent of notes underlying the undivided beneficial ownership interests in the notes pledged to secure the Corporate Unit holders’ obligations under the related purchase contracts (other than any release of the notes in connection with the creation of Treasury Units, an early settlement, an early settlement upon a fundamental change, a settlement with separate cash or a remarketing, each as described under “Description of the Purchase Contracts”), the notes will be issuable in denominations of $50 principal amount and integral multiples thereof. Except in limited circumstances described below, the notes that are issued as separate securities will not be exchangeable for notes in definitive certificated form.

Each Corporate Unit includes a 1/20, or 5.0%, undivided beneficial ownership interest in a $1,000 principal amount note that corresponds to the stated amount of $50 per Corporate Unit.

The notes will not be subject to a sinking fund provision and will not be subject to defeasance. The entire principal amount of the notes will mature and initially become due and payable, together with any accrued and unpaid interest thereon (other than deferred interest payments and compounded interest thereon which will be due and payable at the end of the deferral period as described below under “— Option to Defer Interest Payments”), on May 1, 2019, unless earlier redeemed by PPL Capital Funding. As described below under “— Put Option upon Failed Remarketing,” holders will have the right to require us to purchase their notes under certain circumstances. Except as set forth under “— Put Option upon Failed Remarketing,” and “— Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” the indenture and the subordinated guarantee of the notes will not contain any financial covenants or any restrictions on the payment of dividends, the making of investments, the incurrence of indebtedness or the redemption or repurchase of securities by us or PPL Capital Funding. The indenture and the subordinated guarantee of the notes do not contain provisions that afford holders of the notes protection in the event we or PPL Capital Funding are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture and the subordinated guarantee of the notes do not limit our or PPL Capital Funding’s ability to issue or incur other debt or issue preferred stock.

The notes are initially being offered in one series in the principal amount of $850,000,000. If we issue additional Equity Units as a result of the underwriters’ exercise of their over-allotment option, we may, without the consent of the holders of the notes, increase the principal amount of the series and issue up to an additional $127,500,000 principal amount of notes of such series having the same ranking, interest rate, maturity and other terms as the notes. Any such new notes, together with the existing notes, will constitute a single series of securities under the indenture. The existing notes and any new notes of the same series having the same terms as the notes offered hereby subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, voting waivers and amendments.

Principal and Interest

The notes will mature on May 1, 2019 (the “stated maturity date”) and will bear interest from the date of original issuance at the rate of 4.32% per annum. Subject to any deferral as described below under “— Option to Defer Interest Payments,” interest will be payable quarterly on February 1, May 1, August 1 and November 1 of each year (each, an “interest payment date”), commencing on August 1, 2011, and at maturity (whether at the stated maturity date, upon redemption, or otherwise). Subject to certain exceptions, the indenture provides for the payment of interest on an interest payment date only to persons in whose names the notes are registered at the close of business on the regular record date, which will be the January 15, April 15, July 15 and October 15 (whether or not a business day), as the case may be, immediately preceding the applicable interest payment date, except that interest payable at maturity or upon redemption will be paid to the person to whom principal is payable. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period.

If any date on which interest payments are to be made on the notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

The interest rate on each tranche of remarketed notes may be reset in connection with the remarketing as described below under “— Interest Rate Reset.” However, if there is not a successful remarketing of the notes, the interest rate will not be reset and the notes will continue to bear interest at the initial interest rate, all as described below under “— Interest Rate Reset.” We may elect to remarket the notes as floating-rate notes. Following a successful remarketing, if any of the remarketed notes are fixed-rate notes, interest on such notes will be payable on a semi-annual basis.

Option to Defer Interest Payments

Prior to May 1, 2016, PPL Capital Funding may elect at one or more times to defer payment of interest on the notes for one or more consecutive interest periods; provided that each deferred interest payment may only be deferred until the earlier of (x) the third anniversary of the interest payment date on which the interest payment was originally scheduled to be paid and (y) May 1, 2016. For the avoidance of doubt, in all cases, including the event of a failed remarketing, PPL Capital Funding will have no right to defer the payment of interest on the notes beyond May 1, 2016.

Deferred interest on the notes will bear interest at the interest rate applicable to the notes, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which PPL Capital Funding elects to defer interest and ending on the earlier of (i) the next interest payment date on which we or PPL Capital Funding have paid all accrued and previously unpaid interest on the notes, (ii) the third anniversary of the interest payment date on which the interest payment was originally scheduled to be paid and (iii) May 1, 2016.

PPL Capital Funding will give the holders of the notes and the trustee written notice of its election to begin a deferral period at least one business day before the record date for the next interest payment date. However, our or PPL Capital Funding’s failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period unless we pay or PPL Capital Funding pays such interest within five business days after the interest payment date, whether or not PPL Capital Funding provides a notice of deferral. We or PPL Capital Funding may pay deferred interest (including compounded interest thereon) in cash on any scheduled interest payment date occurring on or prior to May 1, 2016.

In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the notes (whether or not such notes were remarketed in such remarketing) on the purchase contract settlement date in cash.

PPL Capital Funding will not be permitted to defer the interest payable on the purchase contract settlement date with respect to any notes that are successfully remarketed during the final remarketing period.

If we or PPL Capital Funding have paid all deferred interest (including compounded interest thereon) on the notes, PPL Capital Funding can again defer interest payments on notes as described above. The indenture does not limit the number or frequency of interest deferral periods.

If we or PPL Capital Funding have not paid all such deferred amounts (including compounded interest thereon) in cash on or prior to the 30th day following the end of the deferral period, PPL Capital Funding will be in default under the indenture. See “— Events of Default” below. PPL Capital Funding currently does not intend to exercise its option to defer interest on the notes.

Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances

We have agreed that until the earlier of (i) the purchase contract settlement date for the notes and (ii) the optional remarketing settlement date, if:

•	an event of default has occurred and is continuing;

•	PPL Capital Funding has given notice of its election to defer interest payments but the related deferral period has not yet commenced; or

•	a deferral period is continuing with respect to the notes,

then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank pari passu with, or junior in interest to, the subordinated guarantee of the notes; or

•	make any guarantee payments regarding any guarantee by us of securities of any of our subsidiaries (other than PPL Capital Funding) if the guarantee ranks pari passu with, or junior in interest to, the notes.

The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or (2) a dividend reinvestment or stockholder purchase plan;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock;

•	any exchange, redemption or conversion of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or

•	any payment of current interest or deferred interest on pari passu securities during a deferral period that is made pro rata to the amounts due on pari passu securities and the notes.

Remarketing

The notes will be remarketed as described under “Description of the Purchase Contracts — Remarketing.”

The notes to be remarketed will be divided into two tranches, such that neither tranche will have an aggregate principal amount of less than the lesser of $250 million and 50% of the aggregate principal amount of the notes to be remarketed. One tranche will mature on or about the third anniversary of the settlement date of the remarketing and the other will mature on or about the fifth anniversary of such settlement date. The interest deferral provisions of the notes will not apply to the notes remarketed in an optional remarketing or a final remarketing. We will allocate the notes whose holders elect not to participate in any remarketing, without any requirement for the consent of such holders, into these two tranches, such that neither tranche immediately after the settlement date of the remarketing will have an aggregate principal amount of less than the lesser of $250 million and 50% of the aggregate principal amount of the notes then outstanding.

In order to remarket each tranche of notes, the remarketing agent may reset the interest rate on the notes of such tranche (either upward or downward) in order to produce the required price in the remarketing. In connection with any successful remarketing, PPL Capital Funding, in consultation with the remarketing agent and without the consent of any holders of notes, may elect to modify the terms of the notes with respect to each tranche, effective on and after the optional remarketing settlement date or purchase contract settlement date, as applicable, including to:

•	extend the earliest redemption date on which PPL Capital Funding may call the notes of such tranche for redemption from May 1, 2016 to a later date or to eliminate the redemption provisions of the notes of such tranche altogether; and /or

•	calculate interest on the notes of such tranche on a fixed or floating rate basis.

During the applicable blackout period:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

Notwithstanding anything to the contrary, we may only elect to conduct an optional remarketing if PPL Capital Funding is not then deferring interest on the notes.

Remarketing of Notes That Are Not Included in Corporate Units

At any time prior to a remarketing, other than during a blackout period, holders of notes that do not underlie Corporate Units may elect to have their notes remarketed in such remarketing in the same manner as notes that underlie Corporate Units by delivering their notes along with a notice of this election to the custodial agent. The custodial agent will hold the notes in an account separate from the collateral account in which the pledged securities will be held. Holders of notes electing to have their notes remarketed will also have the right to withdraw the election at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the date the remarketing agent is scheduled to conduct the remarketing. In the event of a successful remarketing during the optional remarketing period, each holder of separate notes that elects to have its notes remarketed will receive, for each $1,000 principal amount note sold, the remarketing price per note. The “remarketing price per note” shall mean, for each $1,000 principal amount note, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of notes included in such remarketing that are held as components of Corporate Units. For the purposes of determining the proceeds that the remarketing agent will seek to obtain for the notes in an optional remarketing, the “separate notes purchase price” means the amount in cash equal to the product of (A) the remarketing price per note and (B) the number of $1,000 principal amount of notes included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate notes that elects to have its notes remarketed will receive an amount, for each $1,000 principal amount of notes, equal to $1,000 in cash. Any accrued and unpaid interest on such notes, including any accrued and unpaid deferred interest (including compounded interest thereon) will be paid in cash by PPL Capital Funding, on the purchase contract settlement date.

Interest Rate Reset

In the case of a successful remarketing, the interest rate on each tranche of remarketed notes may be reset on the date of a successful remarketing and the relevant reset rate will become effective on the settlement date of the remarketing, which will be, in the case of an optional remarketing, the third business day following the optional remarketing date and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate of such tranche of notes will be the interest rate determined by the remarketing agent as the rate the notes of such tranche should bear in order for the aggregate principal amount of such tranche of notes to have an aggregate market value on the optional remarketing date of at least 100% of the relevant fraction of the aggregate of the Treasury portfolio purchase price plus the separate notes purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate will be the interest rate determined by the remarketing agent as the rate the notes of such tranche should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the notes of such tranche being remarketed. In any case, a reset rate may be higher or lower than the initial interest rate of the notes depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. In addition, if any of the remarketed notes are fixed-rate notes, following a successful remarketing, interest on such notes will be payable on a semi-annual basis.

If the notes are not successfully remarketed, the interest rate will not be reset and the notes will continue to bear interest at the initial annual interest rate of 4.32%.

The remarketing agent is not obligated to purchase any notes that would otherwise remain unsold in the remarketing. None of us, the remarketing agent or any agent of us or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of notes for remarketing.

Put Option upon Failed Remarketing

If the notes have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of notes will have the right to require us to purchase their notes on the purchase contract settlement date, upon at least two business days’ prior notice in the case of notes that are not included in Corporate Units, at a price equal to the principal amount of such notes, plus accrued and unpaid interest (including deferred interest and compounded interest thereon). Holders of notes that underlie Corporate Units will be deemed to have exercised such put right as described under “Description of the Purchase Contracts — Remarketing,” unless they settle the related purchase contracts with separate cash.

Redemption at PPL Capital Funding’s Option

The notes will be redeemable at PPL Capital Funding’s option, in whole but not in part, on a date not earlier than May 1, 2016. The redemption price will be the principal amount, plus accrued and unpaid interest (including deferred interest and compounded interest thereon), if any, to but excluding the redemption date. PPL Capital Funding may at any time irrevocably waive its right to redeem the notes for any specified period (including the remaining term of the notes). PPL Capital Funding may not redeem the notes if the notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding notes for all interest periods terminating on or prior to the redemption date.

Redemption Procedures

Notes will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date.

Notes called for redemption will cease to bear interest on the redemption date. PPL Capital Funding will pay the redemption price and any accrued interest once you surrender the note for redemption. (See Section 405.) If only part of a note is redeemed, the trustee will deliver to you a new note for the remaining portion without charge. (See Section 406.)

PPL Capital Funding may make any redemption at its option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received such money by the date fixed for redemption, PPL Capital Funding will not be required to redeem such notes. (See Section 404.)

In the event the final remarketing fails and you do not settle the related purchase contracts with separate cash, the notes provide that we may apply the principal amount of the notes underlying corporate units against your obligations under the purchase contracts. This remedy has the effect similar to an automatic redemption of the notes, but we do not have to give you prior notice or follow any of the other redemption procedures.

Payment

So long as any separate notes are registered in the name of DTC, as depository for the notes as described herein under “Book-Entry Only Issuance — The Depository Trust Company,” or DTC’s nominee, payments on the notes will be made as described therein.

If we default in paying interest on a note, we will pay such interest either

•	on a special record date between 10 and 15 days before the payment; or

•	in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the notes may be listed for trading. (See Section 307.)

We will pay principal of and any interest on the notes at maturity upon presentation of the notes at the corporate trust office of The Bank of New York Mellon in New York, New York, as our paying agent. In our discretion, we may change the place of payment on the notes, and we may remove any paying agent and may appoint one or more additional paying agents (including us or any of our affiliates). (See Section 602.)

If any interest payment date, redemption date or the maturity of a note falls on a day that is not a business day, the required payment of principal and/or interest will be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, redemption date or the maturity, as the case may be, to the date of such payment on the next succeeding business day. “Business day,” for purposes of the indenture, means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are generally authorized or required by law, regulation or executive order to close in The City of New York or other city in which any paying agent for the notes is located. (See Section 113.)

Form; Transfers; Exchanges

So long as any separate notes are registered in the name of DTC, as depository for the notes as described herein under “Book-Entry Only Issuance — The Depository Trust Company,” or DTC’s nominee, transfers and exchanges of beneficial interests in the separate notes will be made as described therein. In the event that the book-entry only system is discontinued, and the separate notes are issued in certificated form, you may exchange or transfer notes at the corporate trust office of the trustee. The trustee acts as our agent for registering notes in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar;” the security registrar will also perform transfers. In our discretion, we may change the place for registration of transfer of the notes and may remove and/or appoint one or more additional security registrars (including us or any of our affiliates). (See Sections 305 and 602.)

There will be no service charge for any transfer or exchange of the notes, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may block the transfer or exchange of notes during a period of 15 days prior to giving any notice of redemption. (See Section 305.)

Guarantees

PPL Corporation will fully and unconditionally guarantee the payment of principal of and any interest on the notes, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the notes and the indenture. The guarantees will be in the form of a subordinated guarantee and remain in effect until the entire principal of and interest on the notes has been paid in full or otherwise discharged in accordance with the provisions of the indenture. (See Article Fourteen.)

The subordinated guarantee will be PPL Corporation’s unsecured obligation and will be subordinated to all of PPL Corporation’s Senior Indebtedness (as defined in Description of Notes — Subordination”). It will rank equally in right of payment with PPL Corporation’s other unsecured and subordinated indebtedness. The subordinated guarantee will be effectively subordinated to all existing or future preferred stock and indebtedness, guarantees and other liabilities of our subsidiaries, including trade payables.

Certain Trading Characteristics

To the extent the notes trade separately from the Equity Units, the notes are expected to trade at a price that takes into account the value, if any, of accrued but unpaid interest (except for interest accrued after a regular record date and prior to an interest payment date, which interest will be payable to the holders as of the regular record date, as described above); thus, purchasers will not pay and sellers will not receive accrued and unpaid interest with respect to the notes that is not included in the trading price thereof. Any portion of the trading price of a note received that is attributable to accrued interest will be treated as ordinary interest income for federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the note.

Events of Default

An “event of default” with respect to the notes will occur if

•	PPL Corporation or PPL Capital Funding does not pay any interest on any note within 30 days of the due date;

•	PPL Corporation or PPL Capital Funding does not pay principal on any note on its due date;

•	PPL Corporation’s guarantees of the notes cease to be effective (except in accordance with their terms), are found in any judicial proceeding to be unenforceable or invalid, or are denied or disaffirmed (except in accordance with their terms); and

•	PPL Corporation or PPL Capital Funding files for bankruptcy or certain other similar events in bankruptcy, insolvency, receivership or reorganization occur.

(See Section 801.)

No event of default with respect to the notes necessarily constitutes an event of default with respect to the indenture securities of any other series issued under the indenture.

Remedies

Acceleration

Any One Series.  If an event of default occurs and is continuing with respect to any one series of indenture securities, then either the trustee or the holders of 25% in principal amount of the outstanding indenture securities of such series may declare the principal amount of all of the indenture securities of such series to be due and payable immediately.

More Than One Series.  If an event of default occurs and is continuing with respect to more than one series of indenture securities, then either the trustee or the holders of 25% of the aggregate principal amount of the outstanding indenture securities of all such series, considered as one class, may make such declaration of acceleration. Thus, if there is more than one series affected, the action by the holders of 25% of the aggregate principal amount of the outstanding indenture securities of any particular series will not, in itself, be sufficient to make a declaration of acceleration. (See Section 802.)

Rescission of Acceleration

After the declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due, such declaration and its consequences will be rescinded and annulled, if

•	PPL Capital Funding pays or deposits with the trustee a sum sufficient to pay

•	all overdue interest;

•	the principal of and any premium which have become due otherwise than by such declaration of acceleration and interest thereon;

•	interest on overdue interest to the extent lawful; and

•	all amounts due to the trustee under the indenture; and

•	all events of default, other than the nonpayment of the principal which has become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. (See Section 802.) For more information as to waiver of defaults, see “— Waiver of Default and of Compliance” below.

Control by Holders; Limitations

Subject to the indenture, if an event of default with respect to the indenture securities of any one series occurs and is continuing, the holders of a majority in principal amount of the outstanding indenture securities of that series will have the right to direct the time, method and place of (i) conducting any proceeding for any remedy available to the trustee or (ii) exercising any trust or power conferred on the trustee with respect to the indenture securities of such series.

If an event of default is continuing with respect to more than one series of indenture securities, the holders of a majority in aggregate principal amount of the outstanding indenture securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the indenture securities of any one of such series.

These rights of holders to make direction are subject to the following limitations:

•	the holders’ directions may not conflict with any law or the indenture; and

•	the holders’ directions may not involve the trustee in personal liability where the trustee believes indemnity is not adequate.

The trustee may also take any other action it deems proper that is consistent with the holders’ direction. (See Sections 812 and 903.) With respect to events of default and other defaults in the performance of, or breach of, covenants in the indenture that do not constitute events of default, if any such event of default or other default occurs and is continuing after any applicable notice and/or cure period, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above and certain other conditions specified in the indenture) bring such judicial proceedings as the trustee shall deem appropriate or proper.

The indenture provides that no holder of any indenture security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless

•	that holder has previously given the trustee written notice of a continuing event of default;

•	the holders of 25% in aggregate principal amount of the outstanding indenture securities of all affected series, considered as one class, have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•	for 60 days after receipt of such notice, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding indenture securities of all affected series, considered as one class.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. (See Sections 807 and 903.)

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Sections 807 and 808.)

Notice of Default

The trustee is required to give the holders of the notes notice of any default under the indenture to the extent required by the Trust Indenture Act, unless such default has been cured or waived; except that, in the case of a default in the performance of, or breach of, any covenant or warranty in the indenture (after any applicable notice and / or cure period) that does not result in an event of default, no such notice shall be given to such holders until at least 90 days after the occurrence thereof. (See Section 902.) The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of such notice to be in the interests of the holders.

PPL Capital Funding and PPL Corporation will furnish the trustee with an annual statement as to their compliance with the conditions and covenants in the indenture. (See Section 605.)

Waiver of Default and of Compliance

The holders of a majority in principal amount of the outstanding notes may waive, on behalf of the holders of all outstanding notes, any past default under the indenture, except a default in the payment of principal or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the holder of each outstanding indenture security. (See Section 813.)

Compliance with certain covenants in the indenture or otherwise provided with respect to indenture securities may be waived by the holders of a majority in aggregate principal amount of the affected indenture securities, considered as one class. (See Section 606.)

Consolidation, Merger and Conveyance of Assets as an Entirety

Subject to the provisions described in the next paragraph, each of PPL Capital Funding and PPL Corporation has agreed in the indenture to preserve its corporate existence. (See Section 604.)

PPL Capital Funding and PPL Corporation have each also agreed not to consolidate with or merge or convert into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity unless:

•	the entity formed by such consolidation or into which PPL Capital Funding or PPL Corporation, as the case may be, is merged or the entity which acquires or which leases its property and assets substantially as an entirety is a corporation or limited liability company organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal and interest on all the outstanding notes (or the guarantees, as the case may be) and the performance of all of its covenants under the indenture; and

•	immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing. (See Section 1101.)

The indenture does not prevent or restrict:

•	any consolidation or merger after the consummation of which PPL Capital Funding or PPL Corporation would be the surviving or resulting entity; or

•	any conveyance or other transfer, or lease, of any part of the properties of PPL Capital Funding or PPL Corporation which does not constitute the entirety, or substantially the entirety, thereof. (See Section 1103.)

Modification of Indenture

Without Holder Consent

Without the consent of any holders of indenture securities, PPL Capital Funding, PPL Corporation and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to PPL Capital Funding or PPL Corporation;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of indenture securities, or to surrender any right or power conferred upon PPL Capital Funding or PPL Corporation;

•	to add any additional events of default for all or any series of indenture securities;

•	to change or eliminate any provision of the indenture or to add any new provision to the indenture that does not adversely affect the interests of the holders;

•	to provide security for the indenture securities of any series;

•	to establish the form or terms of indenture securities of any series or tranche as permitted by the indenture;

•	to provide for the issuance of bearer securities;

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee;

•	to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series or tranche of indenture securities;

•	to change any place or places where

•	we may pay principal, premium and interest,

•	indenture securities may be surrendered for transfer or exchange, and

•	notices and demands to or upon PPL Capital Funding or PPL Corporation may be served; or

•	to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the holders in any material respect.

If the Trust Indenture Act is amended after the date of the supplemental indenture so as to require changes to the indenture or so as to permit changes to, or the elimination of, provisions which, as of the date of the supplemental indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and PPL Capital Funding, PPL Corporation and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to effect or evidence such amendment. (See Section 1201.)

With Holder Consent

Except as provided above, the consent of the holders of at least a majority in aggregate principal amount of the indenture securities of all outstanding series, considered as one class, is generally required for the purpose of adding to, changing or eliminating any of the provisions of the indenture pursuant to a supplemental indenture. However, if less than all of the series of outstanding indenture securities are directly affected by a proposed supplemental indenture, then such proposal only requires the consent of the holders of a majority in aggregate principal amount of the outstanding indenture securities of all directly affected series, considered as one class. Moreover, if the indenture securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of indenture securities of one or more, but less than all, of such tranches, then such proposal only requires the consent of the holders of a majority in aggregate principal amount of the outstanding indenture securities of all directly affected tranches, considered as one class.

However, no amendment or modification may, without the consent of the holder of each outstanding indenture security directly affected thereby,

•	change the stated maturity of the principal or interest on any indenture security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any indenture security is payable, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the indenture;

•	modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults;

•	cause a “significant modification” of the notes within the meaning of Treasury Regulation § 1.1001-3;

•	modify the put right of holders of the notes upon a failed remarketing in a manner adverse to the holders; or

•	modify the remarketing provisions of the notes in a manner adverse to the holders, it being understood that the elimination of the interest deferral provisions, any reset of the interest rate or modification of the maturity date or redemption provisions of the notes in connection with a successful remarketing is permitted under the indenture and does not require any modification to the provisions of the indenture.

A supplemental indenture that changes or eliminates any provision of the indenture expressly included solely for the benefit of holders of indenture securities of one or more particular series or tranches will be deemed not to affect the rights under the indenture of the holders of indenture securities of any other series or tranche. (See Section 1202.)

In addition, without the consent of any holder of a note, we and the trustee may amend the indenture to conform the provisions of the indenture to the “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes” sections in this prospectus supplement.

We will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by holders. If such a record date is set for any action to be taken by holders of particular indenture securities, such action may be taken only by persons who are holders of such indenture securities at the close of business on the record date. (See Section 104.)

Subordination

Holders of the notes should recognize that contractual provisions in the indenture may prohibit us from making payments on the notes. The notes are subordinate and junior in right of payment, to Senior Indebtedness of PPL Capital Funding, to the extent and in the manner stated in the indenture. The notes will also be effectively subordinated to all obligations of our subsidiaries (other than those of PPL Capital Funding).

“Senior Indebtedness” means, with respect to PPL Corporation or PPL Capital Funding, all of their respective obligations, as the case may be, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following: (a) indebtedness for borrowed money, including, without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds and similar instruments; (b) obligations under synthetic leases, finances leases and capitalized leases; (c) obligations of the PPL Corporation or PPL Capital Funding, as the case may be, for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for the account of PPL Corporation or PPL Capital Funding; (d) any obligations of PPL Corporation or PPL Capital Funding, as the case may be, with respect to derivative contracts, including but not limited to commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates; and (e) all obligations of the types referred to in clauses (a), (b), (c) and (d) above of others which PPL Corporation or PPL Capital Funding, as the case may be, has assumed, guaranteed or otherwise becomes liable for, under any agreement, unless, in the case of any particular indebtedness or obligation, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness or obligation is not superior in right of payment to or is pari passu with the notes or the subordinated guarantees, as the case may be; provided that trade obligations incurred in the ordinary course of business shall not be deemed to be Senior Indebtedness.

This subordination will not prevent the occurrence of any event of default with respect to the notes. There is no limitation on the issuance of additional Senior Indebtedness by PPL Capital Funding in the indenture.

Satisfaction and Discharge

The notes will not be subject to defeasance.

The indenture will be deemed satisfied and discharged when no indenture securities remain outstanding and when we have paid all other sums payable by us under the indenture. (See Section 702.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee may resign at any time by giving written notice to us.

The trustee may also be removed by act of the holders of a majority in principal amount of the then outstanding indenture securities of any series.

No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the trustee will be deemed to have resigned. (See Section 910.)

Agreement by Purchasers of Certain Tax Treatment

Each note will provide that, by acceptance of the note or a beneficial interest therein, you intend that the note constitutes debt and you agree to treat it as debt for U.S. federal, state and local tax purposes (unless otherwise required by a taxing authority). See “Certain United States Federal Income and Estate Tax Consequences.”

Notices

Notices to holders of notes will be given by mail to the addresses of the holders as they may appear in the security register. (See Section 106.)

Title

PPL Capital Funding, PPL Corporation, the trustee, and any agent of PPL Capital Funding, PPL Corporation or the trustee, will treat the person or entity in whose name indenture securities are registered as the absolute owner of those indenture securities (whether or not the indenture securities may be overdue) for the purpose of making payments (subject to the record date provisions of the Indenture) and for all other purposes irrespective of notice to the contrary. (See Section 308.)

Governing Law

The indenture and the indenture securities provide that they will be governed by and construed in accordance with the laws of the State of New York, except to the extent the Trust Indenture Act shall be applicable. (See Section 112.)

Regarding the Trustee

The trustee under the indenture is The Bank of New York Mellon. In addition to acting as trustee, The Bank of New York Mellon also maintains various banking and trust relationships with us and some of our affiliates.

Book-Entry Issuance — The Depository Trust Company

The notes that form a part of the Corporate Units will be issued in fully registered form and will be evidenced by one or more global notes held in certificated form in the name of the purchase contract agent. The notes that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the trustee as custodian for DTC. See “Description of the Equity Units — Book-Entry System” for a description of DTC.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the notes. Transfers of ownership interests on the notes are to be accomplished by entries made on the books of Direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the notes.

Payments of principal and interest on the notes will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of the purchase price, principal and interest to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner will not be entitled to receive physical delivery of the notes. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the notes.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving us or the trustee reasonable notice. In the event no successor securities depository is obtained, certificates for the notes will be printed and delivered.

The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE
TAX CONSEQUENCES

The following summary describes certain U.S. federal income tax consequences for holders as of the date of this prospectus supplement, of the purchase, ownership and disposition of Corporate Units, Treasury Units, notes and the purchase contracts that are or may be the components of an Equity Unit and shares of our common stock acquired under the purchase contract.

This summary deals only with Corporate Units, Treasury Units, notes and common stock held as capital assets by a holder who purchases the Corporate Units upon original issuance at their initial offering price. This summary does not constitute a detailed description of the U.S. federal income tax considerations applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the Corporate Units, Treasury Units, notes or common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a financial institution;

•	a person liable for alternative minimum tax;

•	a person who is an investor in a pass-through entity;

•	a United States person whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a U.S. expatriate.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below.

In addition, the authorities on which this summary is based are subject to various interpretations. Although the IRS has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, the Equity Units are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes, and no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear. We have not sought any rulings concerning the treatment of the Equity Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary.

If a partnership holds the Corporate Units, Treasury Units, notes or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Corporate Units, Treasury Units, notes or common stock, you should consult your tax advisors.

This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to holders in light of their personal circumstances. If you are considering the purchase, ownership or disposition of the Corporate Units, Treasury Units, notes or common stock, you should consult your own tax advisors concerning the U.S. federal income and estate tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. holder of Corporate Units, Treasury Units, notes or common stock.

As used herein, the term “U.S. holder” means a beneficial owner of Corporate Units, Treasury Units, notes or common stock that, for U.S. federal income tax purposes, is:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Corporate Units

Allocation of Purchase Price

Your acquisition of a Corporate Unit will be treated as an acquisition of the note and the purchase contract constituting the Corporate Unit and, by purchasing the Corporate Unit, you will be deemed to have agreed to such treatment. In addition, we, and you, by your acceptance of a beneficial ownership interest in the notes, agree to treat the notes as indebtedness for all U.S. tax purposes. The remainder of this discussion assumes that a holder of a Corporate Unit will be treated as owning the note (or Treasury portfolio, if applicable) and the purchase contract and that the note will be treated as indebtedness of PPL Capital Funding.

The purchase price of each Corporate Unit will be allocated between the note and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish your initial tax basis in the note and the purchase contract. We will report the initial fair market value of each note as $50 and the initial fair market value of the purchase contract as $0, and by purchasing a Corporate Unit, you will be deemed to agree to such allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price will be respected.

Notes

Interest Income and Original Issue Discount

We intend to treat the notes as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds” and that mature, solely for the purposes of the original issue discount (“OID”) rules, on the date immediately preceding the remarketing settlement date for an amount equal to 100% of their principal amount. Based on the above, interest payable on the notes will generally be taxable to you as ordinary interest income at the time it is paid or accrued, in accordance with your method of accounting for tax purposes.

Under applicable U.S. Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that, as of the date of this prospectus supplement, the likelihood that PPL Capital Funding will exercise its option to defer payments of interest under the terms of the notes is remote within the meaning of the applicable U.S. Treasury regulations. Accordingly, upon issuance, we believe the notes will not be treated as issued with OID. In such case, subject to the discussion below, the notes will not be subject to the special OID rules, at least upon initial issuance, so that, as stated above, you will generally be taxed on the stated interest on the notes as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

If, however, PPL Capital Funding exercises its right to defer payments of interest on the notes, the notes will become OID instruments at that time and could be recharacterized as “contingent payment debt instruments.” In that case, you will be subject to special rules.

There are no judicial or administrative authorities that apply the OID rules to instruments such as the notes. As a result, the treatment of the notes under the OID rules is unclear. Because of PPL Capital Funding’s right to defer payments of interest, it is possible that the IRS could assert that none of the stated interest on the subordinated debentures is “qualified stated interest” (generally, interest that is paid at least annually at a single fixed rate). If the IRS were successful in this regard, you would be subject to the OID accrual rules with respect to all interest payments on the notes. Alternatively, the IRS could take the position that the notes are not treated as reset bonds, but instead must be treated as contingent payment debt instruments under the OID rules. In the event the notes are treated as contingent payment debt instruments, you would be required, regardless of your usual method of accounting for tax purposes, (i) to use the accrual method with respect to the notes, (ii) to accrue OID at the “comparable yield,” which may be substantially in excess of the interest payments actually received by you, and (iii) to generally recognize ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, repurchase or redemption of the notes. A U.S. holder should consult its tax advisors regarding alternative characterizations and treatments of the notes.

Treasury Units

Substitution of Treasury Securities to Create Treasury Units

You may create Treasury Units by delivering Corporate Units and Treasury securities to the collateral agent in substitution for the notes. The pledged notes will then be released from the collateral agreement and delivered to you. You generally will not recognize gain or loss upon the delivery of the Treasury securities or the release of the notes. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, with respect to the notes and the Treasury securities, and your tax basis in the notes, Treasury securities and purchase contract will not be affected by the delivery and release.

Ownership of Treasury Securities

By acquiring Treasury Units, you agree to treat yourself as the beneficial owner of the Treasury securities that are part of the Treasury Units owned by you. We also agree to treat you as the owner of the Treasury securities. Your initial tax basis in the Treasury securities that are part of the Treasury Units will be equal to the amount paid for the Treasury securities. Your adjusted tax basis in the Treasury securities will be increased by the amount of any OID or acquisition discount, as applicable, included in income with respect thereto, as described below.

Interest Income, Original Issue Discount and Acquisition Discount

A U.S. holder of a Treasury Unit will be required to treat its ownership interest in the Treasury securities constituting part of the Treasury Unit as an interest in a bond that is originally issued on the date the holder acquires the Treasury securities and, in the case of Treasury securities with a maturity of more than a year, has OID equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof, or, in the case of Treasury securities with a maturity of a year or less, was acquired with acquisition discount equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof. A U.S. holder will be required to include any OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of the holder’s method of tax accounting and in advance of the receipt of cash attributable to the OID. A U.S. holder that is a cash method taxpayer will not report acquisition discount until the Treasury securities mature or the holder sells, exchanges or otherwise disposes of the Treasury securities in a taxable transaction, unless the holder elects to accrue the acquisition discount on a current basis. If a U.S. holder does not elect to accrue acquisition discount on a current basis, any interest expense on indebtedness used to purchase or carry the Treasury securities, to the extent it does not exceed the daily portions of acquisition discount with respect to the Treasury securities, will be deferred until the acquisition discount is recognized. A U.S. holder that is an accrual method taxpayer (or a cash method taxpayer that elects to accrue acquisition discount) will be required to accrue the acquisition discount on a straight-line basis unless the holder elects to accrue the acquisition discount on a constant yield to maturity basis. As stated above, amounts of OID or acquisition discount included in a U.S. holder’s gross income will increase the holder’s adjusted tax basis in the Treasury securities.

Substitution of Notes to Recreate Corporate Units

If you deliver Treasury Units and notes to the collateral agent in exchange for Corporate Units and Treasury securities, you generally will not recognize gain or loss upon the delivery of the notes or the release of the Treasury securities. You will continue to take into account items of income or deduction otherwise includible or deductible, respectively, with respect to the notes and the Treasury securities, and your tax basis in the notes, the Treasury securities and the purchase contract will not be affected by the delivery and release.

Sale, Exchange, or Other Disposition of Corporate Units or Treasury Units

Upon a disposition of Corporate Units or Treasury Units, you will be treated as having sold, exchanged or disposed of the purchase contract and either the notes (or Treasury portfolio, if applicable) or Treasury securities, as the case may be, that constitute such Corporate Units or Treasury Units, respectively. You generally will have gain or loss equal to the difference between (i) the portion of your proceeds allocable to the purchase contract and the notes, Treasury securities or Treasury portfolio, as the case may be, and (ii) your respective adjusted tax bases in the purchase contract and the notes, Treasury securities or Treasury portfolio. For purposes of determining gain or loss, your proceeds will not include any amount attributable to accrued and unpaid interest (including acquisition discount, if any), which amount will be treated as ordinary interest income to the extent not previously included in income. Further, to the extent you are treated as having received an amount with respect to accrued contract adjustment payments, such amounts may be treated as ordinary income to the extent not previously included in income.

Such gain or loss generally will be capital gain or loss. Capital gains of individuals derived in respect of assets held for more than one year are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations. If the disposition of Corporate Units or Treasury Units occurs when the purchase contract has a negative value (i.e., the purchase contract represents a net liability), you should generally be considered to have realized a loss on the purchase contract in an amount equal to the absolute value of such net liability, and to have received additional consideration for the notes, Treasury securities or Treasury portfolio in an amount equal to such negative value, and to have paid such amount to be released from your obligation under the purchase contract. You should consult your tax advisors regarding a disposition of Corporate Units or Treasury Units at a time when the purchase contract has a negative value.

Remarketing of the Notes

A remarketing of the notes will be a taxable event for holders of notes that will be subject to tax in the manner described under “— Sale, Exchange, or Other Disposition of Corporate Units or Treasury Units.”

If a U.S. holder does not participate in the remarketing, any changes to the terms of the notes (including the resetting of the interest rate of the notes) should not cause the U.S. holder to be treated as having sold, exchanged or otherwise disposed of the notes in a taxable disposition.

Treasury Portfolio

Interest Income and Acquisition Discount

Following a successful optional remarketing, you will be required to treat a pro rata portion of each Treasury strip in the Treasury portfolio, if any, as a debt instrument that was originally issued on the date the collateral agent acquired the relevant Treasury strip and that has acquisition discount equal to your pro rata portion of the excess, if any, of the amounts payable on such Treasury strip over your pro rata portion of the purchase price of the Treasury strip acquired on behalf of holders of Corporate Units. You will be required to treat the acquisition discount in the manner described above under “— Treasury Units — Interest Income, Original Issue Discount and Acquisition Discount.”

Tax Basis of and Gain on the Applicable Ownership Interest in the Treasury Portfolio

Your initial tax basis in your applicable ownership interest in the Treasury portfolio will equal your proportionate share of the amount paid by the collateral agent for the Treasury portfolio. Your adjusted tax basis in the applicable ownership interest in the Treasury portfolio will be increased by the amount of acquisition discount included in gross income with respect thereto, and decreased by the amount of cash received with respect to acquisition discount in the Treasury portfolio.

Upon the disposition or maturity of your pro rata portion of the Treasury securities in the Treasury portfolio, you will recognize gain or loss on the difference between the amount realized and your adjusted tax basis in such Treasury securities. Such gain or loss will generally be capital gain or loss, except to the extent of any gain realized that does not exceed an amount equal to the ratable share of the acquisition discount on such Treasury securities not previously included in income, which will be treated as ordinary income.

Purchase Contracts

Contract Adjustment Payments

There is no direct authority addressing the treatment of the contract adjustment payments under current law, and their treatment is unclear. Contract adjustment payments may constitute taxable income to you when received or accrued, in accordance with your method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable income to you. You should consult your own tax advisors concerning the treatment of contract adjustment payments.

The treatment of contract adjustment payments could affect your tax basis in a purchase contract or common stock received under a purchase contract or your amount realized upon the sale or disposition of a purchase contract (whether held as part of a Corporate Unit or a Treasury Unit) or the termination of a purchase contract. See “— Acquisition of Common Stock under a Purchase Contract,” “— Termination of a Purchase Contract,” and “— Sale, Exchange or Other Disposition of Corporate Units or Treasury Units.”

Acquisition of Common Stock under a Purchase Contract

You generally will not recognize gain or loss on the purchase of common stock under a purchase contract, except with respect to any cash paid in lieu of a fractional share of common stock. Subject to the following discussion, your aggregate initial tax basis in the common stock acquired under a purchase contract generally should equal (a) the purchase price paid for such common stock, plus (b) your tax basis in the purchase contract, if any, less (c) any such tax basis allocable to the fractional share. The holding period for common stock received under a purchase contract will commence on the day after the common stock is acquired. See “— Common Stock Acquired under a Purchase Contract,” below.

Termination of a Purchase Contract

If a purchase contract terminates, you will recognize capital gain or loss equal to the difference between your amount realized, if any, upon such termination and your adjusted tax basis, if any, in the purchase contract at the time of such termination. You will not recognize gain or loss on the receipt of your proportionate share of the notes, Treasury securities or Treasury portfolio upon termination of the purchase contract and you will have the same tax basis in the notes, Treasury securities or Treasury portfolio, as the case may be, as before such termination. You should consult your own tax advisors regarding the termination of the purchase contract when the purchase contract has a negative value.

Early Settlement of Purchase Contract

You will not recognize gain or loss on the receipt of your proportionate share of the notes or Treasury securities upon early settlement of a purchase contract (including an early settlement upon the occurrence of a fundamental change), and you will have the same tax basis in the notes or Treasury securities, as the case may be, as before such early settlement.

Constructive Distributions and Dividends

You might be treated as receiving a constructive distribution from us if (i) the fixed settlement rates are adjusted and as a result of such adjustment your proportionate interest in our assets or earnings and profits is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the fixed settlement rates would not be considered made pursuant to such a formula if the adjustment were made to compensate you for taxable distributions with respect to our common stock (for example, if we increase the cash dividend on our common stock). Certain of the possible settlement rate adjustments (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock and as discussed in “Description of the Purchase Contracts — Early Settlement Upon a Fundamental Change”) may not qualify as being pursuant to a bona fide reasonable adjustment formula. Thus, under certain circumstances, an increase in the fixed settlement rates might give rise to a taxable dividend to you even though you would not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the fixed settlement rates. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules described below. It is not clear whether a constructive dividend deemed paid to you would be eligible for the preferential rates of U.S. federal income tax that are applicable to dividends paid to non-corporate holders. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends.

Common Stock Acquired under a Purchase Contract

Distributions

Any distribution on our common stock paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received. Any such dividend will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends-received deduction. For tax years beginning before 2013, non-corporate U.S. holders that receive dividends on our common stock are eligible for a reduced rate of taxation if certain requirements are satisfied. Any distributions on our common stock in excess of our current and accumulated earnings and profits will first be applied to reduce your tax basis in the common stock, and any amount in excess of your tax basis will be treated as gain from the sale or exchange of your common stock, as described immediately below.

Sale, Exchange or Other Taxable Disposition

Upon a sale, exchange, or other taxable disposition of our common stock, you will recognize capital gain or loss in an amount equal to the difference between the amount realized and your adjusted tax basis in the common stock.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to payments on the notes, Treasury securities, the purchase contract and common stock made to you and to the proceeds of the sale or other disposition of such instruments, unless you are an exempt recipient. Backup withholding may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or have been notified by the IRS that you are subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders

The following discussion only applies to non-U.S. holders. As used herein, a “non-U.S. holder” means a beneficial owner of Corporate Units, Treasury Units, notes or common stock that is neither a U.S. holder nor a partnership.

U.S. Federal Withholding Tax

The 30% U.S. federal withholding tax will not apply to any payment of principal or interest (including OID) on the notes or Treasury securities, provided that you meet the portfolio interest exemption, i.e.:

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock or PPL Capital Funding’s voting stock within the meaning of the Code and the Treasury regulations;

•	you are not a controlled foreign corporation that is related to us or to PPL Capital Funding through stock ownership;

•	you are not a bank whose receipt of interest on the notes or Treasury securities is described in section 881(c)(3)(A) of the Code; and

•	(a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person, or (b) if you hold your Corporate Units, Treasury Units, notes or Treasury securities through certain foreign intermediaries, you satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification requirements apply to certain non-U.S. holders that are pass-through entities rather than individuals.

If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to the 30% U.S. federal withholding tax, unless you provide PPL Capital Funding with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes or Treasury securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

The 30% U.S. federal withholding tax will not apply to any gain that you realize on the sale, exchange, or other disposition of the Corporate Units, Treasury Units, Treasury securities, notes or common stock acquired under the purchase contract (certain non-U.S. holders may, nevertheless, be subject to U.S. federal income tax. See “— U.S. Federal Income Tax” below).

We will generally withhold tax at a 30% rate on contract adjustment payments and dividends paid on common stock acquired under a purchase contract (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the settlement rate, see “— U.S. Holders — Purchase Contracts — Constructive Distributions and Dividends”) or such lower rate as may be specified by an applicable income tax treaty. However, contract adjustment payments or dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder, are not subject to the withholding tax, provided the relevant certification requirements are satisfied, but instead are subject to U.S. federal income tax, as described below.

A non-U.S. holder of common stock or a purchase contract, who wishes to claim the benefit of an applicable treaty rate for dividends or contract adjustment payments, will be required to satisfy certain certification and disclosure requirements described in the portfolio interest discussion above. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax on payments pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest (including OID) on the notes or Treasury securities, dividends on our common stock, or to the extent they constitute taxable income, contract adjustment payments from the purchase contract are effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on the interest, dividends or contract payments on a net income basis (although exempt from the 30% withholding tax), in the same manner as if you were a United States person as defined under the Code. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on the notes or Treasury securities, dividends on our common stock and, to the extent they constitute taxable income, the contract adjustment payments from the purchase contract will be included in earnings and profits.

Any gain realized on the disposition of a Treasury security, notes, purchase contract or share of common stock generally will not be subject to U.S. federal income tax unless:

•	that gain or income is effectively connected with the conduct of a trade or business by you in the United States; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	in the case of a purchase contract or common stock, we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time the shorter of the five-year period preceeding the disposition or the non-U.S. holder’s holding period (subject to the discussion below).

An individual non-U.S. holder described in the first bullet above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States). If a non-U.S. holder that is a foreign corporation falls under the first bullet above, it will be subject to tax on its gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We have not determined whether we are a “United States real property holding corporation” for U.S. federal income tax purposes. If we are or become a United States real property holding corporation, so long as our common stock continues to be regularly traded on an established securities market, (1) a non-U.S. holder will not be subject to U.S. federal income tax on the disposition of our common stock so long as such non-U.S. holder has not held (at any time during the shorter of the five year period preceding the date of disposition or such non-U.S. holder’s holding period) more than 5% (actually or constructively) of our total outstanding common stock and (2) a non-U.S. holder generally will not be subject to U.S. federal income tax on the disposition of the purchase contract if on the day it acquired its purchase contracts, they had a fair market value less than or equal to 5% of the fair market value of our common stock. If, however, our common stock ceases to be regularly traded on an established securities market, a non-U.S. holder held more than 5% (actually or constructively) of our total outstanding common stock during the relevant period, or the holder’s purchase contracts had a fair market value greater than 5% of the fair market value of our common stock on the date such purchase contracts were acquired, a non-U.S. holder will be subject to U.S. federal income tax on the disposition of our common stock or the purchase contract.

U.S. Federal Estate Tax

Your estate will not be subject to U.S. federal estate tax on the notes or Treasury securities beneficially owned by you at the time of your death, provided that any payments made to you on the notes would be eligible for exemption from the 30% withholding tax under the rules described above under “— U.S. Federal Withholding Tax” without regard to the certification requirement described in the fourth bullet point regarding portfolio interest.

Common stock acquired under a purchase contract and owned by you at the time of your death will be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. The purchase contract owned by you at the time of your death may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

The amount of the interest, contract adjustment payments and dividends paid to you and the tax withheld with respect to such interest, contract adjustment payments and dividends, regardless of whether withholding was required, must be reported annually to the IRS and to you. Copies of the information returns reporting the amount of such interest, contract adjustment payments, dividends and the amount of withholding may also be made available to the tax authority in the country in which you reside under the provisions of an applicable income tax treaty.

In general, no backup withholding will be required regarding payments on notes, Treasury securities, or common stock or contract adjustment payments that we make to you, provided that we do not have actual knowledge or reason to know that you are a United States person and you have delivered the statement described above under “— U.S. Federal Withholding Tax.”

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of Corporate Units, Treasury Units, notes, Treasury securities, or common stock made within the United States or conducted through certain U.S. financial intermediaries if:

•	the payor (1) receives the statement described above and (2) does not have actual knowledge or reason to know that you are a United States person; or

•	you otherwise establish an exemption.

Backup withholding may apply if you fail to comply with applicable U.S. information reporting or certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Additional Withholding Requirements

Under recently enacted legislation, the relevant withholding agent may be required to withhold 30% of any dividends and the proceeds of a sale of our common stock paid after December 31, 2012 to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition, holding and disposition of the Corporate Units, the Treasury Units, common stock and the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plans, accounts or arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Corporate Units, Treasury Units, common stock or notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues and Related Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the Corporate Units, Treasury Units, common stock or notes by an ERISA Plan with respect to which we or any of our affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Corporate Units, the Treasury Units, common stock or the notes, as the case may be. These class exemptions include PTCE 84-14 for certain transactions determined by independent qualified professional asset managers, PTCE 90-1 for certain transactions involving insurance company pooled separate accounts, PTCE 91-38 for certain transactions involving bank collective investment funds, PTCE 95-60 for certain transactions involving life insurance company general accounts, and PTCE 96-23 for certain transactions determined by in-house asset managers. In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Corporate Units, the Treasury Units, common stock or the notes.

Accordingly, by acceptance of the Corporate Units, Treasury Units, common stock or notes, each purchaser and holder of any such securities will be deemed to have represented and warranted that from and including the date of its acquisition of any such securities through and including the date of the satisfaction of the obligation under the purchase contract and/or the disposition of any such securities either (A) no portion of the assets used by such purchaser or holder to acquire or hold the Corporate Units, Treasury Units, common stock or notes constitutes assets of any Plan or (B) its acquisition, holding and disposition of the Corporate Units, Treasury Units, common stock or notes, as applicable, will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the Corporate Units, Treasury Units, common stock or notes, on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

Each purchaser and holder of the Corporate Units, Treasury Units, common stock or notes will have exclusive responsibility for ensuring that its purchase, holding and disposition of such Corporate Units, Treasury Units, common stock or notes, as the case may be, does not violate the fiduciary responsibility or prohibited transaction rules of ERISA, Section 4975 of the Code or any applicable Similar Law. Neither we, the remarketing agent nor any of our respective affiliates will consider themselves to be a fiduciary with respect to the assets of any purchaser or holder of the Corporate Units, Treasury Units, common stock or notes for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law and nothing herein shall be construed as a representation that an investment in the Corporate Units, Treasury Units or notes is appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, any Plans or plans subject to Similar Law generally or any particular Plan or plan subject to any Similar Law.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated April 11, 2011, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, the following respective numbers of Equity Units:

Number
Underwriter	of Equity Units

Credit Suisse Securities (USA) LLC	3,400,000
Merrill, Lynch, Pierce, Fenner and Smith Incorporated	3,400,000
Citigroup Global Markets Inc.	1,079,500
J.P. Morgan Securities LLC	1,079,500
UBS Securities LLC	1,079,500
US Bancorp Investments, Inc.	850,000
Banco Bilbao Vizcaya Argentaria, S.A.	586,500
Credit Agricole Securities (USA) Inc.	467,500
Morgan Stanley & Co. Incorporated	467,500
Wells Fargo Securities, LLC	467,500
BNP Paribas Securities Corp.	399,500
Mitsubishi UFJ Securities (USA), Inc.	382,500
SunTrust Robinson Humphrey, Inc	306,000
BNY Mellon Capital Markets, LLC	297,500
KeyBanc Capital Markets Inc.	297,500
RBS Securities Inc.	297,500
Barclays Capital Inc.	255,000
Deutsche Bank Securities Inc.	255,000
Goldman, Sachs & Co.	255,000
PNC Capital Markets LLC	255,000
The Williams Capital Group, L.P.	255,000
RBC Capital Markets, LLC	238,000
Santander Investment Securities Inc.	238,000
Scotia Capital (USA) Inc.	221,000
Mizuho Securities USA Inc.	170,000

Total	17,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all the Equity Units in the offering if any are purchased, other than those Equity Units covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted to the underwriters a 13-day option to purchase on a pro rata basis up to 2,550,000 additional Equity Units from us at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of Equity Units.

Concurrently with this offering of Equity Units, we are offering, by means of a separate prospectus supplement, 80,000,000 shares of our common stock (or 92,000,000 shares of our common stock if the underwriters of that offering exercise in full their over-allotment option). This offering of Equity Units is not contingent on the offering of common stock and the offering of common stock is not contingent upon this offering of Equity Units.

The underwriters propose to offer the Equity Units initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $0.90 per Equity Unit. After the initial public offering the underwriters may change the public offering price and selling concession.

The following table summarizes the compensation and estimated expenses we will pay:

	Without	With
	Over-allotment	Over-allotment

Underwriting Discounts and Commissions paid by us	$25,500,000	$29,325,000
Expenses payable by us	$1,000,000	$1,000,000

We have agreed that, without the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), on behalf of the underwriters, we will not, during the period ending 90 days after the date of this prospectus supplement, directly or indirectly, (i) register, offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Equity Units, purchase contracts or shares of our common stock or any securities convertible into or exercisable or exchangeable for Equity Units, purchase contracts or shares of our common stock (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (iv) file with the Commission a registration statement under the Act relating to securities, or publicly disclose the intention to take any such action, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Lock-Up Securities or such other securities, in cash or otherwise. The foregoing restrictions shall not apply to (a) the Equity Units or purchase contracts to be issued in the transactions contemplated in this prospectus supplement, (b) the issuance by us of shares of common stock pursuant to, or the grant of options under our existing stock option, employee benefit or dividend reinvestment plans, or the filing of a registration statement with the Commission relating to the offering of any shares of common stock issued or reserved for issuance under such plans, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the repurchase of common stock, provided that such plan does not provide for repurchases during the restricted period. However, in the event that either (1) during the last 17 days of the restricted period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, then in either case the expiration of the restricted period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse and BofA Merrill Lynch waive, in writing, such an extension.

Our officers and directors have agreed that they will not, during the period ending 90 days after the date of this prospectus supplement, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or make any public announcement of an intention thereof or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or make any public announcement of an intention thereof. The foregoing restrictions shall not apply to transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of the public offering. In addition, such officers and directors have agreed that, without the prior written consent of Credit Suisse and BofA Merrill Lynch, on behalf of the underwriters, they will not, during such period make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. However, in the event that either (1) during the last 17 days of the restricted period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, then in either case the expiration of the restricted period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse and BofA Merrill Lynch waive, in writing, such an extension.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

We expect trading of the Corporate Units on the New York Stock Exchange to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “PPL PR W”. Prior to this offering, there has been no public market for the Corporate Units. In addition, if Treasury Units or notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we will endeavor to cause the Treasury Units or notes to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of Equity Units in excess of the number of Equity Units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Equity Units over-allotted by the underwriters is not greater than the number of Equity Units that they may purchase in the over-allotment option. In a naked short position, the number of Equity Units involved is greater than the number of Equity Units in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing Equity Units in the open market.

•	Syndicate covering transactions involve purchases of the Equity Units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Equity Units to close out the short position, the underwriters will consider, among other things, the price of Equity Units available for purchase in the open market as compared to the price at which they may purchase Equity Units through the over-allotment option. If the underwriters sell more Equity Units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying Equity Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Equity Units in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Equity Units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Equity Units or preventing or retarding a decline in the market price of the Equity Units. As a result the price of the Equity Units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of Equity Units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Certain of the underwriters and their respective affiliates have from time to time in the past and may in the future perform various financial advisory, investment banking and other services for us and our affiliates in the ordinary course of business, for which they received and may receive customary fees and expenses. In particular, affiliates of each of the representatives and other underwriters are lenders and/or agents under our credit facilities and our Bridge Facility. Also see “Conflicts of Interest.”

Banco Bilbao Vizcaya Argentaria, S.A., one of the underwriters, is not a broker-dealer registered with the United States Securities and Exchange Commission. Banco Bilbao Vizcaya Argentaria, S.A. will only make sales of the Equity Units in the United States, or to nationals or residents of the United States, through one or more registered broker-dealers in compliance with Rule 15a-6 of the Securities Exchange Act of 1934.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), including each Relevant Member State that has implemented the 2010 PD Amending Directive with regard to persons to whom an offer of securities is addressed and the denomination per unit of the offer of securities (each, an “Early Implementing Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares will be made to the public in that Relevant Member State (other than offers (the “Permitted Public Offers”) where a prospectus will be published in relation to the shares that has been approved by the competent authority in a Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive), except that with effect from and including that Relevant Implementation Date, offers of Equity Units may be made to the public in that Relevant Member State at any time:

A. to “qualified investors” as defined in the Prospectus Directive, including:

(a) (in the case of Relevant Member States other than Early Implementing Member States), legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities, or any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43.0 million and (iii) an annual turnover of more than €50.0 million as shown in its last annual or consolidated accounts; or

(b) (in the case of Early Implementing Member States), persons or entities that are described in points (1) to (4) of Section I of Annex II to Directive 2004/39/EC, and those who are treated on request as professional clients in accordance with Annex II to Directive 2004/39/EC, or recognized as eligible counterparties in accordance with Article 24 of Directive 2004/39/EC unless they have requested that they be treated as non-professional clients; or

B. to fewer than 100 (or, in the case of Early Implementing Member States, 150) natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), as permitted in the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

C. in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Equity Units shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any Equity Units or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor”, and (B) in the case of any Equity Units acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the Equity Units acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale. In the case of any Equity Units being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Equity Units acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Equity Units to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Equity Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer of any Equity Units to be offered so as to enable an investor to decide to purchase any Equity

Units, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71 EC (including the 2010 PD Amending Directive, in the case of Early Implementing Member States) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Investors in the United Kingdom

Each of the underwriters severally represents, warrants and agrees as follows:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(b) it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Equity Units in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This document as well as any other material relating to the Equity Units which are the subject of the offering contemplated by this prospectus supplement does not constitute an issue prospectus pursuant to Articles 652a and/or 1156 of the Swiss Code of Obligations. The Equity Units will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Equity Units, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The Equity Units are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the Equity Units with the intention to distribute them to the public. The investors will be individually approached by the Issuer from time to time. This document as well as any other material relating to the Equity Units is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the Issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Equity Units to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Equity Units offered should conduct their own due diligence on the Equity Units. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

CONFLICTS OF INTEREST

Affiliates of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are lenders under the Bridge Facility and will receive more than five percent of the net proceeds of this offering. Thus, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated have a “conflict of interest” as defined in Rule 5121 of the Conduct Rules of FINRA. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121 of the Conduct Rules, which requires that a “qualified independent underwriter,” as defined under Rule 5121 of the Conduct Rules, participate in the preparation of the prospectus and exercise the usual standards of due diligence in respect thereto. Citigroup Global Markets Inc. is acting as the qualified independent underwriter and will not receive any additional compensation in such capacity. We have agreed to indemnify Citigroup Global Markets Inc. in its capacity as the qualified independent underwriter against liabilities under the Securities Act, or contribute to payments that it may be required to make in that respect. Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated will not confirm sales of the Equity Units to discretionary accounts without the prior written consent of the account holder.

EXPERTS

The consolidated financial statements and schedule of PPL Corporation appearing in PPL Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2010 and the effectiveness of PPL Corporation’s internal control over financial reporting as of December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference which, as to the year 2010, is based in part on the report of PricewaterhouseCoopers LLP, independent accountants. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The audited historical financial statements of E.ON U.S. LLC included in PPL Corporation’s Current Report on Form 8-K dated June 21, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Central Networks included in PPL Corporation’s Current Report on Form 8-K dated April 11, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for PPL Capital Funding and PPL Corporation by Simpson Thacher & Bartlett LLP, New York, New York, and Frederick C. Paine, Esq., Special Counsel of PPL Services Corporation. Certain legal matters in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Simpson Thacher & Bartlett LLP and Davis Polk & Wardwell LLP will rely on the opinion of Mr. Paine as to matters involving the law of the Commonwealth of Pennsylvania. As to matters involving the law of the State of New York, Mr. Paine will rely on the opinion of Simpson Thacher & Bartlett LLP.

PROSPECTUS

PPL Corporation
PPL Capital Funding, Inc.
PPL Energy Supply, LLC
PPL Electric Utilities Corporation
Two North Ninth Street
Allentown, Pennsylvania 18101-1179
(610) 774-5151

PPL Corporation
Common Stock, Preferred Stock,
Stock Purchase Contracts, Stock Purchase Units and Depositary Shares

PPL Capital Funding, Inc.
Debt Securities and Subordinated Debt Securities
Guaranteed by PPL Corporation as described
in a supplement to this prospectus

PPL Energy Supply, LLC
Debt Securities, Subordinated Debt Securities and Preferred Securities

PPL Electric Utilities Corporation
Preferred Stock, Preference Stock, Depositary Shares and Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

We may offer the securities directly or through underwriters or agents. The applicable prospectus supplement will describe the terms of any particular plan of distribution.

Investing in the securities involves certain risks. See “Risk Factors” on page 3.

PPL Corporation’s common stock is listed on the New York Stock Exchange and trades under the symbol “PPL.”

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PPL Corporation, PPL Capital Funding, Inc. (“PPL Capital Funding”), PPL Energy Supply, LLC (“PPL Energy Supply”) and PPL Electric Utilities Corporation (“PPL Electric”) have each filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf process, we may, from time to time, sell combinations of the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement that will contain a description of the securities we will offer and specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

We may use this prospectus to offer from time to time:

•	shares of PPL Corporation Common Stock, par value $.01 per share (“PPL Common Stock”);

•	shares of PPL Corporation Preferred Stock, par value $.01 per share (“PPL Preferred Stock”);

•	contracts or other rights to purchase shares of PPL Common Stock or PPL Preferred Stock (“PPL Stock Purchase Contracts”);

•	stock purchase units, each representing (1) a PPL Stock Purchase Contract and (2) debt securities or preferred trust securities of third parties (such as debt securities or subordinated debt securities of PPL Capital Funding, preferred trust securities of a subsidiary trust or United States Treasury securities) that are pledged to secure the stock purchase unit holders’ obligations to purchase PPL Common Stock or PPL Preferred Stock under the PPL Stock Purchase Contracts (“PPL Stock Purchase Units”);

•	PPL Corporation’s Depositary Shares, issued under a deposit agreement and representing a fractional interest in PPL Preferred Stock;

•	PPL Capital Funding’s unsecured and unsubordinated debt securities (“PPL Capital Funding Debt Securities”);

•	PPL Capital Funding’s unsecured and subordinated debt securities (“PPL Capital Funding Subordinated Debt Securities”);

•	PPL Energy Supply’s unsecured and unsubordinated debt securities;

•	PPL Energy Supply’s unsecured and subordinated debt securities;

•	PPL Energy Supply’s preferred limited liability company membership interests;

•	PPL Electric’s Series Preferred Stock (“PPL Electric Preferred Stock”);

•	PPL Electric’s Preference Stock (“PPL Electric Preference Stock”);

•	PPL Electric’s Depositary Shares, issued under a deposit agreement and representing a fractional interest in PPL Electric Preferred Stock or PPL Electric Preference Stock; and

•	PPL Electric’s senior secured debt securities issued under PPL Electric’s 2001 indenture, as amended (“PPL Electric Secured Debt Securities”), which will be secured by the lien of the 2001 indenture on PPL Electric’s electric distribution and certain transmission properties (subject to certain exceptions to be described in a prospectus supplement).

We sometimes refer to the securities listed above collectively as the “Securities.”

PPL Corporation will fully and unconditionally guarantee the payment of principal, premium and interest on the PPL Capital Funding Debt Securities and PPL Capital Funding Subordinated Debt Securities as will be described in supplements to this prospectus. We sometimes refer to PPL Corporation’s guarantees of PPL Capital Funding Debt Securities as “PPL Guarantees” and PPL Corporation’s guarantees of PPL Capital Funding Subordinated Debt Securities as the “PPL Subordinated Guarantees.”

Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities or guarantees issued by any other registrant, except that information relating to PPL Capital Funding’s Securities is also attributed to PPL Corporation.

As used in this prospectus, the terms “we,” “our” and “us” generally refer to:

•	PPL Corporation with respect to Securities, PPL Guarantees or PPL Subordinated Guarantees issued by PPL Corporation or PPL Capital Funding;

•	PPL Energy Supply with respect to Securities issued by PPL Energy Supply; and

•	PPL Electric, with respect to Securities issued by PPL Electric.

For more detailed information about the Securities, the PPL Guarantees and the PPL Subordinated Guarantees, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

Investing in the Securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the Securities described in the Annual Reports on Form 10-K of PPL Corporation, PPL Energy Supply and PPL Electric, as applicable, for the year ended December 31, 2008, filed with the SEC on February 27, 2009 and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones affecting PPL Corporation, PPL Energy Supply and PPL Electric. The prospectus supplement applicable to each type or series of Securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of Securities we are offering under that prospectus supplement.

FORWARD-LOOKING INFORMATION

Certain statements included or incorporated by reference in this prospectus, including statements concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts, are “forward-looking statements” within the meaning of the federal securities laws. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. These forward-looking statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements. In addition to the specific factors discussed in the “Risk Factors” section in this prospectus and our reports that are incorporated by reference, the following are among the important factors that could cause actual results to differ materially from the forward-looking statements:

•	fuel supply availability;

•	weather conditions affecting generation production, customer energy use and operating costs;

•	operation, availability and operating costs of existing generation facilities;

•	transmission and distribution system conditions and operating costs;

•	collective labor bargaining negotiations;

•	the outcome of litigation against us;

•	potential effects of threatened or actual terrorism or war or other hostilities

•	our commitments and liabilities;

•	market demand and prices for energy, capacity, emission allowances and delivered fuel;

•	competition in retail and wholesale power markets;

•	liquidity of wholesale power markets;

•	defaults by our counterparties under our energy, fuel or other power product contracts;

•	market prices of commodity inputs for ongoing capital expenditures;

•	capital market conditions, including the availability of capital or credit, changes in interest rates, and decisions regarding capital structure;

•	stock price performance of PPL Corporation;

•	the fair value of debt and equity securities and the impact on defined benefit costs and resultant cash funding requirements for defined benefit plans;

•	interest rates and their affect on pension, retiree medical and nuclear decommissioning liabilities;

•	the impact of the current financial and economic downturn;

•	volatility in financial or commodity markets;

•	profitability and liquidity, including access to capital markets and credit facilities;

•	new accounting requirements or new interpretations or applications of existing requirements;

•	securities and credit ratings;

•	foreign currency exchange rates;

•	current and future environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures, emission allowance costs and other expenses;

•	political, regulatory or economic conditions in states, regions or countries where we conduct business;

•	receipt of necessary governmental permits, approvals and rate relief;

•	new state, federal or foreign legislation, including new tax legislation;

•	state, federal and foreign regulatory developments;

•	the impact of any state, federal or foreign investigations applicable to us and the energy industry;

•	the effect of any business or industry restructuring;

•	development of new projects, markets and technologies;

•	performance of new ventures; and

•	asset acquisitions and dispositions.

Any such forward-looking statements should be considered in light of such important factors and in conjunction with other documents we file with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all of such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update the information contained in such statement to reflect subsequent developments or information.

PPL CORPORATION

PPL Corporation, incorporated in 1994 and headquartered in Allentown, Pennsylvania, is an energy and utility holding company. Through its subsidiaries, PPL Corporation generates electricity from power plants in the northeastern and western United States; markets wholesale or retail energy primarily in the northeastern and western portions of the United States and delivers electricity to approximately 4 million customers in Pennsylvania and the United Kingdom.

PPL Corporation’s principal subsidiaries are shown below:

Energy Supply

PPL Corporation, through its indirect, wholly owned subsidiaries, PPL Generation, LLC (“PPL Generation”) and PPL EnergyPlus, LLC (“PPL EnergyPlus”) owns and operates electricity generating power plants and markets this electricity and other purchased power to deregulated wholesale and retail markets. Both of these subsidiaries are direct, wholly owned subsidiaries of PPL Energy Supply. As of December 31, 2008, PPL Corporation owned or controlled, through its subsidiaries, 12,002 megawatts, or MW, of electric power generation capacity and has plans to implement capital projects primarily at certain of its existing generation facilities in Pennsylvania and Montana to provide 148 MW of additional capacity by 2013. See “PPL Energy Supply, LLC” below for more information.

Energy Delivery

PPL Corporation provides energy delivery services in its service territory in Pennsylvania through its regulated public utility subsidiary, PPL Electric, and in the United Kingdom through its subsidiary, PPL Global. PPL Electric delivers electricity to approximately 1.4 million customers in eastern and central Pennsylvania. See “PPL Electric Utilities Corporation” below for more information. Through its subsidiaries, PPL Global delivers electricity to approximately 2.6 million customers in the United Kingdom. PPL Global is a wholly owned subsidiary of PPL Energy Supply, LLC. See “PPL Energy Supply, LLC” below for more information.

PPL Corporation’s subsidiaries, including PPL Energy Supply and PPL Electric, are separate legal entities, and are not liable for the debts of PPL Corporation, and PPL Corporation is not liable for the debts of its subsidiaries (other than under the PPL Guarantees of PPL Capital Funding Debt Securities and PPL Subordinated Guarantees of PPL Capital Funding Subordinated Debt Securities). Neither PPL Energy Supply nor PPL Electric will guarantee or provide other credit or funding support for the Securities to be offered by PPL Corporation pursuant to this prospectus.

PPL CAPITAL FUNDING, INC.

PPL Capital Funding is a Delaware corporation and a wholly owned subsidiary of PPL Corporation. PPL Capital Funding’s primary business is to provide PPL Corporation with financing for its operations. PPL Corporation will fully and unconditionally guarantee the payment of principal, premium and interest on the PPL Capital Funding Debt Securities pursuant to the PPL Guarantees and the PPL Capital Funding Subordinated Debt Securities pursuant to the PPL Subordinated Guarantees, as will be described in supplements to this prospectus.

PPL ENERGY SUPPLY, LLC

PPL Energy Supply, formed in 2000 and headquartered in Allentown, Pennsylvania, is an energy company engaged, through its subsidiaries, in the generation and marketing of power in the northeastern and western power markets of the United States and in the delivery of electricity in the United Kingdom. PPL Energy Supply’s major operating subsidiaries are PPL Generation, PPL EnergyPlus and PPL Global. PPL Energy Supply is an indirect wholly owned subsidiary of PPL Corporation. See “PPL Corporation” above for more information.

Energy Supply: PPL Generation and PPL EnergyPlus

As of December 31, 2008, PPL Energy Supply owned or controlled, through its subsidiaries, 12,002 MW of electric power generation capacity. PPL Generation subsidiaries own and operate power plants in Pennsylvania, Montana, Illinois, Connecticut, New York and Maine. PPL Energy Supply’s generating capacity includes power obtained through PPL EnergyPlus’ tolling or power purchase agreements. In addition, PPL Generation has current plans to implement capital projects at certain of its existing generation facilities primarily in Pennsylvania and Montana to provide 148 MW of additional generating capacity by 2013. PPL Generation’s plants are fueled by uranium, coal, natural gas, oil and water. The electricity from these plants is sold to PPL EnergyPlus under FERC-jurisdictional power purchase agreements.

PPL EnergyPlus markets or brokers the electricity produced by PPL Generation’s subsidiaries, along with purchased power, financial transmission rights, natural gas, oil, emission allowances and renewable energy credits in competitive wholesale and deregulated retail markets. PPL EnergyPlus also provides energy-related products and services, such as engineering and mechanical contracting, construction and maintenance services, to commercial and industrial customers.

International Energy Delivery: PPL Global

PPL Energy Supply provides electricity delivery services in the United Kingdom through its PPL Global subsidiary, which owns Western Power Distribution Holdings Limited and WPD Investment Holdings Limited, which together we refer to as WPD. WPD operates two electric distribution companies in the United Kingdom, serving a total of approximately 2.6 million customers.

Neither PPL Corporation nor any of its subsidiaries or affiliates will guarantee or provide other credit or funding support for the securities to be offered by PPL Energy Supply pursuant to this prospectus.

PPL ELECTRIC UTILITIES CORPORATION

PPL Electric, incorporated in 1920 and headquartered in Allentown, Pennsylvania, is a direct subsidiary of PPL Corporation and a regulated public utility. PPL Electric delivers electricity to approximately 1.4 million customers in eastern and central Pennsylvania. PPL Electric also provides electricity supply as a “provider of last resort,” or “PLR,” to retail customers in that territory that do not choose an alternative electricity provider.

Neither PPL Corporation nor any of its subsidiaries or affiliates will guarantee or provide other credit or funding support for the securities to be offered by PPL Electric pursuant to this prospectus.

The offices of PPL Corporation, PPL Capital Funding, PPL Energy Supply and PPL Electric are located at Two North Ninth Street, Allentown, Pennsylvania 18101-1179, and they can be contacted through telephone number (610) 774-5151.

The information above concerning PPL Corporation, PPL Capital Funding, PPL Energy Supply and PPL Electric and, if applicable, their respective subsidiaries is only a summary and does not purport to be comprehensive. For additional information about these companies, including certain assumptions, risks and uncertainties involved in the forward-looking statements contained or incorporated by reference in this prospectus, you should refer to the information described in “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, the net proceeds from the sale of the PPL Capital Funding Debt Securities and the PPL Capital Funding Subordinated Debt Securities will be loaned to PPL Corporation and/or its subsidiaries. PPL Corporation and/or its subsidiaries are expected to use the proceeds of such loans, and the proceeds of the other Securities issued by PPL Corporation, for general corporate purposes, including repayment of debt. Except as otherwise described in a prospectus supplement, each of PPL Energy Supply and PPL Electric is expected to use the proceeds of the Securities it issues for general corporate purposes, including repayment of debt.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS

PPL Corporation

The following table sets forth PPL Corporation’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Twelve Months
	Ended December 31,
	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends(a)	3.3	3.0	2.9	2.4	2.5

(a)	In calculating the earnings component, earnings exclude income taxes, minority interest, dividends on preferred securities of a subsidiary, discontinued operations and the cumulative effects of changes in accounting principles. See PPL Corporation’s reports on file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as described under “Where You Can Find More Information” for more information. PPL Corporation had no preferred securities outstanding during the periods indicated; therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

PPL Energy Supply

The following table sets forth PPL Energy Supply’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred securities dividends for the periods indicated:

	Twelve Months
	Ended December 31,
	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred securities dividends(a)	3.7	3.7	3.5	3.0	3.9

(a)	In calculating the earnings component, earnings exclude income taxes, minority interest, discontinued operations and the cumulative effects of changes in accounting principles. See PPL Energy Supply’s reports on file with the SEC pursuant to the Exchange Act as described under “Where You Can Find More

Information” for more information. PPL Energy Supply had no preferred securities outstanding during the periods indicated; therefore, the ratio of earnings to combined fixed charges and preferred securities dividends is the same as the ratio of earnings to fixed charges.

PPL Electric

The following table sets forth PPL Electric’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Twelve Months
	Ended December 31,
	2008	2007	2006	2005	2004

Ratio of earnings to fixed charges(a)	3.4	2.7	2.9	2.1	1.4
Ratio of earnings to combined fixed charges and preferred stock dividends(a)	2.7	2.3	2.5	2.1	1.4

(a)	In calculating the earnings component, earnings reflect income before income taxes. See PPL Electric’s reports on file with the SEC pursuant to the Exchange Act as described under “Where You Can Find More Information” for more information.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

PPL Corporation, PPL Energy Supply and PPL Electric each file reports and other information with the SEC. You may obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

PPL Corporation’s Internet Web site is www.pplweb.com. On the Investor Center page of that Web site PPL Corporation provides access to all SEC filings of PPL Corporation, PPL Energy Supply and PPL Electric free of charge, as soon as reasonably practicable after filing with the SEC. The information at PPL Corporation’s Internet Web site is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus. Additionally, PPL Corporation’s, PPL Energy Supply’s and PPL Electric’s filings are available at the SEC’s Internet Web site (www.sec.gov).

PPL Corporation Common Stock is listed on the New York Stock Exchange (“NYSE”) (symbol: PPL), and reports, proxy statements and other information concerning PPL Corporation can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

Certain securities of PPL Energy Supply and PPL Electric are also listed on the NYSE and certain information concerning PPL Energy Supply and PPL Electric may be inspected at the NYSE offices in New York.

In addition, reports, proxy statements and other information concerning PPL Corporation, PPL Energy Supply and PPL Electric can be inspected at their offices at Two North Ninth Street, Allentown, Pennsylvania 18101-1179.

Incorporation by Reference

Each of PPL Corporation, PPL Energy Supply and PPL Electric will “incorporate by reference” information into this prospectus by disclosing important information to you by referring you to another document that it files separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about the registrants.

PPL Corporation

SEC Filings (File No. 1-11459)	Period/Date

Annual Report on Form 10-K	Year ended December 31, 2008
Current Reports on Form 8-K	Filed on January 12, 2009, January 28, 2009, February 18, 2009, February 24, 2009, March 4, 2009 and March 17, 2009
PPL Corporation’s Registration Statement on Form 8-B	Filed on April 27, 1995
PPL Corporation’s 2008 Notice of Annual Meeting and Proxy Statement	Filed on March 18, 2008

PPL Energy Supply

SEC Filings (File No. 1-32944)	Period/Date

Annual Report on Form 10-K	Year ended December 31, 2008
Current Reports on Form 8-K	Filed on February 18, 2009, February 24, 2009, March 4, 2009 and March 17, 2009

PPL Electric

SEC Filings (File No. 1-905)	Period/Date

Annual Report on Form 10-K	Year ended December 31, 2008
Current Reports on Form 8-K	Filed on January 28, 2009 and February 24, 2009

Additional documents that PPL Corporation, PPL Energy Supply and PPL Electric file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the Securities are also incorporated herein by reference. In addition, any additional documents that PPL Corporation, PPL Energy Supply or PPL Electric file with the SEC pursuant to these sections of the Exchange Act after the date of the filing of the registration statement containing this prospectus, and prior to the effectiveness of the registration statement are also incorporated herein by reference.

Each of PPL Corporation, PPL Energy Supply and PPL Electric will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any and all of its filings with the SEC. You may request a copy of these filings by writing or telephoning the appropriate registrant at:

Two North Ninth Street
Allentown, Pennsylvania 18101-1179
Attention: Investor Services Department
Telephone: 1-800-345-3085

No separate financial statements of PPL Capital Funding are included herein or incorporated herein by reference. PPL Corporation and PPL Capital Funding do not consider those financial statements to be material to holders of the PPL Capital Funding Debt Securities or PPL Capital Funding Subordinated Debt Securities because (1) PPL Capital Funding is a wholly owned subsidiary that was formed for the primary purpose of providing financing for PPL Corporation and its subsidiaries, (2) PPL Capital Funding does not currently engage in any independent operations and (3) PPL Capital Funding does not currently plan to engage, in the future, in more than minimal independent operations. See “PPL Capital Funding.” PPL Capital Funding has received a “no action” letter from the Staff of the SEC stating that the Staff would not raise any objection if PPL Capital Funding does not file periodic reports under Sections 13 and 15(d) of the Exchange Act. Accordingly, PPL Corporation and PPL Capital Funding do not expect PPL Capital Funding to file those reports.

EXPERTS

The consolidated financial statements of PPL Corporation, PPL Energy Supply, LLC and PPL Electric Utilities Corporation (the “Companies”) appearing in the Companies’ Annual Reports (Form 10-K) for the year ended December 31, 2008 and the effectiveness of PPL Corporation’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

VALIDITY OF THE SECURITIES AND THE PPL GUARANTEES

Dewey & LeBoeuf LLP, New York, New York or Simpson Thacher & Bartlett LLP, New York, New York and Michael A. McGrail, Esq., Deputy General Counsel of PPL Services Corporation, will pass upon the validity of the Securities, the PPL Guarantees and the PPL Subordinated Guarantees for PPL Corporation, PPL Capital Funding, PPL Energy Supply and PPL Electric. Sullivan & Cromwell LLP, New York, New York, will pass upon the validity of the Securities, the PPL Guarantees and the PPL Subordinated Guarantees for any underwriters or agents. Dewey & LeBoeuf LLP, Simpson Thacher & Bartlett LLP and Sullivan & Cromwell LLP will rely on the opinion of Mr. McGrail as to matters involving the law of the Commonwealth of Pennsylvania. As to matters involving the law of the State of New York, Mr. McGrail will rely on the opinion of Dewey & LeBoeuf LLP or Simpson Thacher & Bartlett LLP, as applicable.